                                                                  EXECUTION COPY

                RESTRUCTURING, TRANSFER AND SEPARATION AGREEMENT,

                          dated as of October 27, 1998

                                  by and among

                                   CONOCO INC.

                    (FORMERLY KNOWN AS CONOCO ENERGY COMPANY)

                                       and

                       E.I. DU PONT DE NEMOURS AND COMPANY
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                                TABLE OF CONTENTS

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                              ARTICLE I DEFINITIONS
                  Section 1.1  General..............................................................2

                ARTICLE II RESTRUCTURING AND RELATED TRANSACTIONS
                  Section 2.1  The Restructuring...................................................24
                  Section 2.2  Transfers of Assets.................................................25
                  Section 2.3  Methods of Transfer and Assumption..................................26
                  Section 2.4  Organization of Registrant; Execution of Related
                                Agreements.........................................................28
                  Section 2.5  The Intercompany Notes..............................................29
                  Section 2.6  Registration of Conoco Shares.......................................32

                ARTICLE III ASSUMPTION AND RETENTION OF LIABILITIES
                  Section 3.1  Assumed Liabilities.................................................34
                  Section 3.2  Retained Liabilities................................................34
                  Section 3.3  Construction of Agreements..........................................34

                ARTICLE IV CERTAIN RESTRUCTURING DEFINITIONS
                  Section 4.1  Assumed Liabilities.................................................35
                  Section 4.2  Retained Liabilities................................................37
                  Section 4.3  Transferred Assets..................................................39
                  Section 4.4  Excluded Assets.....................................................39
                  Section 4.5  Shared Contracts....................................................39

                ARTICLE V CORPORATE GOVERNANCE AND CERTAIN FINANCIAL REPORTING
                               AND OTHER MATTERS
                  Section 5.1  Rights Plan Amendments..............................................40
                  Section 5.2  Charter/bylaw Amendments............................................40
                  Section 5.3  Conoco Board Representation.........................................41
                  Section 5.4  Committees..........................................................43
                  Section 5.5  Accounting Principles...............................................44
                  Section 5.6  Tax Free Spin-Off...................................................45
                  Section 5.7  Survival of Rights..................................................46

                ARTICLE VI SURVIVAL, INDEMNIFICATION, CLAIMS
                               AND OTHER MATTERS
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                  Section 6.1  Survival of Agreements..............................................46
                  Section 6.2  Indemnification.....................................................47
                  Section 6.3  Procedure for Indemnification.......................................51
                  Section 6.4  Other Claims for Indemnification....................................55
                  Section 6.5  Contribution........................................................55
                  Section 6.6  No Beneficiaries....................................................56
                  Section 6.7  Indemnification of Directors and Officers...........................56

                ARTICLE VII CERTAIN ADDITIONAL MATTERS
                  Section 7.0  Post-Closing Transactions...........................................56
                  Section 7.1  Non Assignment, Further Assurances..................................57
                  Section 7.2  Delayed Companies; Interim Period...................................61
                  Section 7.3  Notice of Separation................................................65
                  Section 7.4  Resignations........................................................65
                  Section 7.5  Other Agreements....................................................65
                  Section 7.6  Payment of Separation Expenses......................................65
                  Section 7.7  Signs; Use of Company Name..........................................66
                  Section 7.8  Products, Supplies and Documents....................................67
                  Section 7.9  Plant Closings and Layoffs..........................................67
                  Section 7.10  Litigation.........................................................67
                  Section 7.11  No Restrictions on Post-Closing Competitive Activities;
                                 Corporate Opportunities...........................................68
                  Section 7.12  Intellectual Property..............................................70

                ARTICLE VIII ACCESS TO INFORMATION AND SERVICES
                  Section 8.1  Provision of Corporate Records......................................71
                  Section 8.2  Access to Information...............................................72
                  Section 8.3  Production of Witnesses and Individuals.............................73
                  Section 8.4  Retention of Records................................................73
                  Section 8.5  Confidentiality.....................................................74
                  Section 8.6  Privileged Matters..................................................76
                  Section 8.7  Mail and Other Communications.......................................78

                ARTICLE IX INTERCOMPANY BUSINESS RELATIONSHIPS
                  Section 9.1  Cash Management; Settlement of Intercompany Accounts................79
                  Section 9.2  Letters of Credit...................................................82
                  Section 9.3  Guarantee Obligations...............................................83
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                  Section 9.4  Settlements for Cash Collections and Disbursements
                                After the Cash Settlement Date.....................................84
                  Section 9.5  Termination of Intercompany Agreements..............................85
                  Section 9.6  DuPont Hungary Loan.  ..............................................86

                ARTICLE X INSURANCE
                  Section 10.1  General............................................................86
                  Section 10.2  Excess Liability Policies..........................................86
                  Section 10.3  Transfer of Existing Policies......................................86
                  Section 10.4  Director's and Officer's Insurance.................................88
                  Section 10.5  Conoco Liability Policies..........................................88
                  Section 10.6  Insurance and Indemnities..........................................89

                ARTICLE XI ENVIRONMENTAL MATTERS
                  Section 11.1  Certain Article XI Definitions.....................................89
                  Section 11.2  Conoco Environmental Liabilities...................................90
                  Section 11.3  DuPont Environmental Liabilities...................................91
                  Section 11.4  Other Environmental................................................92
                  Section 11.5  Damages, Awards, Etc...............................................92
                  Section 11.6  Remediation........................................................92
                  Section 11.7  Exclusive Remedy/Indemnification...................................93

                ARTICLE XII CONDITION TO CONSUMMATION OF DISTRIBUTION; TERMINATION
                  Section 12.1  Condition..........................................................93
                  Section 12.2  Termination........................................................93

                ARTICLE XIII DISPUTE RESOLUTION
                  Section 13.1  Mediation..........................................................94
                  Section 13.2  Initiation.........................................................94
                  Section 13.3  Submission to Mediation............................................94
                  Section 13.4  Provisional Remedies...............................................94

                ARTICLE XIV MISCELLANEOUS
                  Section 14.1  Complete Agreement.................................................95
                  Section 14.2  Allocation of Costs and Expenses...................................95
                  Section 14.3  Governing Law......................................................95
                  Section 14.4  Jurisdiction; Forum................................................95
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                  Section 14.5  Notices............................................................96
                  Section 14.6  Amendment and Modification.........................................97
                  Section 14.7  Successors and Assigns.............................................97
                  Section 14.8  No Third Party Beneficiaries.......................................97
                  Section 14.9  Counterparts.......................................................97
                  Section 14.10  Interpretation....................................................98
                  Section 14.11  Annexes, Etc......................................................98
                  Section 14.12  Legal Enforceability..............................................98
                  Section 14.13  Texas Deceptive Trade Practices Act...............................98
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                                    EXHIBITS

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Exhibit A                  Certificate of Incorporation
Exhibit B                  By-Laws
Exhibit C                  Shareholders Rights Plan
Exhibit D                  Note of Conoco Inc., dated July 20, 1998 and
                           Conoco Guarantee
Exhibit E                  Employee Matters Agreement
Exhibit F                  Transitional Services Agreement
Exhibit G                  Tax Sharing Agreement
Exhibit H                  Natural Gas Supply Agreement
Exhibit I                  Information Services Agreements
Exhibit J                  Motor Carrier Contract
Exhibit K                  Registration Rights Agreement
Exhibit L                  Form of Employee Benefits Note
Exhibit M                  Mont Belvieu Agreements

                                    SCHEDULES

Schedule 1(a)              Mixed-Use Subsidiaries
Schedule 1(b)              Transferred Business Companies
Schedule 1(c)              Construction Fleet
Schedule 4.4               Excluded Assets
Schedule 6.2               Registration Statement
Schedule 7.2               Delayed Companies
Schedule 7.10(a)           Conoco Actions
Schedule 7.10(b)           DuPont Actions
Schedule 9.3               DuPont Guarantees
Schedule 9.5               Intercompany Agreements
Schedule 10.5              Named Insured
Schedule 11.1(a)           Transferred Environmental Assets
Schedule 11.1(b)           Retained Environmental Assets
Schedule 11.2(d)           Conoco Liabilities for Environmental Claims
Schedule 11.3(d)           DuPont Liabilities for Environmental Claims
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
                RESTRUCTURING, TRANSFER AND SEPARATION AGREEMENT

                  RESTRUCTURING, TRANSFER AND SEPARATION AGREEMENT (this "Agreement"), dated as of October 27, 1998, by and between E.I. du Pont de Nemours and Company, a Delaware corporation ("DuPont") and Conoco Inc. (formerly known as Conoco Energy Company), a Delaware corporation ("Conoco").

                  WHEREAS, in addition to its chemicals, life sciences, fibers, polymers, and other materials businesses, DuPont has been engaged through Conoco and its various predecessor companies and their various Subsidiaries (as defined herein) and divisions in exploring for, developing, producing, refining, transporting, marketing and distributing oil and gas and associated by-products in connection with the Transferred Business (as defined herein);

                  WHEREAS, Conoco, Conoco Inc. (formerly known as Continental Oil Company), a Delaware corporation ("CI") and their various predecessor companies and their various Subsidiaries and divisions have been engaged in various businesses, primarily exploring for, developing, producing, refining, transporting, marketing and distributing oil and gas and associated by-products and the manufacture, sale and distribution of chemicals;

                  WHEREAS, the Board of Directors of DuPont has determined that it is in the best interests of DuPont and its stockholders for Conoco to offer shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of Conoco for sale to the public pursuant to an initial public offering ("IPO") and in connection therewith for DuPont and Conoco to separate their respective businesses so that from and after the Effective Date the Transferred Business will be held by Conoco and its Subsidiaries and divisions (the "Separation");

                  WHEREAS, as set forth herein and subject to the terms and conditions hereof, DuPont wishes to transfer and assign to Conoco, and to cause its Subsidiaries to transfer and assign to Conoco, the assets of the various divisions, and the stock and other equity securities representing Conoco's ownership interest in various Subsidiaries and other entities in and through which the Transferred Business is conducted, in exchange for the assumption by Conoco or one or more of the Transferred Business Companies (as defined herein) of the liabilities and obligations relating to the Conoco Business;

                  WHEREAS, DuPont and Conoco have determined that it is necessary and desirable to set forth the principal transactions required to effect the Restructuring (as defined herein) and the Separation and to set forth other agreements that will govern certain other matters in connection with the Restructuring and the Separation.

                  NOW, THEREFORE, in consideration of the premises or promises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 General. As used in this Agreement, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  Action: shall mean any action, claim, suit, arbitration, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any Governmental Authority or arbitration tribunal.

                  AEP Proposed Joint Ventures: shall mean the proposed joint ventures described in the letter of intent, dated October 2, 1997 among AEP Resources, Inc., CI and DuPont.

                  Affiliate: shall mean, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Agreement:  shall have the meaning set forth in the recitals.

                  Agrico Inc.: shall mean American Agricultural Chemical Company, a Delaware corporation.

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                  Appropriate Conoco Subsidiary: shall have the meaning set
forth in Section 6.2(b).

                  Appropriate Retained Subsidiary: shall have the meaning set forth in Section 6.2(a).

                  Asset: shall mean, with respect to any Person, any and all of such Person's title and ownership interest in and to all properties, assets, claims, Contracts and businesses of every kind, character and description, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, including, without limitation, the following: (i) all cash, cash equivalents, notes and accounts receivable (whether current or non-current); (ii) all certificates of deposit, banker's acceptances and other investment securities; (iii) all real properties, including pipelines, refineries, plants, buildings and other structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto; (iv) all leasehold improvements and all machinery, equipment (including all transportation and office equipment), fixtures, trade fixtures and furniture; (v) all office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind;
(vi) all capital stock, partnership interests and other equity or ownership interests or rights, directly or indirectly, in any Subsidiary or other entity;
(vii) all raw materials, work-in-process, finished goods, consigned goods and other inventories; (viii) all registered and unregistered trademarks, service marks, service names, trade styles and trade names (including, without limitation, trade dress and other names, marks and slogans) and all associated goodwill; all statutory, common law and registered copyrights; all patents; all applications for any of the foregoing together with all rights to use all of the foregoing and all other rights in, to, and under the foregoing; all know-how, inventions, discoveries, improvements, processes, formulae (secret or otherwise), specifications, trade secrets, whether patentable or not, licenses and other similar agreements, confidential information, and all drawings, records, books or other indicia, however evidenced, of the foregoing; (ix) all rights existing under all Contracts; (x) all rights (including ownership rights or rights arising under Contracts) existing, relating to all computer hardware, software, computer programs, systems and documentation relating thereto; all databases and reference and resource materials; (xi) all prepayments, deposits, performance bonds or prepaid expenses and deferred tax accounts to the extent they constitute an asset and not a liability of such party; (xii) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind; (xiii) all customer lists and records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers and agents, and all books,

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ledgers, files and business records of every kind; (xiv) all advertising materials and all other printed or written materials, including purchase orders, forms, labels, shipping materials, catalogues, sales brochures, operating manuals, and instructional documents; (xv) all permits, licenses, approvals and authorizations, to the extent transferable, of Governmental Authorities or third parties relating to the ownership, possession or operation of the Assets; (xvi) all goodwill as a going concern and all other intangible properties; (xvii) all employee contracts, including, without limitation, the right thereunder to restrict an employee from competing in certain respects; and (xviii) all trucks, automobiles, railcars and other vehicles, and all vessels, tankers and barges.

                  Assumed Liabilities: shall have the meaning set forth in
Section 4.1.

                  Audit: shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial.

                  Cain Chemical: shall mean Cain Chemical Inc., a Delaware corporation.

                  Cash Settlement Date: shall have the meaning set forth in
Section 9.1(a).

                  Charter Amendment: shall have the meaning set forth in Section 5.6(b).

                  Christiana: shall mean Christiana Insurance Limited, a Bermuda corporation.

                  CI: shall have the meaning set forth in the recitals.

                  Class A Common Stock: shall have the meaning set forth in the recitals.

                  Class B Common Stock: shall mean Class B Common Stock, par value $.01 per share, of Conoco.

                  Code: shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

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                  Combined Limit Losses: shall have the meaning set forth in
Section 10.2.

                  Confidential Business Information: shall have the meaning set forth in Section 8.5(a)(iii).

                  Confidential Information: shall have the meaning set forth in
Section 8.5(a)(i)

                  Confidential Operational Information: shall have the meaning set forth in Section 8.5(a)(ii).

                  Conoco:  shall have the meaning set forth in the recitals.

                  Conoco Action: shall have the meaning set forth in Section
7.10.

                  Conoco Board:  shall mean the Board of Directors of Conoco.

                  Conoco Books and Records: shall mean the books and records of DuPont and its Subsidiaries (or true and complete copies thereof), including all computerized books and records owned by DuPont and its Subsidiaries, to the extent they primarily relate to the Transferred Business or the Transferred Assets, including, but not limited to, the minute books, corporate charters and by-laws or comparable constitutive documents, records of share issuances, and related corporate records of the Transferred Business Companies, all such books and records primarily relating to Transferred Employees, the purchase of materials, supplies and services, the manufacture and sale of products by the Transferred Business or dealings with customers of the Transferred Business and all files primarily relating to any Action the Liability with respect to which is included in Assumed Liabilities, except that no portion of the books and records of DuPont or the Retained Subsidiaries containing minutes of meetings of any board of directors of any of them shall be included. Notwithstanding the foregoing, "Conoco Books and Records" shall not include any Tax Returns or other information, documents or materials relating to Taxes.

                  Conoco Business: shall mean the businesses in which, and the activities as to which, the Conoco Group or any member thereof was formerly or is currently engaged (including exploring for, producing, developing, refining, transporting, marketing and distributing oil and gas and associated by-products thereof, any chemical business or activities and any other business or activities), and the

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business and activities which were formerly or are currently conducted by any of such entities, businesses or divisions through use or ownership of the Transferred Assets or any other Assets of the Conoco Group, including, but not limited to, (i) the Transferred Business, (ii) the business and activities formerly conducted by Conoco's chemicals division (including, but not limited to, operations sold to Vista Chemical) and all activities conducted by DuPont or any of its Subsidiaries in connection therewith or related thereto, (iii) the operations of Agrico Inc., (iv) exploring for, producing, developing, refining, transporting, marketing and distributing oil and gas and associated by-products thereof by DuPont or any of its Subsidiaries for the benefit of the Conoco Group or any member thereof, including the business and activities of DuPont France and DuPont Italy (v) the business and activities conducted through, and ownership of, CI's interest in the Pocahontas Partnership, (vi) the activities and operations of DuPont, any of its Subsidiaries and any of their employees (including, but not limited to, the activities and operations of Sentinel and DERS) to the extent performed for or on behalf of the Conoco Business on or before the Effective Date (as defined without giving effect to this clause (vi)) and (vii) the actions and activities of Conoco and the Transferred Business Companies in connection with the AEP Proposed Joint Ventures. The "Conoco Business" specifically excludes (i) the business and activities which were formerly or are currently conducted by CONSOL Energy and its controlled affiliates and joint ventures in which it is a participant and Pitt-Consol
(other than through CI's interest in the Pocahontas Partnership), (ii) the businesses sold to Cain Chemical, including the operations at Matagorda and Chocolate Bayou, Texas, (iii) the businesses and activities of DuPont
Netherlands and (iv) the businesses and activities of Sentinel except as provided in clause (vi) above.

                  Conoco Environmental Liabilities: shall have the meaning set forth in Section 11.2.

                  Conoco Group: shall mean collectively, Conoco, CI, and the other Transferred Business Companies, any of their predecessor companies or businesses or any of their Subsidiaries, business units or divisions.

                  Conoco Guarantee: shall mean the guarantee by Conoco, dated as of July 24, 1998, of CI's obligations under the Note, dated July 20, 1998 and attached hereto as part of Exhibit D.

                  Conoco Master Note: shall mean the promissory notes evidencing indebtedness of CI to DuPont under the DuPont Master Note Agreement.

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
                  Conoco Party: shall have the meaning set forth in Section 6.2(a).

                  Conoco Patents: shall mean (a) all U.S. and foreign patents, patent applications and patent disclosures (including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing) owned by or under obligation of assignment to Conoco or any Transferred Business Company or with respect to which Conoco or any Transferred Business Company has the power to grant an immunity from suit for infringement, (b) all U.S. and foreign patents, patent applications and patent disclosures (including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing) granted after the Effective Date by the applicable Governmental Authorities based on all applications owned by or under obligation of assignment to Conoco or any Transferred Business Company or with respect to which Conoco or any Transferred Business Company has the power to grant an immunity from suit for infringement, (c) all U.S. and foreign patent, patent application, and patent disclosure (including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing) rights which are owned by or under obligation of assignment to Conoco or any Transferred Business Company resulting from Joint Invention Conceptions documented in invention disclosures as of the Effective Date, and (d) the patent for gas-to-liquids technology, to the extent not otherwise owned by Conoco or one of the Transferred Business Companies at the Effective Date.

                  Conoco Payables: shall have the meaning set forth in Section 9.1(b).

                  Conoco Rights Plan: shall have the meaning set forth in
Section 2.4(a).

                  CONSOL Energy: shall mean CONSOL Energy Inc., a Delaware corporation.

                  Construction Fleet: shall mean the vehicles, Equipment and machinery utilized in construction which are owned by DuPont or a Retained Subsidiary and which, in whole or in part, from time to time, are used in the Transferred Business or operated by employees of Conoco or a Transferred Business Company, including but not limited to the items set forth on Schedule 1(c).

                  Contract: shall mean any contract, agreement, lease, Equipment lease, license, sales order, purchase order, instrument or other commitment or arrangement

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
that is binding on any Person or entity or any part of its property under applicable Law.

                  Conveyancing and Assumption Instruments: shall mean collectively, the various bills of sale, undertakings and other agreements, instruments and other documents to be entered into in order to effect the Restructuring, and the transfer of Assets and the assumption of Liabilities in the manner contemplated by Section 2.3.

                  Danube: shall mean Danube Insurance Limited.

                  DCEO: shall mean Du Pont Chemical and Energy Operations, Inc., a Delaware corporation.

                  DEC: shall mean Du Pont Energy Company, a Delaware corporation.

                  Delayed Company: shall have the meaning set forth in Section 7.2(a).

                  DERS: shall mean DuPont Environmental Remediation Services, Inc., a Delaware corporation.

                  Dispute: shall have the meaning set forth in Section 13.1.

                  DuPont: shall have the meaning set forth in the recitals.

                  DuPont Action: shall have the meaning set forth in Section
7.10.

                  DuPont Board: shall mean the Board of Directors of DuPont.

                  DuPont Books and Records: shall mean the books and records (or true and complete copies thereof), including all computerized books and records, minute books, corporate charters and by-laws or comparable constitutive documents, records of share issuances and related corporate records of or owned by DuPont and its Subsidiaries (including Conoco and the Transferred Business Companies) other than the Conoco Books and Records. Notwithstanding the foregoing, "DuPont Books and Records" shall not include any Tax Returns or other information, documents or materials relating to Taxes.

                  DuPont Business: shall mean the businesses in which, and the activities as to which, DuPont and its Subsidiaries, including Conoco and the

Transferred Business Companies, have been formerly or are currently engaged, but excluding the Conoco Business.

                  DuPont Designees: shall have the meaning set forth in Section 5.3(b).

                  DuPont Environmental Liability: shall have the meaning set forth in Section 11.3.

                  DuPont France:  shall mean Du Pont de Nemours (France) S.A.

                  DuPont Guarantee Amount: shall mean as of the Effective Date $1,610,390,718, and thereafter, such amount as adjusted from time to time in the good faith judgment of the Chief Financial Officer or the Treasurer of DuPont, after consultation with, and effective upon written notice to, Conoco, to reflect any increase or decrease in financial exposure of DuPont under the DuPont Guarantees, the termination of DuPont Guarantees or the removal or replacement of DuPont's obligations under the DuPont Guarantees; provided that the DuPont Guarantee Amount shall not be initially adjusted until the amount of any such increase or decrease exceeds $50 million, and then adjusted to the full extent of such amount, and thereafter, the DuPont Guarantee Amount shall only be further adjusted when the amount of any additional increase or decrease is equal to or greater than $50 million, or in the case of a decrease which reduces the DuPont Guarantee Amount to zero.

                  DuPont Guarantee Fee: shall have the meaning set forth in
Section 9.3(b).

                  DuPont Guarantees: shall have the meaning set forth in Section 9.3(a).

                  DuPont Hungary: shall mean DuPont Conoco Hungary Kft., a Hungarian corporation.

                  DuPont Hungary Loan: shall mean the amounts owed as of the date hereof by DuPont Hungary to DuPont Engineering Products S.A.

                  DuPont Italy: shall mean, collectively, Du Pont de Nemours Italiana S.p.A. and Du Pont Conid S.p.A.

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
                  DuPont Master Note Agreement: shall mean the Note Agreement between DuPont and CI, dated as of October 2, 1989, as the same may be amended from time to time.

                  DuPont Master Note: shall mean promissory notes evidencing indebtedness of DuPont under the DuPont Master Note Agreement.

                  DuPont Netherlands: shall mean DuPont de Nemours (Nederland) B.V. and its Subsidiaries (other than Conoco CS Spol. s.r.o.)

                  DuPont Party: shall have the meaning set forth in Section 6.2(b).

                  DuPont Patents: shall mean (a) all U.S. and foreign patents, patent applications and patent disclosures (including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing) owned by or under obligation of assignment to DuPont or any Retained Subsidiary or with respect to which DuPont or any Retained Subsidiary has the power to grant an immunity from suit for infringement, (b) all U.S. and foreign patents, patent applications and patent disclosures (including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing) granted after the Effective Date by the applicable Governmental Authorities based on all applications owned by or under obligations of assignment to DuPont or any Retained Subsidiary or with respect to which DuPont or any Retained Subsidiary has the power to grant an immunity from suit for infringement, and (c) all U.S. and foreign patent, patent application and patent disclosure (including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing) rights which are owned by or under obligation of assignment to DuPont or any Retained Subsidiary resulting from Joint Invention Conceptions documented in invention disclosures as of the Effective Date.

                  DuPont Payables: shall have the meaning set forth in Section 9.1(b).

                  DuPont Transferred Assets: shall mean (i) any and all Assets owned by a Mixed-Use Subsidiary that are not primarily used in the Transferred Business and (ii) the stock of any Subsidiary owned by a Transferred Business Company, which Subsidiary, after giving effect to the transfer, if any, of Transferred Assets, would only be engaged in the Retained Business.

                  DTPA:  shall have the meaning set forth in Section 14.13.

                  Effective Date: shall mean the close of business on the date on which the first closing of the IPO occurs.

                  Effective Time: shall mean the time on the Effective Date on which the first closing of the IPO occurs.

                  Employee Benefits Adjustment Amount: shall have the meaning set forth in Section 2.5(c)

                  Employee Benefits Note: shall have the meaning set forth in
Section 2.5(c).

                  Employee Matters Agreement: shall mean the Employee Matters Agreement between DuPont and Conoco dated the date hereof, substantially in the form of Exhibit E hereto.

                  Environment: shall mean any surface water, groundwater, drinking water supply, land surface or subsurface strata, or ambient air.

                  Environmental Claim: shall mean any third party action, lawsuit, claim or proceeding which seeks to impose Liability or injunctive relief for (i) noise, (ii) pollution or protection of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation, or (iv) damages to persons, property or natural resources resulting from a Release into the Environment of any Hazardous Substances.

                  Environmental Permit: shall mean any permit, license, approval or other authorization under any applicable Law, regulation and other requirement of any Governmental Authority relating to pollution or protection of the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

                  Equipment: shall mean all equipment, fixtures, physical facilities, tank batteries, surface and subsurface machinery, inventory, spare parts, supplies, tools and other tangible personal property, including, without limitation, casing, tubing, tubular goods, rods, pumping units and engines, derricks, platforms, separators, compressors, gathering lines, flow lines, tanks, and communication systems and equipment.

                  Excess Director Number: shall have the meaning set forth in
Section 5.3(d).

                  Excess Proceeds: shall have the meaning set forth in Section 2.5(b).

                  Excluded Assets: shall have the meaning set forth in Section 4.4.

                  Final Determination: shall mean the final resolution of any Tax (or other Tax matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations, or recovering any refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (3) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions, (4) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or (5) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset).

                  GAAP: shall mean generally accepted accounting principles of the United States as in effect from time to time.

                  Governmental Authority: shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, agency, commission or court, whether domestic or foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

                  Hazardous Substance: shall mean any substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a "hazardous substance", "hazardous waste", "solid waste", "oils", "pollutants", or "contaminants" or otherwise classified as hazardous or toxic, in or pursuant to any Requirements of Environmental Law; or which is or contains asbestos, any polychlorinated biphenyls, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons.

                  Income Tax: shall mean (a) any Tax based upon, measured by, or calculated with respect to (1) net income or profits (including, without limitation, any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (2) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (1) above, or (b) any United States state or local franchise Tax.

                  Indebtedness: of any Person shall mean, (a) all obligations of such Person for borrowed money, including any Indebtedness under the Note or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others which in the aggregate exceed Two Billion Dollars ($2,000,000,000), (h) all capital lease obligations of such Person, and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding (1) industrial revenue bonds, (2) operating leases, (3) in the case of CI, the Revolving Credit Facility and (4) daily cash overdrafts associated with routine cash operations.

                  Indemnifiable Loss Deduction: shall have the meaning set forth in Section 6.2(e)(i).

                  Indemnifying Party: shall mean any party who is required to pay any other person pursuant to this Agreement.

                  Indemnitee: shall mean any party who is entitled to receive payment from an Indemnifying Party pursuant to this Agreement.

                  Indemnity Payment: shall mean the amount an Indemnifying Party is required to pay to (or for the benefit of) an Indemnitee pursuant to this Agreement.

                  Information: shall have the meaning set forth in Section 8.2.

                  Information Services Agreements: shall mean collectively, the Information Systems and Telecommunications Carrier Transitional Services Agreement, the Information Systems Transitional Services Agreement, the Information Systems Side Letter Agreement, the Lease Agreement for office and data center space located in Ponca City, Oklahoma and the Lease Agreement for office and data center space located in Houston, Texas all of which are between DuPont and Conoco, dated as of the date hereof substantially in the form of
Exhibit I hereto.

                  Intercompany Accounts: shall have the meaning set forth in
Section 9.1(d).

                  Intercompany Agreement: shall mean any Contract between any entities included within the Retained Business (including, without limitation, DuPont and the Retained Subsidiaries), on the one hand, and any entities included within the Transferred Business (including, without limitation, Conoco and the Transferred Business Companies), on the other hand, entered into prior to the Effective Date.

                  Intercompany Loan: shall have the meaning set forth in Section 2.5(a).

                  Interim Period: shall have the meaning set forth in Section 7.2(a).

                  IPO: shall have the meaning set forth in the recitals.

                  IPO Excess: shall have the meaning set forth in Section
2.5(b).

                  IRS: shall mean the Internal Revenue Service or any successor agency or authority.

                  Joint Invention Conceptions: shall mean, with respect to patents, invention conceptions jointly developed by (a) DuPont and/or any Retained Subsidiary and (b) Conoco and/or any Transferred Business Company.

                  Law: shall mean any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree of any Governmental Authority.

                  Liabilities: shall mean any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any law, rule, regulation, Action, order, injunction or consent decree of any Governmental Authority or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                  Losses: shall mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an Indemnified Party).

                  Mixed-Use Subsidiaries: shall mean those corporations, partnerships, joint ventures, or other entities set forth on Schedule 1(a).

                  Mont Belvieu Agreements: shall mean the Pipeline Operation Agreement, the Ethane Storage and Throughput Agreement, the Ethylene Storage and Throughput Agreement, the Emergency Call Transportation Service Agreement and the Purity Ethane Sales Agreement between DuPont and Conoco, dated the date hereof, substantially in the forms included in Exhibit M hereto.

                  Natural Gas Supply Agreement: shall mean the Natural Gas Supply Agreement between DuPont and Conoco, dated the date hereof, substantially in the form of Exhibit H hereto.

                  Net Proceeds: shall have the meaning set forth in Section 7.2(d).

                  New Notes: shall have the meaning set forth in Section 2.5(c).

                  Non-Permitted Names: shall have the meaning set forth in
Section 7.7.

                  Note: shall mean the Promissory Note issued by CI to DEC, dated as of July 20, 1998, in the principal amount of $7.5 Billion, a copy of which is attached hereto as part of Exhibit D.

                  Note Interest: shall have the meaning set forth in Section 2.5(b).

                  NYSE: shall mean The New York Stock Exchange, Inc.

                  Option Amount: shall mean the algebraic sum of (a) the Deemed Future Appreciation, (b) the After Tax Adjustment and (c) 50% of an amount equal to the result obtained by subtracting the Intrinsic Value of Elected Options from the Intrinsic Value of Non-Elected Options. For purposes of this definition:

                  "Active Conoco Employees" shall mean Conoco Employees eligible to elect to cause the DuPont Stock Options and DuPont SARs held by such employees to be cancelled and to be granted options to acquire Newly Granted Options and Newly Granted SARs pursuant to Section 2.06 of the Employee Matters Agreement;

                  "After Tax Adjustment" shall mean an amount equal to 50% of 29% of the Intrinsic Value of all DuPont Stock Options held by Active Conoco Employees other than incentive stock options within the meaning Section 422 of the Code;

                  "Deemed Future Appreciation" shall mean 32.25% of the average price of common stock of DuPont over the five trading days ending on the date on which the initial offering price to the public of a share of common Stock of Conoco in the IPO is determined (calculated as the average of the mean of the high and low prices on each of these five days as reported on the NYSE) (the "DuPont Stock

Price") multiplied by the total number of shares of common stock of DuPont subject to Non-Elected Options;

                  "Intrinsic Value" of Elected Options or Non-Elected Options, as applicable, shall mean for each such option as to which the DuPont Stock Price exceeds the exercise price thereof, the product of (x) the number of shares of common stock of DuPont subject to such option and (y) the DuPont Stock Price less the exercise or base price of such option;

                  "Elected Options" shall mean DuPont Stock Options and DuPont SARs (excluding Conoco Key Unit Options) outstanding as of the close of business on October 19, 1998, determined pursuant to the records of the relevant plan administrator, held by Active Conoco Employees as to which such employees have elected to cause such DuPont Stock Options and DuPont SARs to be cancelled and to be granted options to acquire Newly Granted Options and Newly Granted SARs pursuant to Section 2.06 of the Employee Matters Agreement; and

                  "Non-Elected Options" shall mean DuPont Stock Options and DuPont SARs outstanding as of the close of business on October 19, 1998, determined pursuant to the records of the relevant plan administrator, held by Active Conoco Employees as to which such employees have not elected to cause such DuPont Stock Options and DuPont SARs to be cancelled and to be granted options to acquire Newly Granted Options and Newly Granted SARs pursuant to
Section 2.06 of the Employee Matters Agreement.

                  All other capitalized terms used in this definition, but not defined in this definition shall have the meanings ascribed to such terms in the Employee Matters Agreement.

                  Outside Date: shall have the meaning set forth in Section 2.5(b).

                  Outstanding Check Amount: shall have the meaning set forth in
Section 9.1(c).

                  Person: shall mean any natural person, firm, individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, business trust, association, trust, company or other organization or entity, whether incorporated or unincorporated, or any Governmental Authority.

                  Petrozuata: shall mean Petrolera Zuata, Petrozuata C.A., a Venezuelan compania anonima in which Conoco owns an indirect non-controlling
50.1 percent equity interest.

                  Pitt-Consol: shall mean Pitt-Consol Chemical Company, a New Jersey corporation.

                  Pocahontas Partnership: shall mean the Pocahontas Gas Partnership, a Virginia general partnership.

                  Principal Related Agreements: shall have the meaning set forth in the definition of Related Agreements.

                  Privilege: shall have the meaning set forth in Section 8.6(a).

                  Privileged Information: shall have the meaning set forth in
Section 8.6(a).

                  Registration Rights Agreement: shall mean the Registration Rights Agreement between DuPont and Conoco, dated the date hereof, substantially in the form of Exhibit K hereto.

                  Registration Statement: shall have the meaning set forth in
Section 2.6(a).

                  Related Agreements: shall mean, collectively, the Employee Matters Agreement, the several Transitional Services Agreements, the Tax Sharing Agreement, the Natural Gas Supply Agreement, the Registration Rights Agreement, the Motor Carrier Contract, the Note and the Conoco Guarantee, the Employee Benefits Note and the associated guarantee by Conoco, the Revolving Credit Facility and the related guarantee of CI's obligations thereunder by Conoco, the Information Services Agreements, the Mont Belvieu Agreements, the Engineering and SHE Standards and Guidelines License Agreement, the UPbase(TM) System Software License Agreement and the DME Tolling Agreement (the foregoing agreements, collectively, the "Principal Related Agreements"), and all other agreements to be entered into between DuPont and the Retained Subsidiaries, on the one hand, and Conoco and its Subsidiaries, on the other hand, in connection with the Restructuring, the Separation and the consummation of the transactions contemplated hereby or which relate to the ongoing relationship between Conoco and its Subsidiaries on the one hand, and DuPont and the Retained Subsidiaries, on the other hand.

                  Release: shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor Environment or into or out of any property.

                  Representative: shall mean, with respect to any Person, each of such Person's directors, officers, employees, representatives, attorneys, accountants, advisors and agents, and each of the heirs, executors and assigns of any of the foregoing.

                  Requirements of Environmental Law: shall mean all requirements of environmental or ecological laws or regulations, including all requirements imposed by any law, rule or regulation of any Governmental Authority at any time in effect which relate to (i) noise, (ii) pollution or protection of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation, or (iv) employee health and safety.

                  Restated Tax Saving Amount: shall have the meaning set forth in Section 6.2(e)(ii).

                  Restructured Notes: shall have the meaning set forth in
Section 2.5(b).

                  Restructuring: shall have the meaning set forth in Section
2.1.

                  Retained Business: shall mean the businesses in which, and the activities as to which, DuPont and its Subsidiaries, including Conoco and its Subsidiaries, are currently engaged, but excluding in any event the Transferred Business. The "Retained Business" shall include (i) CONSOL Energy and its controlled affiliates and joint ventures in which it is a participant (other than through CI's interest in the Pocahontas Partnership), (ii) Pitt-Consol,
(iii) Sentinel and (iv) DuPont Netherlands.

                  Retained Environmental Assets: shall have the meaning set forth in Section 11.1(b).

                  Retained Liabilities: shall have the meaning set forth in
Section 4.2.

                  Retained Subsidiary: shall mean any Subsidiary of DuPont at any time after the date of this Agreement, including DuPont Netherlands, but excluding Conoco and the Transferred Business Companies.

                  Revolving Credit Facility: shall mean a revolving credit facility provided to CI by DEC providing for borrowings in an aggregate principal amount not to exceed $500 million at any one time outstanding.

                  Risk Manager: shall have the meaning set forth in Section
10.2.

                  Ruling: shall have the meaning set forth in Section 5.6(b)

                  SEC: shall mean the U.S. Securities and Exchange Commission.

                  Securities Act: shall mean the Securities Act of 1933, as amended.

                  Senior Executive: shall mean the Chief Executive Officer, Chief Financial Officer or General Counsel of DuPont or Conoco, as applicable.

                  Sentinel: shall mean Sentinel Transportation Company, a Delaware corporation.

                  Separation: shall have the meaning set forth in the recitals.

                  Separation Expenses: shall mean (a) those expenses to be paid by DuPont pursuant to Section 6(f) of the underwriting agreement to be entered into in connection with the IPO and (b) those expenses, incurred and paid between May 11, 1998 and 24 months following the date on which DuPont's voting power falls below 50% of the voting power of all of the outstanding shares of Voting Stock of Conoco, incurred with third parties, on a non recurring basis directly as result of the IPO, the Restructuring, the Separation or any transaction subsequent to the IPO (including a series of related transactions) resulting in a reduction in the number of shares of Voting Stock beneficially owned by DuPont, provided that prior to any such subsequent transaction the voting power of the shares of Voting Stock beneficially owned by DuPont is not less than 50% of the voting power of all of the then outstanding shares of Voting Stock. Notwithstanding anything to the contrary in this Agreement, (i) expenses that benefit future operations of the Transferred Business will not be Separation Expenses; (ii) Separation Expenses must be out-of-pocket expenditures which meet accounting guidelines for both discontinued operations under APB 30 and for gain/loss accounting treatment and shall specifically exclude accruals (provided that expenses that would otherwise have qualified as Separation Expenses but which have been accrued shall be deemed Separation Expenses once such expenses have been paid and provided further that Separation Expenses shall not include any costs and expenses associated with pension plans or severance owed to employees which are exclusively provided for in the Employee Matters Agreement); (iii) in the event that the parties disagree as to whether an expense meets accounting guidelines for both discontinued operations under APB 30 and for gain/loss accounting treatment or otherwise qualifies generally as a Separation Expense under this definition and therefore qualifies for reimbursement by DuPont pursuant to this Agreement, DuPont's good faith decision shall be final; (iv) any increased costs associated with a contract as to which third party consent was obtained with respect to the Separation (other than nonrecurring breakage and similar fees and incidental expenses paid in order to obtain such consents) will not be Separation Expenses, (v) amounts paid pursuant to the indemnification and contribution provisions of this Agreement and the Related Agreements will not be Separation Expenses, (vi) expenses that are not incurred and paid prior to or on the date which is twenty four months from the date on which DuPont's voting power falls below 50% of the voting power of all of the outstanding shares of Voting Stock of Conoco shall not be Separation Expenses and (vii) Separation Expenses, shall not include costs and expenses related to information technology which will be governed exclusively by the Information Services Agreements.

                  Shared Contracts: shall mean Contracts with third parties which directly benefit both DuPont or a Retained Subsidiary and Conoco or one of its Subsidiaries.

                  Shared Contractual Liabilities: shall mean Liabilities in respect of Shared Contracts.

                  Subsidiary: shall mean (a) a corporation, at least a majority of the voting or capital stock of which is as of the time in question directly or indirectly owned by such party and (b) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity, in which such party, directly or indirectly, owns a majority of the equity interest thereof or has the power to elect or direct the election of at least a majority of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

                  Target Cash Amount: shall mean $225 million of cash and cash equivalents (in United States Dollars or an equivalent amount in foreign currency, determined using the exchange rates quoted in the Financial Times two business days prior to the Cash Settlement Date), excluding from the foregoing $225 million amount (i) $70 million (which shall consist of (A) any certificates of deposit held by Danube, valued at their face amounts, and (B) to the extent in excess of the amount set forth in clause (A) above, other forms of cash and cash equivalents held by Danube and its subsidiaries whether or not characterized or classified as such by GAAP); and (ii) the amounts of unearned premiums and loss reserves required by Section 10.3 to be ceded by Danube to Christiana pursuant to Section 10.3 to the extent such amounts have not been paid by Danube to Christiana as of the Cash Settlement Date.

                  Tax or Taxes: shall mean any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, estimated, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto.

                  Tax Authority: shall mean a governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the IRS).

                  Tax Item: shall mean any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

                  Tax Returns: shall mean any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  Tax Saving Amount: shall have the meaning set forth in Section 6.2(e)(i).

                  Tax Sharing Agreement: shall mean the Tax Sharing Agreement between DuPont and Conoco, dated the date hereof, substantially in the form of Exhibit G hereto.

                  Third Party Claim: shall have the meaning set forth in Section 6.3(a).

                  Third Party Sites: shall have the meaning set forth in Section 11.4.

                  Tie-In Limit Loss: shall have the meaning set forth in Section 10.4(b).

                  Transferred Assets: shall have the meaning set forth in
Section 4.3.

                  Transferred Business: shall mean the businesses and activities currently conducted by Conoco, its Subsidiaries and other Transferred Business Companies described in the narrative portion of the section entitled "Business" in the Registration Statement, but excluding (i) by CONSOL Energy and its controlled affiliates and joint ventures in which it is a participant (other than through CI's interest in the Pocahontas Partnership) and Pitt-Consol, (ii) by DuPont Netherlands, (iii) by Sentinel, (iv) in the United States by DuPont and its Subsidiaries (other than Conoco and its Subsidiaries) and (v) outside of the United States by DuPont and its Subsidiaries of the same general type and nature as the businesses and activities referred to in clause (iv) above.

                  Transferred Business Companies: shall mean those corporations, partnerships, joint ventures, or other entities each of which currently conducts the Transferred Business which are set forth on Schedule 1(b).

                  Transferred Employees: shall mean (a) those persons who are employed as officers or employees of the Transferred Business immediately prior to or effective as of the Effective Date and (b) all former officers and employees of the Transferred Business who, immediately prior to the termination of their employment, were employed in the Transferred Business. In the event that on the Effective Date

(or if such person is no longer employed as of the Effective Date, then as of the last date of such person's employment) any person was or shall be employed in the Transferred Business, as well as in the Retained Business, such person shall be considered a Transferred Employee if, but only if, on the Effective Date (or if such person is no longer employed as of the Effective Date, then as of the last date of such person's employment) such person's primary employment was or shall be in the Transferred Business.

                  Transferred Environmental Asset: shall have the meaning set forth in Section 11.1(a).

                  Transitional Services Agreements: shall mean the several Transitional Services Agreements between DuPont and/or any of the Retained Subsidiaries on the one hand, and Conoco, and/or any of its Subsidiaries, on the other hand, dated the date hereof, substantially in the form of Exhibit F hereto.

                  Vista Chemical: shall mean CONDEA Vista Company (formerly named Vista Chemical Company), a Delaware corporation.

                  Voting Stock: shall mean the Class A Common Stock, the Class B Common Stock and any other capital stock of Conoco entitled to vote generally in the election of directors but excluding any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages.

                  WARN Act:  shall have the meaning set forth in Section 7.9.

                  Waste Site: shall mean any well, pit, pond, lagoon, impoundment, ditch, landfill, waste storage container, site or area where waste materials or Hazardous Substances have been Released, deposited, stored, disposed of, placed or otherwise come to be located.

                                   ARTICLE II

                     RESTRUCTURING AND RELATED TRANSACTIONS

                  Section 2.1 The Restructuring. Subject to the terms and conditions of this Agreement, DuPont and Conoco shall use, and shall cause their respective

Subsidiaries to use, their respective reasonable commercial efforts to consummate, on or prior to the Effective Date, the transactions heretofore documented and agreed to by the parties hereto as constituting the restructuring (the "Restructuring"). It is the intent of the parties that after consummation of the Restructuring, subject to receipt of all approvals required of any Governmental Authority or any third party as set forth more fully in Sections
7.1 and 7.2 hereof, (i) the Transferred Business Companies will all be owned, directly or indirectly, by Conoco and the Transferred Business will be conducted entirely by Conoco and its Subsidiaries, (ii) Conoco or one of the Transferred Business Companies will own all of the Transferred Assets, (iii) Conoco or one or more of the Transferred Business Companies will, to the extent not previously liable therefor, have assumed and be liable for all of the Assumed Liabilities,
(iv) the Retained Business will be conducted entirely by DuPont and the Retained Subsidiaries, (v) DuPont or one of the Retained Subsidiaries will own all of the DuPont Transferred Assets and the Excluded Assets and (vi) DuPont or one of the Retained Subsidiaries will, to the extent not previously liable therefor, have assumed and be liable for all of the Retained Liabilities.

                  Section 2.2 Transfers of Assets.

                           (a) Prior to or for one year following the Effective
Date, if DuPont or Conoco, as the case may be, identifies any Asset, other than Shared Contracts, owned by one of the Mixed-Use Subsidiaries which (i) at such time and for the prior 12 month period was used primarily in the Transferred Business and is then owned by DuPont or one of the Retained Subsidiaries or (ii) at such time and for the prior 12 month period was used primarily in the Retained Business or is an Excluded Asset and is then owned by Conoco or one of the Transferred Business Companies, DuPont or Conoco, as the case may be, shall or shall cause any such Asset to be conveyed, assigned, transferred and delivered in accordance with Section 2.3 to the entity identified by DuPont or Conoco, as the case may be, as the appropriate transferee.

                           (b) For one year following the Effective Date, if
DuPont or Conoco, as the case may be, identifies any Asset (other than any stock or other equity interest in a Delayed Company) then owned by either DuPont or any of the Retained Subsidiaries, on the one hand, or Conoco or any of the Transferred Business Companies, on the other hand, that, both DuPont and Conoco each agree in their good faith judgment more properly belongs to the other party, or a Subsidiary of the other party, then DuPont or Conoco, as the case may be, shall convey, assign, transfer and deliver or shall cause any such Asset to be conveyed, assigned, transferred and delivered in accordance with Section 2.3 to the entity identified by Conoco or DuPont, as the case may be, as the appropriate transferee; provided, however, that the foregoing shall not apply to the sale or transfer of any stock of, equity interests in, or Assets of DuPont Netherlands, which sales or transfers, if any, shall be at fair market value (it being agreed that the parties have no obligations or agreement as to any such sale or transfer).

                           (c) As soon as is reasonably practicable following
the Effective Date, DuPont shall, or shall cause the appropriate Retained Subsidiary to convey, assign, transfer and deliver in accordance with Section
2.3 the Assets listed on Schedule 1(c) to the entity identified by Conoco as the appropriate transferee.

                           (d) The parties hereto acknowledge and agree that
except for transfers pursuant to the Restructuring, any transfers occurring more than one year following the Effective Date, and the transfer of the equity interests in DuPont Netherlands, if any, the transfers of Assets provided for in this Agreement are to be made without any additional consideration other than the assumption of Liabilities by the transferee.

                           (e) All conveyances, assignments, transfers and
deliveries of Assets occurring after the Effective Date pursuant to this Section
2.2 shall be governed by the terms of this Agreement. In furtherance of the foregoing, any Asset transferred pursuant to this Section 2.2 to Conoco or one of the Transferred Business Companies shall be deemed a Transferred Asset and any Asset transferred to DuPont or one of the Retained Subsidiaries shall be deemed a DuPont Transferred Asset for all purposes of this Agreement and the Related Agreements.

                  Section 2.3 Methods of Transfer and Assumption. The parties hereto agree that (a) required transfers of Transferred Assets (other than, in general, Assets owned by Transferred Business Companies which are not Mixed-Use Subsidiaries) and DuPont Transferred Assets shall be effected by delivery by DuPont or one of the Retained Subsidiaries to Conoco or to one of the Transferred Business Companies, or by Conoco or one of the Transferred Business Companies to DuPont or to one of the Retained Subsidiaries, as the case may be, of (i) with respect to those Assets which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank, (ii) with respect to any real property interest or any improvements thereon owned by a Mixed-Use Subsidiary, a deed without any warranty as to title of the transferor (or any of its Affiliates) and without any covenant covering transferor's (or any of its Affiliate's) acts or the equivalent thereof in accordance with local practice, and (iii) with respect to all other Assets owned by a Mixed-Use Subsidiary, such good and sufficient instruments of contribution, conveyance, assignment and transfer, in form and substance reasonably satisfactory to DuPont and Conoco, as shall be necessary to vest in DuPont, Conoco or their respective Subsidiaries, as the case may be, all of the title and ownership interest of DuPont, Conoco or their respective Subsidiaries, as the case may be, in and to any such Asset, (b) to the extent necessary, the assumption of the Retained Liabilities contemplated pursuant to
Section 3.2 hereof shall be effected by delivery by DuPont or the applicable Retained Subsidiaries, as the case may be, to Conoco or the applicable Transferred Business Companies of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to DuPont and Conoco, as shall be necessary for the assumption by DuPont or the Retained Subsidiaries of the Retained Liabilities, and (c) to the extent necessary, the assumption of the Assumed Liabilities contemplated pursuant to Section 3.1 hereof shall be effected by delivery by Conoco or the Transferred Business Companies, as the case may be, to DuPont or the applicable Retained Subsidiaries, as the case may be, of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to DuPont and Conoco, as shall be necessary for the assumption by Conoco or the Transferred Business Companies of the Assumed Liabilities. Each of the parties hereto also agrees to deliver to any other party hereto such other documents, instruments and writings as may be reasonably requested by such other parties hereto in connection with the transactions contemplated hereby. Notwithstanding any other provisions of this Agreement to the contrary, (x) THE TRANSFERS AND ASSUMPTIONS REFERRED TO IN THIS SECTION 2.3 AND THE SEPARATION OF THE TRANSFERRED BUSINESS FROM THE RETAINED BUSINESS ARE BEING MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY NATURE (a) AS TO THE VALUE OR FREEDOM FROM ENCUMBRANCE OF, ANY ASSETS, (b) AS TO ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OR (c) AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS, and (y) the instruments of transfer or assumption referred to in this Section 2.3 shall not include any separate representations and warranties. DuPont and Conoco hereby acknowledge and agree that ALL ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS." Conoco shall bear the economic and legal risks that any conveyances of the Transferred Assets to Conoco or one of its Subsidiaries by DuPont or one of the Retained Subsidiaries shall prove to be insufficient or that Conoco's or any Transferred

Business Company's title to any of the Transferred Assets which they currently own (or, after giving effect to the Restructuring and the transfers contemplated by this Agreement, will own) shall be other than good and marketable and free from encumbrances, and DuPont shall bear the economic and legal risks that any conveyances of DuPont Transferred Assets to DuPont or one of the Retained Subsidiaries by Conoco or one of its Subsidiaries shall prove to be insufficient or that DuPont's or any Retained Subsidiaries' title to any of the DuPont Transferred Assets shall be other than good and marketable and free from encumbrances. DuPont and Conoco hereby further acknowledge and agree that in the event and to the extent that there is any conflict between the provisions of this Agreement and the provisions of any of the instruments of transfer or assumption referred to in this Section 2.3, the provisions of this Agreement shall control except where a specific conveyancing instrument (i) specifically
(A) provides that such instrument shall control over this Section 2.3 and (B) refers to this specific Section 2.3 by number and (ii) has been approved in writing by the General Counsel or an Associate General Counsel of each of DuPont and Conoco.

                  Section 2.4 Organization of Registrant; Execution of Related Agreements.

                           (a) Prior to the Effective Time, Conoco shall take,
and DuPont shall take, and as the indirect sole stockholder of Conoco, approve or ratify, or cause to be approved or ratified, any and all actions that are reasonably necessary or desirable to be taken by DuPont or Conoco to effectuate the transactions contemplated by this Section 2.4 and Section 2.5 in a manner consistent with the terms of this Agreement, including, without limitation, the following: (i) amending the Certificate of Incorporation of Conoco so that the provisions thereof at the Effective Time shall be the provisions set forth on Exhibit A attached hereto; (ii) amending the By-Laws of Conoco so that the provisions thereof at the Effective Time shall be the provisions set forth on Exhibit B attached hereto; (iii) entering into, as of the Effective Time, a shareholder rights agreement between Conoco and the rights agent set forth therein having substantially the same provisions, with such changes thereto as DuPont and Conoco may approve, as those set forth on Exhibit C attached hereto (the "Conoco Rights Plan"); (iv) adopting, preparing and implementing appropriate plans, agreements and arrangements for employees of Conoco and non-employee directors of Conoco (including, without limitation, the employee benefit plans, agreements and arrangements to be established pursuant to the Employee Matters Agreement (with such changes thereto as DuPont may approve in its sole discretion)); and (v) electing or otherwise appointing those individuals designated in the

Registration Statement to be directors or officers of Conoco, effective as of or prior to the Effective Date, except for those to be elected or appointed thereafter.

                           (b) On or prior to the Effective Date, DuPont and
Conoco shall enter into the Principal Related Agreements, each of which shall be effective as of the Effective Time, unless otherwise specified therein.

                  Section 2.5 The Intercompany Notes.

                           (a) Prior to the Effective Time, DuPont and Conoco
shall, and shall cause their respective Subsidiaries to take all actions necessary or advisable to restructure the existing loans between DuPont and the Retained Subsidiaries, on the one hand, and Conoco and its Subsidiaries, on the other hand (the "Intercompany Loans") such that following such restructuring, the only remaining Intercompany Loans shall be represented by the Note, the DuPont Master Note, the Conoco Master Note, the Revolving Credit Agreement and the Restructured Notes (as defined below).

                           (b) Immediately following the closing of the IPO,
Conoco shall lend or contribute out of the gross proceeds of the IPO received by Conoco (net of underwriting discounts and commissions) an amount equal to the accrued and unpaid interest on the Note as of the Effective Date (the "Note Interest") plus $2.654 billion (or such lesser amount as constitutes all of the gross proceeds net of the expenses set forth in the preceding parenthetical and the Note Interest) to CI and Conoco shall immediately thereafter cause CI to first, pay the Note Interest to DEC and second, to pay the remainder of such $2.654 billion (or lesser) amount to DEC in partial satisfaction of its obligations under the Note, to repay, in part, principal under the Note. To the extent less than an amount equal to the Note Interest plus $2.654 billion has been paid pursuant to the preceding sentence, upon the closing of the exercise of the underwriters' over-allotment option of the IPO, the proceeds of such exercise shall be applied in a like manner to the extent necessary to pay the balance of such amount. To the extent the gross proceeds of the IPO (net of underwriting discounts and commissions and other offering expenses not theretofore paid) received by Conoco including upon exercise of the underwriters' over-allotment option exceed an amount equal to the Note Interest plus $2.654 billion (such excess, being referred to herein, as the "Excess Proceeds"), Conoco shall (x) first purchase from the holder or holders thereof, in whole or in part, at the face amount thereof plus accrued interest thereon, the promissory notes of Norske Conoco A/S, payable to the order of DCEO, in the aggregate principal amount of 3,403,000,000 Norwe-gian Kroner, (y) second (to the extent sufficient funds remain out of the Excess Proceeds) repay to the holder or holders thereof, in whole or in part, the promissory note, dated as of August 31, 1998, of Conoco, payable to the order of DCEO, in the principal amount of $827,447,710.83 plus accrued interest thereon, (such note, together with the notes for 3,403,000,000 Norwegian Kroner described above, the "Restructured Notes") and (z) thereafter (to the extent sufficient funds remain out of the Excess Proceeds and in no event prior to the Cash Settlement Date) contribute funds to CI and cause CI to repay to the holder or the holders thereof, in whole or in part, amounts outstanding under the Conoco Master Note, plus accrued interest thereon; provided, however, the aggregate cash used to repay or repurchase the Restructured Notes and the Conoco Master Note pursuant to the foregoing shall equal the lesser of (1) the Excess Proceeds and (2) the aggregate face amount of the Restructured Notes plus accrued interest thereon and the Conoco Master Note plus accrued interest thereon. Promptly following such repayment and/or purchase and following any cash payment pursuant to Section 9.1 below, DuPont shall, or shall cause the Retained Subsidiaries to contribute the Restructured Notes and the Conoco Master Note (excluding any portion of the Restructured Notes or the Conoco Master Note that DuPont determines to maintain outstanding in accordance with Section 2.5(c)) to Conoco, to the extent not previously purchased by Conoco or repaid in full; provided that DuPont may delay such contribution of all or part of the Restructured Notes and the Conoco Master Note until the date (the "Outside Date") that is 5 business days following the later of the Cash Settlement Date and the date of receipt by Conoco of the proceeds of the sale of stock of Conoco pursuant to the underwriters' over-allotment option in the IPO. In the event the Excess Proceeds exceeds the amount set forth in clause (2) of the second preceding sentence (such excess being called the "IPO Excess"), Conoco shall, if and to the extent requested by DuPont (and DuPont shall have until the Outside Date to so request) use all or a portion of the IPO Excess to pay accrued interest and principal on the Note.

                           (c) If the sum of the Option Amount and $10.4 million
(such sum, the "Employee Benefits Adjustment Amount") is positive, Conoco shall, if and at such time as requested by DuPont, but no later than the later of the Outside Date and 30 days following the Effective Date, cause CI to deliver a promissory note, substantially in the form attached hereto as Exhibit L, to DEC in an amount equal to the Employee Benefits Adjustment Amount (the "Employee Benefits Note", and, together with the Note, the "New Notes"). If the Employee Benefits Adjustment Amount is negative, DuPont shall instead pay to Conoco an amount in cash equal to the absolute value of the Employee Benefits Adjustment Amount 30 days following the Effective Date. To the extent that any portion of the Restructured Note of

Conoco to DCEO in the principal amount of $827,447,710.83 or the Conoco Master Note would otherwise be contributed to Conoco pursuant to Section 2.5(b), DuPont may maintain outstanding, in lieu of receiving all or a portion of the Employee Benefits Note in accordance with the first sentence of this Section 2.5(c), all or a portion of such remaining principal balance of such Restructured Note or the Conoco Master Note in an amount not to exceed 94% of the principal amount of the Employee Benefits Note that would otherwise be delivered in accordance with the first sentence of this Section 2.5(c) and being so replaced. To the extent that only a portion of, but not the entire, Employee Benefits Note is to be replaced by all or a portion of the aforesaid Restructured Note or the Conoco Master Note (such portion being deemed to be a "New Note"), Conoco shall deliver the Employee Benefits Note in accordance with the first sentence of this Section 2.5(c), but in a principal amount equal to the (A) Employee Benefits Adjustment Amount minus (B) 100% (and not 94%) of the principal amount of the portion of the Employee Benefits Note so replaced.

                           (d) Following the Effective Date and until all
principal and accrued interest due under the New Notes shall have been paid in full, on the first business day after the date of the receipt thereof by Conoco or any of its Subsidiaries, Conoco shall, or shall cause its relevant Subsidiary to, lend or contribute to CI an amount equal to 100% of the cash proceeds of (i) the incurrence of Indebtedness by Conoco or any of its Subsidiaries (other than Petrozuata) (net of underwriting discounts and commissions and other reasonable costs (other than Separation Expenses) associated therewith, such other reasonable costs to be mutually agreed upon by Conoco and DuPont) except for the incurrence of Indebtedness pursuant to the Revolving Credit Facility or (ii) the issuance or sale of equity securities by Conoco or any of its Subsidiaries (net of underwriting discounts and commissions and other reasonable costs (other than Separation Expenses) associated therewith, such other reasonable costs to be mutually agreed upon by Conoco and DuPont); provided, however, that to the extent that amounts are to be paid pursuant to this subsection (d) in respect of the Restructured Note, Conoco shall make such payments directly. Immediately following any loan or contribution described above, Conoco shall cause CI to pay the entire amount of such loan or contribution (which will be equal to 100% of the cash proceeds received by Conoco or any of its Subsidiaries as described in clauses (i) and (ii) above) to the holder or holders of the New Notes in partial satisfaction of its obligations under the New Notes, except to the extent that all or part of the amount of such loan or contribution is used to repay any Indebtedness of Conoco, CI or any of their Subsidiaries to DuPont and any of its Subsidiaries, other than Conoco, CI and their Subsidiaries, but only to the extent DuPont consents to the repayment of such Indebtedness in lieu of payment under the New Notes. Amounts applied to the prepayment of the New Notes as provided in this Section 2.5(d) shall be applied (a) first, to the accrued and unpaid interest on the Note, (b) second, to the principal of the Note (c) third, to accrued and unpaid interest on the portions, if any, of the Restructured Note and the Conoco Master Note that remain outstanding in accordance with Section 2.5(c), (d) fourth, to the principal of the Employee Benefits Note and (e) fifth, to the principal of the notes referred to in clause (c) above. Notwithstanding the foregoing, the provisions of Section 2.5(d)(ii) shall not apply to the net proceeds received from the exercise of stock options granted to directors, officers and employees of the relevant entity.

                           (e) In addition, on or before the Cash Settlement
Date, DuPont shall pay CI amounts owed under the DuPont Master Note, including accrued interest thereon.

                  Section 2.6 Registration of Conoco Shares.

                           (a) Conoco has filed a registration statement on Form
S-1 (as the same may be amended from time to time, including all exhibits thereto, the "Registration Statement") under the Securities Act covering the number of shares of Class A Common Stock set forth therein (which sets forth appropriate disclosure concerning Conoco, the Transferred Business, the Transferred Assets, the IPO and certain other matters).

                           (b) As promptly as practicable following the date of
this Agreement (to the extent not theretofore accomplished):

                  (i) Conoco will use its best efforts to cause such Registration Statement to be declared effective and to effect the IPO in accordance with the terms of this Agreement, including by (1) responding promptly to any comments from the SEC with respect thereto, after consultation with DuPont, and (2) taking such other actions as shall be reasonably required in order to have the Registration Statement declared effective under the Securities Act as soon as reasonably practicable following the date hereof.

                  (ii) Conoco shall file in a timely manner with the SEC and cause to become effective any registration statements or amendments thereto which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans relating to the Transferred Business contemplated by the Employee Matters Agreement or described in the Registration Statement.

                  (iii) Conoco shall take all such action as may be necessary or appropriate to register or qualify the Class A Common Stock under state securities or "Blue Sky" Laws or such other action under such laws as is necessary or appropriate in connection with the transactions contemplated by this Agreement.

                  (iv) Conoco shall enter into certain agreements (including an underwriting agreement) necessary or appropriate to facilitate the IPO.

                  (v) Conoco shall obtain "comfort" letters and updates thereof from its independent accountants addressed to the underwriters of the IPO, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters.

                  (vi) Conoco shall cooperate with the underwriters of the IPO to facilitate timely preparation and delivery of certificates representing the Class A Common Stock and to enable the Class A Common Stock to be in such denominations and registered in such names as the underwriters may request.

                  (vii) Conoco shall participate and have senior management of Conoco available to participate in any "roadshow" marketing efforts reasonably requested by the lead managing underwriter of the IPO.

                  (viii) Conoco shall prepare, and Conoco shall file and seek to make effective, an application to permit listing of the Class A Common Stock on the NYSE.

                           (c) DuPont and Conoco agree that DuPont shall have
the right, in its sole discretion, to determine whether to satisfy or cause to be satisfied, the underwriter's over-allotment option in the IPO with shares of Conoco sold by

DuPont, Conoco or some combination of shares of Conoco sold by DuPont and Conoco.

                                   ARTICLE III

                     ASSUMPTION AND RETENTION OF LIABILITIES

                  Section 3.1 Assumed Liabilities. Upon the terms set forth in this Agreement, Conoco hereby agrees with DuPont to, or to cause the appropriate Transferred Business Company to, assume, and agree to pay, perform and discharge promptly when due any and all Assumed Liabilities; provided however, that notwithstanding the foregoing, nothing in this Section 3.1 shall require Conoco to make a capital contribution to, or otherwise invest in, purchase assets or services from, or lend, advance or otherwise supply or accelerate the payment of funds to, any of the Transferred Business Companies in order to enable such Transferred Business Company to satisfy an Assumed Liability.

                  Section 3.2 Retained Liabilities. Upon the terms set forth in this Agreement, DuPont hereby agrees with Conoco to, or to cause a Retained Subsidiary to, pay, perform and discharge promptly when due any and all Retained Liabilities, including all Liabilities expressly assumed by DuPont and any Retained Subsidiary under the terms of this Agreement or any of the Related Agreements; provided however, that notwithstanding the foregoing, nothing in this Section 3.2 shall require DuPont to make a capital contribution to, or otherwise invest in, purchase assets or services from, or lend, advance or otherwise supply or accelerate the payment of funds to, any of the Retained Subsidiaries in order to enable such Retained Subsidiary to satisfy a Retained Liability.

                  Section 3.3 Construction of Agreements. Notwithstanding any other provision in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Related Agreement or any other agreement entered into by DuPont or the Retained Subsidiaries, on one hand, and Conoco or the Transferred Business Companies on the other hand, pursuant to this Agreement or the Related Agreements, the provisions of this Agreement shall control except for conflicts between the provisions of this Agreement and any Principal Related Agreement, in which case the provisions of such Principal Related Agreement shall control; provided, however, notwithstanding the foregoing, in the case of a conflict between the provisions of this

Agreement and the provisions of one of the several Transitional Services Agreements, the provisions of the particular Transitional Services Agreement shall control only to the extent that (x) the provision in question is contained in the form of Transitional Services Agreement attached hereto as Exhibit F or
(y) is approved by the General Counsel or an Associate General Counsel of both DuPont and Conoco.

                                   ARTICLE IV

                        CERTAIN RESTRUCTURING DEFINITIONS

                  Section 4.1 Assumed Liabilities. "Assumed Liabilities" shall mean any and all Liabilities, whether arising before or after the Effective Date, of DuPont or its Subsidiaries (including Conoco and the Transferred Business Companies), or any of their predecessor companies or businesses, or any of their Affiliates, Subsidiaries or divisions, relating to, resulting from or arising out of the present, past or future operation or conduct of the Conoco Business or ownership or use of Assets in the Conoco Business (including the ownership or use of the Transferred Assets). "Assumed Liabilities" shall include but not be limited to the following:

                           (a) all Liabilities which would properly be set
forth, reflected, disclosed or reserved for on a combined balance sheet of Conoco and the Transferred Business Companies as of the Effective Date, prepared in the same manner as the most recent audited combined balance sheet of Conoco included in the Registration Statement (after giving effect to any pro forma adjustments reflected in the Registration Statement), but excluding any such Liabilities attributable to DuPont Netherlands;

                           (b) all Liabilities pursuant to, under or relating to
all Contracts relating exclusively to the Conoco Business or the Transferred Assets, regardless of whether Conoco or a Transferred Business Company or DuPont or a Retained Subsidiary is a party to such Contract;

                           (c) all warranty, performance and similar obligations
entered into or incurred in the course of business of the Conoco Business with respect to its products;

                           (d) all Conoco Environmental Liabilities;

                           (e) all Liabilities and obligations assumed by,
retained by or agreed to be performed by Conoco or any of its Subsidiaries pursuant to this Agreement or any of the Related Agreements;

                           (f) all Liabilities relating to, arising out of or
resulting from the Conoco Actions and all Liabilities relating to, arising out of or resulting from all other Actions which are related to, or arise out of the operations or conduct of the Conoco Business or the ownership or use of the Assets in the Conoco Business (including the ownership of the Transferred Assets), whether arising before or after the Effective Date;

                           (g) all Liabilities relating to all Actions for
alleged or actual patent infringement relating to, resulting from or arising out of the use by DuPont or any Retained Subsidiary of any Conoco Patents in accordance with the immunity described in Section 7.12(a);

                           (h) all Liabilities relating to, resulting from or
arising out of the transfer of the Transferred Assets pursuant to this Agreement or the Related Agreements other than Liabilities for Separation Expenses;

                           (i) Conoco's portion, determined pursuant to Section
4.5 hereof, of Shared Contractual Liabilities;

                           (j) all Liabilities relating to, resulting from or
arising out of the business and operations sold to Vista Chemical by DuPont and Conoco;

                           (k) all Liabilities relating to, arising out of or
resulting from the ownership or use of Excluded Assets to the extent they arise out of (1) the use of such Assets in, or for the benefit of, the Conoco Business or (2) the operation or use of such Assets by Conoco or a Transferred Business Company or an employee thereof;

                           (l) all Liabilities relating to, resulting from, or
arising out of options to purchase stock of Conoco, including options issued pursuant to Section 2.06 of the Employee Matters Agreement;

                           (m) all Liabilities arising from any activities and
operations of DuPont, any of its Subsidiaries and any of their employees (including, but not limited to, the activities and operations of Sentinel and DERS) to the extent performed for or on behalf of the Conoco Business; and

                           (n) all Liabilities arising from the actions and
activities of Conoco and the Transferred Business Companies in connection with the AEP Proposed Joint Ventures;

provided, however, that notwithstanding the foregoing, Assumed Liabilities shall in no event include (i) any Liabilities with respect to any Environmental Claims or Requirements of Environmental Law that are neither Conoco Environmental Liabilities nor provided for in clause (j) above, (ii) Liabilities that relate to Taxes other than pursuant to this Agreement or any of the Related Agreements, including the Tax Sharing Agreement or (iii) any Liabilities for Separation Expenses.

                  Section 4.2 Retained Liabilities. "Retained Liabilities" shall mean any and all Liabilities, whether arising before or after the Effective Date, of DuPont or its Subsidiaries or any of their predecessor companies or businesses, or any of their Affiliates, Subsidiaries or divisions relating to, resulting from or arising out of the present, past or future operations or conduct of the DuPont Business, or ownership or use of the DuPont Transferred Assets or any other Assets (other than the Transferred Assets) owned by DuPont and the Retained Subsidiaries, other than any Assumed Liabilities. "Retained Liabilities" shall include but not be limited to the following (other than any which are Assumed Liabilities):

                           (a) all Liabilities arising out of, relating to or
resulting from the ownership or use of the Excluded Assets to the extent they arise out of (1) the use of such Assets in, or for the benefit of, the DuPont Business or (2) the operation or use of such Assets by DuPont or a Retained subsidiary or an employee thereof;

                           (b) all Liabilities pursuant to, under or relating to
all Contracts relating exclusively to the DuPont Business or the DuPont Transferred Assets or any other Assets (other than the Transferred Assets) owned by DuPont and the Retained Subsidiaries, regardless of whether Conoco or a Transferred Business Company or DuPont or a Retained Subsidiary is a party to such Contract;

                           (c) all warranty, performance and similar obligations
entered into or incurred in the course of business of the DuPont Business with respect to its products;

                           (d) all DuPont Environmental Liabilities;

                           (e) all Liabilities and obligations assumed by,
retained by, or agreed to be performed by DuPont or any of the Retained Subsidiaries pursuant to this Agreement or any of the Related Agreements;

                           (f) all Liabilities relating to Actions relating to,
resulting from or arising out of the DuPont Actions and all Liabilities relating to, resulting from or arising out of all other Actions, which are related to or arise out of the operations or conduct of the Retained Business or the ownership or use of the Assets in the DuPont Business (including the DuPont Transferred Assets and the Excluded Assets), whether arising before or after the Effective Date (except in all cases the Actions described in Section 4.1(f) hereof);

                           (g) the Liabilities relating to all Actions for
alleged or actual patent infringement relating to, resulting from or arising out of the use by Conoco or any Transferred Business Company of any DuPont Patents in accordance with the immunity described in Section 7.12(b);

                           (h) All Liabilities for Separation Expenses;

                           (i) DuPont's portion, determined pursuant to Section
4.5 hereof, of Shared Contractual Liabilities;

                           (j) All Liabilities relating to, resulting from or
arising out of the businesses and operations sold to Cain Chemical, including the operations at Matagorda and Chocolate Bayou, Texas;

                           (k) All Liabilities relating to, resulting from or
arising out of options to purchase stock of DuPont (including, without limitation, options held by retired employees, but excluding Liabilities relating to, resulting from or arising out of the cancellation of such options upon the issuance of options to purchase stock of Conoco pursuant to Section
2.06 of the Employee Matters Agreement) other than the Employee Benefits Note;

                           (l) All Liabilities arising from any activities and
operations of Conoco, any of the Transferred Business Companies and any of their employees to the extent performed for or on behalf of the DuPont Business; and

                (m) all Liabilities arising from the actions and activities of DuPont and the Retained Subsidiaries in connection with the AEP Proposed Joint Ventures;

provided, however, that notwithstanding the foregoing, Retained Liabilities shall in no event include any (i) Liabilities with respect to any Environmental Claims or Requirements of Environmental Law that are neither DuPont Environmental Liabilities nor provided for in clause (j) above or (ii) Liabilities that relate to Taxes other than pursuant to this Agreement or any of the Related Agreements, including the Tax Sharing Agreement.

                  Section 4.3 Transferred Assets. "Transferred Assets" shall mean collectively (i) any and all Assets of Conoco and the Transferred Business Companies (other than any Mixed- Use Subsidiaries) following consummation of the Restructuring, (ii) the Assets of the Mixed-Use Subsidiaries used primarily in the Conoco Business and (iii) the Assets set forth on Schedule 1(c), but in any event excluding the Excluded Assets.

                  Section 4.4  Excluded Assets.  "Excluded Assets" shall mean:

                           (a)  the Assets of the Construction Fleet except for
the Assets listed on Schedule 1(c); and

                           (b) the Assets listed on Schedule 4.4 as the same may
be supplemented from time to time prior to the Effective Date by DuPont, after consultation with Conoco.

                  Section 4.5  Shared Contracts.

                           (a) With respect to Shared Contractual Liabilities
pursuant to, under or relating to a given Shared Contract, such Shared Contractual Liabilities shall be allocated between the parties as follows:

                  (i) First, if a Liability is incurred exclusively in respect of a benefit received by one party, the party receiving such benefit shall be responsible for such Liability.

                  (ii) Second, if a Liability cannot be so allocated under clause (i), such Liability shall be allocated to the parties based on the relative proportions of total benefit received (over the term of the Shared Contract, measured as of the date of the allocation) under the relevant Shared Contract. Notwithstanding the foregoing, each party shall be responsible for any or all Liabilities arising out of or resulting from its breach of the relevant Shared Contract.

                           (b) If DuPont or any Retained Subsidiary, on the one
hand, or Conoco or any Transferred Business Company, on the other hand, receives any benefit or payment under any Shared Contract which was intended for other party, DuPont and the Retained Subsidiaries, on the one hand, or Conoco and the Transferred Business Companies, on the other hand, will use their respective reasonable best efforts to deliver, transfer or otherwise afford such benefit or payment (on an after-tax basis) to the other party.

                                    ARTICLE V

              CORPORATE GOVERNANCE AND CERTAIN FINANCIAL REPORTING
                                AND OTHER MATTERS

                  Section 5.1 Rights Plan Amendments. Following the Effective Date and for so long as DuPont beneficially owns shares representing at least 30% of the voting power of all of the outstanding shares of Voting Stock, without the prior written consent of DuPont, Conoco shall not amend or modify the Conoco Rights Plan.

                  Section 5.2 Charter/bylaw Amendments. So long as DuPont owns shares representing 30% of the voting power of all of the outstanding shares of Voting Stock, Conoco will not, without the prior consent of DuPont, adopt any amendments to its Restated Certificate of Incorporation or Bylaws or take or recommend to its stockholders any action during the term of this Agreement which would (i) impose limitations on the legal rights of DuPont or any of the Retained Subsidiaries as Conoco stockholders other than those imposed pursuant to the express terms of this Agreement or the form of Conoco's Restated Certificate of Incorporation set forth as Exhibit A hereto, including, without limitation, any action which would impose restrictions (A) based upon the size of security holding, the business in which a security holder is engaged or other considerations applicable to DuPont or any of the Retained Subsidiaries and not to security holders generally, or (B) with reference to Class B Common Stock (or if no Shares of Class B Common Stock are then outstanding, to Class A Common Stock) generally, by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in the Company represented by such securities; (ii) involve the issuance or corporate action providing for the issuance of any warrant, capital stock or other security (A) which is, or under specified circumstances will become, convertible into or represent the right to acquire any securities of DuPont or any of the Retained Subsidiaries (other than pursuant to customary provisions for adjusting the securities for which any such warrant is exercisable or into which any such stock or security is convertible) or (B) any other rights which (including rights of redemption) are dependent upon the amount of voting securities owned by DuPont or any of the Retained Subsidiaries; (iii) deny any benefit to DuPont or any of the Retained Subsidiaries proportionately as holders of any class of voting securities that is made available to other holders of the same class of voting securities generally; or (iv) alter voting or other rights of the holders of any class of voting securities so that any such rights (or the vote required with respect to any matter) are determined with reference to the amount of voting securities held by DuPont or any of the Retained Subsidiaries; provided, that this Section 5.2 shall not prohibit Conoco from adopting the Conoco Rights Plan or taking any action otherwise prohibited hereby, so long as DuPont and the Retained Subsidiaries are, either expressly or as part of a class of stockholders which includes DuPont and the Retained Subsidiaries, exempted from such action or the limitations on legal rights imposed thereby.

                  Section 5.3 Conoco Board Representation. (a) Beginning on the Effective Date, and for so long as DuPont beneficially owns shares representing 50% or more of the voting power of all of the outstanding Voting Stock, DuPont shall have the right to designate for nomination by the Conoco Board (or any nominating committee thereof) to the Conoco Board a majority of the members of the Conoco Board. For so long as DuPont beneficially owns shares representing less than 50% but more than 10% of the voting power of all of the outstanding Voting Stock, DuPont shall have the right to designate for nomination by the Conoco Board (or any nominating committee thereof) to the Conoco Board a proportionate number of members of the Conoco Board, as calculated in accordance with Section 5.3(d). Notwithstanding anything to the contrary set forth herein, Conoco's obligations with respect to the election or appointment of DuPont designated members shall be limited to the obligations set forth under subsections (b) and (c) below.

                  (b) Conoco shall exercise all authority under applicable law and shall use its best efforts to cause five persons designated by DuPont to be elected to the Conoco Board effective as of the Effective Date (one such designee of DuPont in Class I and two such designees of DuPont in each of Class II and Class III for terms ending on the first, second and third annual meetings thereafter, respectively). Commencing with the annual meeting of stockholders of Conoco to be held in 1999 and prior to each annual meeting of stockholders of Conoco thereafter, DuPont shall be entitled to present to the Conoco Board or any nominating committee thereof such number of designees of DuPont (each, a "DuPont Designee") for election to the class of directors up for election to the Conoco Board at such annual meeting as would result in DuPont having the appropriate number of DuPont Designees on the Conoco Board as determined pursuant to subsection (a) above. If the Conoco Board ceases to be a classified board, DuPont shall be entitled to present to the Conoco Board or any nominating committee thereof five (or such other number of DuPont Designees as would result in DuPont having the appropriate number of DuPont Designees on the Board as determined pursuant to subsection (a) above) DuPont Designees, or such other number of designees, as determined pursuant to Section 5.3(d), for election to the Conoco Board at each annual meeting of stockholders of Conoco.

                 (c) Conoco shall at all such times exercise all authority under applicable law and use its best efforts to cause all such designees to be nominated as Board members by the nominating committee of the Conoco Board if there is such a committee. Conoco shall cause each DuPont Designee for election to the Conoco Board to be included in the slate of designees recommended by the Conoco Board to Conoco's stockholders for election as directors at each annual meeting of the stockholders of Conoco (or at any special meeting held for the election of directors) and shall use its best efforts to cause the election of each such DuPont Designee, including soliciting proxies in favor of the election of such persons. In the event that any DuPont Designee elected to the Conoco Board shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Conoco Board with a substitute DuPont Designee, unless such vacancy was caused by action of stockholders (in which case, in accordance with Conoco's Restated Certificate of Incorporation, the stockholders shall fill such vacancy). In the event that as a result of an increase in the size of the Conoco Board, DuPont is entitled to have one or more additional DuPont Designees elected to the Conoco Board pursuant to subsection (a) above, the Conoco Board shall appoint the appropriate number of such additional DuPont Designees, unless such increase in size of the Conoco Board was caused by the action of stockholders (in which case, in accordance with Conoco's Restated Certificate of Incorporation, the stockholders shall elect such additional director or directors). The parties hereto agree that the directors of Conoco identified in the Registration Statement include five DuPont Designees.

                           (d) If at any time that DuPont Designees are serving
on the Conoco Board, DuPont beneficially owns shares representing less than 50% but more than 10% of the total voting power of all of the outstanding Voting Stock, the number of persons DuPont shall be entitled to designate for nomination by the Conoco Board (or any nominating committee thereof) for election to the Conoco Board shall be equal to the number of directors computed using the following formula (rounded to the nearest whole number): the product of (1) the percentage of the voting power of all of the outstanding shares of common stock of Conoco beneficially owned by DuPont and (2) the number of directors then on the Conoco Board (assuming no vacancies exist). Notwithstanding the foregoing, if DuPont beneficially owns shares of common stock of Conoco representing less than 50% of the total voting power of all outstanding shares of common stock of Conoco and the calculation of the formula set forth in the foregoing sentence would result in DuPont being entitled to elect a majority of the members of the Conoco Board, the formula will be recalculated with the product being rounded down to the nearest whole number; provided, however, that if DuPont, at any time, acquires additional common stock of Conoco so that DuPont beneficially owns shares of common stock of Conoco representing 50% or more of the total voting power of all of the outstanding shares of common stock of Conoco, then the number of persons DuPont shall be entitled to designate for nomination by the Conoco Board (or any nominating committee thereof) for election to the Conoco Board shall be adjusted upward, if appropriate as a result of rounding, in accordance with the provisions of this Section 5.3(d). If the number of DuPont Designees serving on the Conoco Board exceeds the number determined pursuant to the foregoing sentences of this Section 5.3(d) (such difference being herein called the "Excess Director Number"), then DuPont shall use its reasonable best efforts to cause DuPont Designees selected by DuPont in its sole discretion (the number of which designees shall be equal to the Excess Director Number) to promptly resign from the Conoco Board, and, to the extent such persons do not so resign, DuPont shall assist Conoco in increasing the size of the Conoco Board, so that after giving effect to such increase, the number of DuPont Designees on the Conoco Board is in accordance with the provisions of this Section 5.3(d).

                  Section 5.4 Committees. Effective as of the Effective Date and for so long as DuPont beneficially owns shares of common stock of Conoco representing 50% or more of the voting power of all of the outstanding shares of common stock of Conoco, the Audit and Compliance Committee and the Compensation Committee and any other committee of the Conoco Board which performs functions analogous to those normally performed by the foregoing types of committees shall be composed of directors at least a majority of which are DuPont Designees and each other committee of the Conoco Board shall include at least one DuPont Designee. Effective as of the Effective Date and for so long as DuPont beneficially owns shares of common stock of Conoco representing less than 50% but more than 10% of the voting power of all of the outstanding shares of common stock of Conoco, each committee of the Conoco Board shall, unless DuPont consents otherwise, include at least one DuPont Designee. The parties hereto agree that the members of Conoco's Audit and Compliance Committee and Conoco's Compensation Committee identified in the Registration Statement are composed of directors at least a majority of which are DuPont Designees.

                  Section 5.5 Accounting Principles. (a) Effective as of the Effective Date and for so long as DuPont beneficially owns shares of common stock of Conoco representing 50% or more of the voting power of all of the outstanding Voting Stock, Conoco may not change its accounting principles or practices if a change in such accounting principle or practice would be required to be disclosed in Conoco's financial statements as filed with the SEC or otherwise publicly disclosed therein without the prior written consent of DuPont, except for changes which are required by GAAP and as to which there is no discretion on the part of Conoco, as concurred in by Conoco's auditors prior to its implementation.

                           (b) For so long as DuPont beneficially owns shares
representing 20% or more of the voting power of the outstanding Voting Stock (i) Conoco will furnish DuPont within nine (9) business days after the end of each quarter and eleven (11) business days after the end of each fiscal year, the unaudited balance sheet, income statement and statement of cash flows of Conoco and its Subsidiaries as at the end of such period, (ii) Conoco shall furnish to DuPont such financial information or documents in the possession of Conoco or any of its Subsidiaries as DuPont may reasonably request, and (iii) Conoco shall furnish to DuPont on a monthly basis such management and other periodic reports related to financial information in the form and substance consistent with the practice of Conoco as of the date of this Agreement. For so long as DuPont beneficially owns shares representing 50% or more of the voting power of all of the outstanding Voting Stock, Conoco will furnish DuPont the consolidated balance sheet, consolidated income statement and consolidated statement of cash flows, if any, of Conoco and its Subsidiaries as at the end of each such quarterly and annual period in the form and substance consistent with the practice of Conoco as of the date of this Agreement.

                  Section 5.6 Tax Free Spin-Off.

                           (a) At any time after the Effective Date, if DuPont
advises Conoco that it intends to pursue a Tax-Free Spin-Off (as defined in Exhibit A hereto) or that it intends to otherwise distribute all or a portion of the capital stock of Conoco beneficially owned by DuPont to its securityholders by way of dividend, exchange or otherwise, Conoco agrees to take all action reasonably requested by DuPont to facilitate such transaction and, subject to the following sentence, DuPont shall reimburse Conoco for its reasonable out-of-pocket expenses incurred in connection with such actions. In the event a registration statement is filed in connection with such transaction, Conoco and DuPont will cooperate to take actions analogous (to the extent applicable) to those set forth in the Registration Rights Agreement with respect to a Demand Registration and in particular the parties will indemnify and provide contribution to each other in a manner analogous to that set forth in Section 8 of the Registration Rights Agreement.

                           (b) Prior to a Tax-Free Spin-Off, (i) Conoco will
have the right to propose to DuPont an amendment to its certificate of incorporation providing for the automatic conversion on a one-for-one basis of the shares of Class B Common Stock into shares of Class A Common Stock upon the occurrence of circumstances specified in such proposal so long as such amendment
(a) does not otherwise affect any of the rights of the holders of Class A Common Stock or Class B Common Stock (including rights of transferability) or affect the ability (except with respect to the tax-free nature of the spin-off) to accomplish the Tax-Free Spin-Off and (b) is otherwise valid under the Delaware General Corporation Law (the "Charter Amendment") and (ii) if DuPont seeks to obtain from the IRS a ruling (the "Ruling") as to the tax-free nature of the Tax-Free Spin-Off, then DuPont will diligently pursue obtaining such ruling on the basis that such Charter Amendment is effective; provided, however, that notwithstanding anything to the contrary DuPont shall not be required (x) to propose or to raise with the IRS any Charter Amendment which, based on the advice of its counsel, DuPont reasonably believes will, if effective, result in a material delay in, or material reduction in the likelihood of, obtaining such a favorable Ruling and (y) to file a ruling request with respect to, or continue to pursue obtaining, the Ruling on the basis that the Charter Amendment is effective if, after approaching the IRS, DuPont, in its sole discretion, determines in good faith that pursuing such Ruling on such basis is having or may have an adverse effect on the ability to obtain the Ruling or result in a delay with respect thereto which DuPont in good faith believes may not be in its best interests. If DuPont determines to effect a Tax-Free Spin-Off without obtaining a Ruling, it shall have no obligation with respect to any proposed Charter Amendment if it concludes, in good faith, after consultation with counsel, that such Charter Amendment would result in an increased risk that the intended Tax-Free Spin-Off would not qualify under section 355 of the Code (or any successor provision) and be tax-free to DuPont, its shareholders or Conoco.

                  Section 5.7 Survival of Rights. In the event Conoco ceases to be a publicly traded company or becomes a Subsidiary of a publicly traded Company (other than DuPont), all of the rights of DuPont set forth in this
Article V shall continue in full force and effect and shall apply to any publicly traded company that, directly or indirectly, through one or more intermediaries, controls Conoco. Conoco agrees that, without the consent of DuPont, it will not enter into any Contract which will have the effect set forth in the first clause of the preceding sentence, unless such publicly traded company agrees to be bound by the foregoing provision. As used in this Section 5.7, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

                                   ARTICLE VI

                        SURVIVAL, INDEMNIFICATION, CLAIMS
                                AND OTHER MATTERS

                  Section 6.1  Survival of Agreements.

                           (a) All covenants and agreements of the parties
contained in this Agreement shall survive the Effective Date in accordance with their terms; provided, however, that the covenants and agreements of the parties set forth in this Article VI shall survive the Effective Date in perpetuity.

                           (b) All of the obligations of DuPont and the Retained
Subsidiaries, on the one hand, and Conoco and its Subsidiaries, on the other hand, pursuant to this Agreement shall survive and be unaffected by the sale or other transfer by DuPont or any of the Retained Subsidiaries, on the one hand, or Conoco or any of its Subsidiaries, on the other hand, of any their respective Assets or businesses or the assignment by DuPont or any of the Retained Subsidiaries, on the one hand, or Conoco or its Subsidiaries, on the other hand, of any of their respective Liabilities.

                  Section 6.2  Indemnification.

                           (a) DuPont shall, and, in the case of clauses (i) and
(iii) below, shall in addition cause each of the Appropriate Retained Subsidiaries to, indemnify, defend and hold harmless Conoco and its Subsidiaries and each of their Affiliates engaged in the Conoco Business, and each of Conoco's, such Subsidiaries' and such Affiliates' directors, officers, employees and agents (each a "Conoco

Party") from and against, and shall reimburse such Indemnitees with respect to, any and all Losses relating to, resulting from or arising out of, (i) any of the Retained Liabilities (whether arising prior to or after the Effective Date) and all Liabilities arising out of the operation or conduct of the DuPont Business or use or ownership of the DuPont Transferred Assets or any other Assets (other than the Transferred Assets) owned by DuPont and the Retained Subsidiaries after the Effective Date, (ii) any claim that the information included in the Registration Statement under the captions set forth on Schedule 6.2 hereto is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) all Liabilities relating to, resulting from or arising out of the use by DuPont or any Retained Subsidiary of any Non-Permitted Names pursuant to Sections 7.7 and 7.8, and (iv) any failure by a DuPont Party to perform, or violation by a DuPont Party of, any provision of this Agreement or the Related Agreements which is to be performed or complied with by DuPont or the Retained Subsidiaries. As used in this subsection (a), the "Appropriate Retained Subsidiary" shall mean the Retained Subsidiary, if any, whose activities or conduct (or whose predecessors' activities or conduct) caused or resulted in the Loss in question.

                           (b) Conoco shall, and, in the case of clauses (i) and
(iv) below, shall in addition cause the Appropriate Conoco Subsidiaries to, indemnify, defend and hold harmless DuPont and the Retained Subsidiaries and each of their Affiliates, and each of DuPont's, such Subsidiaries' and such Affiliates' directors, officers, employees and agents (other than any Conoco Party) (each a "DuPont Party") from and against, and shall reimburse such Indemnitees with respect to, any and all Losses relating to, resulting from or arising out of (i) any of the Assumed Liabilities (whether arising prior to or after the Effective Date) and all Liabilities arising out of the operation or conduct of the Conoco Business or the use or ownership of the Transferred Assets after the Effective Date, (ii) any claim that the information included in the Registration Statement other than under the captions set forth on Schedule 6.2 hereto is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any Liabilities of DuPont relating to, resulting from or arising out of its status as a holder of shares, directly or indirectly, of a Conoco Party, (iv) any Liabilities relating to, resulting from or arising out of the use by Conoco or any of its Subsidiaries of any Non-Permitted Names pursuant to Sections 7.7 and 7.8, (v) any failure by a Conoco Party to perform, or violation by a Conoco Party of, any provision of this Agreement or any of the Related Agreements which is to be performed or complied with by Conoco or any of its Subsidiaries. As used in this subsection (b), the "Appropriate Conoco Subsidiary" shall mean the Subsidiary of Conoco, if any, whose activities or conduct (or whose predecessors' activities or conduct) caused or resulted in the Loss in question.

                           (c) Effective as of the Effective Time, Conoco for
itself and on behalf of its Subsidiaries hereby releases, remises and forever discharges each DuPont Party, in their respective capacities as such, from any Liability, obligation or responsibility for any and all past actions or failures to take action, including any actions which may be deemed to have been negligent or grossly negligent, relating to, resulting from or arising out of the operation or conduct of any businesses, Assets (including activities performed thereat) or operations managed or operated by, or operationally related to, directly or indirectly, the Conoco Business and the DuPont Business, except for any Liability, obligation or responsibility for any action or failure to take action in accordance with the provisions of this Agreement or for any fraudulent act or willful or intentional misconduct in the operation or conduct of Conoco Business or the DuPont Business prior to the Effective Date. Effective as of the Effective Time, DuPont for itself and on behalf of its Subsidiaries hereby releases, remises and forever discharges each Conoco Party, in their respective capacities as such, from any Liability, obligation or responsibility for any and all past actions or failures to take action, including any actions which may be deemed to have been negligent or grossly negligent, relating to, resulting from or arising out of the operation or conduct of any businesses, Assets (including activities performed thereat) or operations managed or operated by, or operationally related to, directly or indirectly, the Conoco Business and the DuPont Business, except for any Liability, obligation or responsibility for any action or failure to take action in accordance with the provisions of this Agreement or for any fraudulent act or willful or intentional misconduct in the operation or conduct of Conoco Business or the DuPont Business prior to the Effective Date. Nothing set forth in this subsection (c) shall limit or otherwise affect any party's rights or obligations pursuant to, or contemplated by, this Agreement and the Related Agreements, including any obligations relating to indemnification and the assumption of Liabilities.

                           (d) The amount which any Indemnifying Party is
required to pay to any Indemnitee pursuant to Section 6.2(a) or Section 6.2(b) shall be reduced (including, but not limited to, retroactively) by any recovery, judgment, settlement or other amounts actually recovered, including insurance proceeds except to the extent attributable to risks retained solely by Danube and Christiana (provided that, in accordance with Section 10.6(a) hereof (except as otherwise provided in Section 10.6(b)), no Indemnitee shall be obligated to pursue insurance coverages under its excess liability insurance program for any Loss), by such Indemnitee in respect of such Loss. If an Indemnitee shall have received an Indemnity Payment in respect of a Loss and shall subsequently actually receive a recovery, judgment, settlement or other amount in respect of such Loss, then such Indemnitee shall promptly, but in no event later than five business days, pay to such Indemnifying Party a sum equal to the lesser of the amount of such recovery, judgment, settlement or other amount actually received, net of any taxes, or the amount of Indemnity Payments actually received previously in respect of such Loss.

                           (e) (i) An Indemnitee that has received an Indemnity
Payment in respect of a Loss from an Indemnifying Party shall pay to such Indemnifying Party an amount equal to any Tax Saving Amount realized by the Indemnitee promptly upon its receipt. For purposes of this Section 6.2(e), the "Tax Saving Amount" shall equal the amount by which the Income Tax of the Indemnitee or any of its Affiliates are reduced (including, without limitation, through the receipt of a refund, credit or otherwise), plus any related interest received from a Tax Authority, as a result of claiming as a deduction or offset on any relevant Tax Return (including, without limitation, any claim for refund) amounts attributable to a Loss (the "Indemnifiable Loss Deduction"). An Indemnifying Party shall pay to an Indemnitee an amount equal to any increase in the Income Taxes of the Indemnitee as a result of receiving an indemnity payment from the Indemnifying Party (grossed up to take into account such payment, if applicable).

                  (ii) In the event that an Indemnitee incurs a Loss, such Indemnitee shall claim as a deduction or offset on any relevant Tax Return (including, without limitation, any claim for refund) such Loss to the extent such position is supported by substantial authority (as defined in Section 6.3(c) of the Tax Sharing Agreement) with respect to U.S. federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than U.S. federal, state and local Tax Returns. The Indemnitee shall have primary responsibility for the preparation of its Tax
                           Returns and reporting thereon such Indemnifiable Loss Deduction; provided, that the Indemnitee shall consult with, and provide the Indemnifying
                           Party with a reasonable opportunity to review and comment on the portion of the Indemnitee's Tax Return relating to the Loss. If a dispute arises between the Indemnitee and the Indemnifying Party as to whether there is "substantial authority" (with respect to U.S. federal, state and local Tax Returns) or similar appropriate authoritative support (with respect to any Tax Return other than U.S. federal, state and F local Tax Returns) for the claiming of an Indemnifiable Loss Deduction, such dispute shall be resolved in accordance with the principles and procedures set forth in Section 8 of the Tax Sharing Agreement. Both DuPont and Conoco shall act in good faith to coordinate their Tax Return filing positions with respect to Indemnity Payments for the periods that include an Indemnity Payment. There shall be an adjustment to any Tax Saving Amount calculated under
                           Section 6.2(e)(i) hereof in the event of an Audit which results in a Final Determination that increases or decreases the amount of the Indemnifiable Loss Deduction reported on any relevant Tax Return of the Indemnitee. The Indemnitee shall promptly inform the Indemnifying Party of any such Audit and shall attempt in good faith to sustain the Indemnifiable Loss Deduction at issue in the Audit. Upon receiving a written notice of a Final Determination in respect of an Indemnifiable Loss Deduction, the Indemnitee shall redetermine the Tax Saving Amount attributable to the Indemnifiable Loss Deduction under Section 6.2(e)(i) hereof, taking into account the Final Determination (the "Restated Tax Saving Amount"). If the Restated Tax Saving Amount is greater than the Tax Saving Amount, the Indemnitee shall promptly pay the Indemnifying Party a sum equal to the difference between such amounts. If the Restated Tax Saving Amount is less than the Tax Saving Amount, then the Indemnifying Party shall promptly pay the Indemnitee, an amount equal to the difference between such amounts.

                  (iii) Notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto agree that any Indemnity Payment made hereunder shall be treated as a capital contribution or dividend distribution, as the case may be, immediately prior to the Effective Date, for all Tax purposes, and accordingly, as not includible in the taxable income of the recipient.

                           (f) THE PARTIES HERETO UNDERSTAND AND AGREE THAT THE
INDEMNIFICATION OF AN INDEMNITEE BY AN INDEMNIFYING PARTY PURSUANT TO THIS
ARTICLE VI MAY IN-

CLUDE INDEMNIFICATION FOR LOSSES RESULTING FROM OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, AN INDEMNITEE'S OWN NEGLIGENCE.

                           (g) The indemnification provisions of this Article VI
(i) shall apply without regard to, and shall not be subject to, any limitation by reason of set-off, limitation or otherwise and (ii) are intended to be comprehensive and not to be limited by any requirements of Law concerning prominence of language or waiver of any legal right under any Law (including, without limitation, rights under any workers compensation statute or similar statute conferring immunity from suit) and the parties hereto hereby waive all such rights.

                  Section 6.3  Procedure for Indemnification.

                           (a) If any party shall receive notice of any Action
brought, asserted, commenced or pursued other than by a DuPont Party or a Conoco Party (hereinafter a "Third Party Claim"), with respect to which a DuPont Party or a Conoco Party is or may be entitled to an Indemnity Payment, it shall give the potential Indemnifying Party prompt notice thereof (including any pleadings relating thereto) after becoming aware of such Third Party Claim, specifying in reasonable detail the nature of such Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that the failure of a party to give notice as provided in this Section 6.3(a) shall not relieve any Indemnifying Party of its indemnification obligations under this
Article VI, except to the extent that any Indemnifying Party is actually prejudiced by such failure to give notice.

                           (b) For any Third Party Claim concerning which notice
is required to be given under subparagraph (a) of this Section 6.3, an Indemnifying Party may elect to defend the Third Party Claim through counsel appointed by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. An Indemnifying Party electing to defend a Third Party Claim must (i) notify the Indemnitee of its election to defend within 30 days of receipt of notice of such claim pursuant to Section 6.3(a) or sooner if the nature of the Third Party Claim so requires and (ii) acknowledge and agree in writing that if such Third Party Claim is adversely determined, such Indemnifying Party will have an obligation to pay Indemnity Payments to the Indemnitee in respect of the Indemnifiable Losses relating to such Third Party Claim and that such Indemnifying Party waives all defenses it may have to contest such obligation. Notwithstanding the foregoing, DuPont, in its sole discretion, upon written notice (which notice shall include

DuPont's basis for electing to defend such Third Party Claim(s) and whether or not DuPont acknowledges its liability for Indemnity Payments with respect to such Third Party Claim(s) in accordance with the prior sentence), may elect to defend (or assume the defense of) any Third Party Claim or series of related Third Party Claims that:

                           (i) relate in any way to the Conoco Business,
Transferred Assets or the Assumed Liabilities if a DuPont Party is named a party thereto and if (x) DuPont's or one of the Retained Subsidiaries' ability to conduct its business could be impaired in any significantly adverse manner as a result of any injunctive relief sought or (y) an adverse resolution of such Third Party Claim (or series of related Third Party Claims) presents in the good faith judgment of DuPont's General Counsel a reasonable risk of having an adverse effect on the business, operations, financial condition, results of operations or prospects of (1) DuPont and the Retained Subsidiaries, taken as a whole, in an amount greater or equal to $300 million or (2) one of the Retained Subsidiaries organized outside the United States in an amount greater than or equal to $50 million, in which case (A) DuPont or one of the Retained Subsidiaries shall pay all costs and expenses incurred in connection with the defense of such Third Party Claim(s) if DuPont or one of the Retained Subsidiaries is the Indemnifying Party with respect to such Third Party Claim(s) or (B) such costs and expenses shall be included in DuPont's or one of the Retained Subsidiary's Losses if Conoco or one of its Subsidiaries is the Indemnifying Party with respect to such Third Party Claim(s); or

                           (ii) with respect to which both parties hereto, or
Conoco and a Retained Subsidiary, or DuPont and a Subsidiary of Conoco may be Indemnifying Parties, and to which paragraph (i) above does not apply and as to which, in the good faith judgement of the General Counsel of DuPont, the portion of the aggregate Liability that is the responsibility of DuPont and any Retained Subsidiaries (after taking into account indemnification obligations hereunder) equals or exceeds the portion of such Liability that is the responsibility of Conoco and any Subsidiaries of Conoco. In any case in which both DuPont and Conoco may be Indemnifying Parties with respect to a Third-Party Claim, regardless of whether DuPont has the right to defend pursuant to this paragraph (b)(ii), all costs and expenses shall be paid by the party obligated to make any Indemnification Payment to the other, if they are not both required to do so, and if they are both so required, or neither is so required, then all costs and expenses shall be paid by the parties pro rata based on their respective proportionate liability for any settlement or judgment reached or entered (after taking into account any Indemnification Payments pursuant to this Agreement). If neither party has any liability to a third party, the parties shall share the fees and expenses equally.

                (c) The Indemnifying Party's right to defend any Third Party Claim includes the right (after consultation with the Indemnitee following at least five business days written notice thereof) to compromise, settle or consent to the entry of any judgment or determination of liability concerning such Third Party Claim; provided, however, that the Indemnifying Party shall not compromise, settle or consent to the entry of judgment or determination of liability concerning any Third Party Claim without prior written approval by the Indemnitee if the terms or conditions of such compromise, settlement or consent would, in the reasonable judgment of the Indemnitee, have a significantly adverse financial impact or an adverse effect upon the ongoing operations of the Indemnitee. Notwithstanding any other provision of this Section 6.3, unless otherwise agreed to by the parties in writing, no party shall enter into any compromise or settlement or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the third party of a release of both the Indemnitee and the Indemnifying Party from all further liability concerning such Third Party Claim.

                           (d) In the event that counsel for both the defending
party and the non-defending party is required and joint counsel cannot adequately represent the interests of both the defending party and the non-defending party due to a conflict of interest, the non-defending party shall have the right to participate in the defense of any Third Party Claim by employing separate counsel at the expense of such non-defending party without a right of reimbursement from the defending party. In addition, in all cases, the non-defending party may participate in the defending party's defense of any Third Party Claim in which the non-defending party has any interest by employing separate counsel; provided, however, that (i) the defending party shall control, manage and direct the defense of such Third Party Claim and (ii) the non-defending party's participation shall be at the non-defending party's cost and expense without a right of reimbursement from the defending party.

                           (e) If the party having the right to elect to defend
a particular Third Party Claim pursuant to Section 6.3(b) elects not to defend, or fails to respond regarding its election to defend in a timely manner, a particular Third Party Claim, the other party shall defend such Third Party Claim without any prejudice to its rights to indemnification from the Indemnifying Party pursuant to this Article VI. In such case, (i) the Indemnitee shall have the right to compromise, settle or consent to the entry of any judgment with respect to such Third Party Claim as provided in Section 6.3(c),
(ii) the amount of such compromise, settlement or judgment shall be determinative of the amount of the Loss (but such compromise, settlement or judgment shall not necessarily be determinative of which party hereunder is entitled to indemnification) and (iii) the Indemnifying Party shall bear all costs and expenses of defending such Third Party Claim; provided, however, that if both parties may be Indemnifying Parties with respect to such Third Party Claim, the non-defending party shall reimburse the defending party promptly upon demand by the defending party for the non-defending party's proportionate share of all out-of-pocket costs and expenses reasonably incurred in connection with the defending party's defense of such Third Party Claim.

                           (f) The non-defending party shall make available to
the defending party and its counsel all employees, books and records, communications, documents, items or matters within its knowledge, possession or control that are necessary, appropriate or reasonably deemed relevant by the defending party with respect to such defense; provided, however, that subject to
Section 8.6 hereof, nothing in this subparagraph (f) shall be deemed to require a party to make available books and records, communications, documents or items which (i) in such party's good faith judgment could result in a waiver of any Privilege or (ii) such party is not permitted to make available because of any Law or any confidentiality obligation to a third party, in which case such party shall use its reasonable efforts to seek a waiver of or other relief from such confidentiality restriction.

                           (g) Upon final judgment, determination, settlement or
compromise of any Third Party Claim, and unless otherwise agreed by the parties in writing, the Indemnifying Party shall pay promptly on behalf of the Indemnitee, or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount of any and all Losses suffered by such Indemnitee (other than attorneys' fees incurred by such Indemnitee in the event it participates in its own defense, except in the circumstance where the Indemnifying Party has failed to assume the defense of any Third Party Claim) with respect to such claim as determined by such final judgment, determination, settlement or compromise. Upon the payment in full by the Indemnifying Party of such amount, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  Section 6.4 Other Claims for Indemnification. Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice from the Indemnitee to the Indemnifying Party stating the specific provisions of this Agreement upon which such claim is based. Such Indemnifying Party shall have a period of 30 days from actual receipt of the notice (or such shorter time period as may be required by law as indicated by the Indemnitee in the written notice) within which to respond thereto. If such Indemnifying Party does not respond within such 30-day (or lesser) period, then there shall be a rebuttable presumption that such Indemnifying Party has accepted responsibility for such claim. If such Indemnifying Party does respond within such 30-day (or lesser) period and rejects such claim in whole or in part, such Indemnitee shall be free to pursue resolution as provided in Article XIII hereof.

                  Section 6.5 Contribution. If the indemnification provided for in Section 6.2 is unavailable to an Indemnitee in respect of any Loss arising out of or related to information contained in the Registration Statement as provided in clause (ii) of Section 6.2(a) and clause (ii) of Section 6.2(b), then the Indemnifying Party, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Loss, in such proportion as is appropriate to reflect the relative fault of Conoco and each other Conoco Party, on the one hand, and DuPont and each other DuPont Party, on the other hand, in connection with the statements or omissions which resulted in such Loss. The relative fault of a Conoco Party, on the one hand, and of a DuPont Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a Conoco Party or a DuPont Party.

                  Section 6.6 No Beneficiaries. Except to the extent expressly provided otherwise in this Article VI, the indemnification provided for by this
Article VI shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive (and, as applicable, cause its Subsidiaries to waive) such rights against the other (and, as applicable, its Subsidiaries) to the fullest extent permitted by law.

                  Section 6.7 Indemnification of Directors and Officers. For purposes of this Article VI, and notwithstanding anything to the contrary contained herein, (i) officers of DuPont shall not be Conoco Parties, but shall be deemed DuPont Parties, whether or not such officers of DuPont serve on the Conoco Board, (ii) officers of Conoco shall not be deemed DuPont Parties, but shall be deemed Conoco Parties, whether or not such officers of Conoco serve on the DuPont Board, and (iii) Persons who (A) serve on both the Conoco Board and the DuPont Board and (B) are not officers of either DuPont or Conoco, shall be deemed both DuPont Parties and Conoco Parties.

                                   ARTICLE VII

                           CERTAIN ADDITIONAL MATTERS

                  Section 7.0 Post-Closing Transactions. As more fully set forth in Sections 7.1 and 7.2 below, and subject to the limitations therein, the parties hereto intend to effect the Separation, including all required transfers of any Transferred Business Companies, Transferred Assets and DuPont Transferred Assets on or prior to the Effective Date or, to the extent any approvals, filings or consents are required with or from any Governmental Authorities or third parties or otherwise contemplated by the parties in connection with the Restructuring, as soon as practicable thereafter. In the case of any such transfers not complete at the Effective Date, the parties further intend, subject to the provisions of Sections 7.1 and 7.2 below, to treat the Person to whom such Asset or company would otherwise have been transferred, insofar as is reasonably possible, as being entitled to all of the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and control, from and after the Effective Date.

                  Section 7.1 Non Assignment, Further Assurances. (a) Notwithstanding anything else in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign, convey or transfer any Action, Asset or Contract, including stock or other ownership interests in a Transferred Business Company or any claim or right or any benefit arising thereunder or resulting therefrom as to which consent or approval to assignment, conveyance or transfer thereof or amendment thereof (including, but not limited to, consents and approvals of Governmental Authorities) is required but has not been obtained as of the Effective Date unless and until such consent is no longer required or has been obtained.

                           (b) Subject to Section 7.2, DuPont and Conoco agree
that they will use their respective reasonable commercial efforts to obtain any consent, approval or amendment (including, but not limited to, consents and approvals of Governmental Authorities) required to (i) convey, assign, transfer and deliver to Conoco or the applicable Transferred Business Companies all of DuPont's or the applicable Retained Subsidiaries' title and ownership interest in and to the Trans-ferred Assets and to convey, assign, transfer and deliver to DuPont or the applicable Retained Subsidiaries all of Conoco's or its applicable Subsidiaries' or any Delayed Company's title and ownership interest in and to any DuPont Transferred Assets to be conveyed to DuPont or the Retained Subsidiaries hereunder and (ii) have Conoco or its applicable Subsidiary assume, pay, perform and discharge the Assumed Liabilities and to obtain the release of DuPont or the applicable Retained Subsidiary therefrom, and, to the extent required, have DuPont or its applicable Retained Subsidiary assume, pay, perform and discharge the Retained Liabilities and to obtain the release of Conoco or its applicable Subsidiary therefrom including with respect to (i) and (ii) any consent, approval or amendment required for any necessary novation or assignment of all Contracts, agreements, leases, licenses and other rights of any nature whatsoever relating to any Assets (including, without limitation, all bids, quotations and proposals which have been made by DuPont or any of the Retained Subsidiaries on behalf of the Transferred Business or by Conoco or any Transferred Business Company on behalf of the Retained Business which are outstanding as of the Effective Date); provided, however, that neither DuPont and the Retained Subsidiaries nor Conoco and its Subsidiaries shall be obligated to pay any consideration in order to obtain any such consent, approval or amendment (except that DuPont shall be required to pay filing fees, other administrative charges and other reasonable out-of-pocket expenses to the extent they are Separation Expenses); and provided, further, however, that neither DuPont nor Conoco is, in this Agreement or in any Related Agreement, representing or warranting in any way that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments; and provided, further, that Conoco and any applicable Subsidiary shall bear the economic and legal risk that any required consents, approvals or amendments are not obtained or that any requirements of law or judgments are not complied with, with respect to the transfer of the Transferred Assets and that DuPont and any applicable Retained Subsidiary shall bear the economic and legal risk that any required consents, approvals or amendments are not obtained or that any requirements of law or judgments are not complied with, with respect to DuPont Transferred Assets.

                (c) In the event and to the extent that DuPont is unable to obtain any such required consent, approval or amendment required to transfer, convey or assign the Transferred Assets (other than the stock of a Delayed Company) to Conoco or one of its Subsidiaries, DuPont shall, and shall cause the Retained Subsidiaries to, continue to hold and, to the extent required by the terms applicable to such Asset, operate the Asset in the case of real or personal property or to be bound thereby in the case of Contracts and unless not permitted by law, Conoco shall, and shall cause its Subsidiaries to, pay, perform and discharge fully, promptly when due all the obligations of DuPont or the Retained Subsidiaries thereunder from and after the Effective Date, and Conoco shall, and shall cause its Subsidiaries to, indemnify the DuPont Parties for all Losses arising out of such performance by Conoco or any of its Subsidiaries. DuPont shall, and shall cause the Retained Subsidiaries to, without further consideration therefor, pay and remit to Conoco promptly all monies, rights and other considerations received in respect of such performance. Conoco shall, and shall cause its Subsidiaries to, indemnify the DuPont Parties for all Losses arising out of any actions (or omissions to act) of DuPont or any Retained Subsidiary (i) taken at the direction of Conoco (or if Conoco fails to provide such direction) or (ii) absent gross negligence or willful misconduct, taken at the initiative of DuPont or one of the Retained Subsidiaries with respect to any Contracts, agreements, leases, licenses, or other rights or commitments.

                           (d) In the event and to the extent that Conoco is
unable to obtain any such required consent, approval or amendment required to transfer, convey or assign any DuPont Transferred Asset (other than the stock of a Delayed Company) to DuPont or one of the Retained Subsidiaries, Conoco shall, and shall cause its Subsidiaries to, continue to hold and, to the extent required by the terms applicable to such Asset, operate the Asset in the case of real or personal property or to be bound thereby in the case of Contracts and unless not permitted by law, DuPont shall, and shall cause the Retained Subsidiaries to, pay, perform and discharge fully, promptly when due all the obligations of Conoco or its Subsidiaries thereunder from and after the Effective Date, and DuPont shall, and shall cause the Retained Subsidiaries to, indemnify the Conoco Parties for all Losses arising out of such performance by DuPont or any of the Retained Subsidiaries. Conoco shall, and shall cause its Subsidiaries to, without further consideration therefor, pay and remit to DuPont promptly all monies, rights and other considerations received in respect of such performance. DuPont shall, and shall cause the Retained Subsidiaries to, indemnify the Conoco Parties for all Losses arising out of any actions (or omissions to act) of Conoco or any of its Subsidiaries (i) taken at the direction of DuPont (or if DuPont fails to provide such direction) or (ii) absent gross negligence or willful misconduct, taken at the initiative of Conoco or one of its Subsidiaries with respect to any Contracts, agreements, leases, licenses, or other rights or commitments.

                           (e) Subject to Section 7.2, to the extent that any
conveyances, assignments, transfers and deliveries of the Assets contemplated by this Agreement or the Related Agreements shall not have been consummated on or prior to the Effective Date (including, but not limited to, the failure or inability to obtain a required approval, consent or amendment), DuPont and Conoco shall cooperate to effect such consummation as promptly thereafter as shall be practicable. Without limiting the generality of the foregoing, at any time and from time to time after the Effective Date, at the request of DuPont or Conoco, as the case may be, and without further consideration, DuPont or the Retained Subsidiaries, on the one hand, and Conoco or its Subsidiaries, on the other hand, will execute and deliver to DuPont or the Retained Subsidiaries, as the case may be, or to Conoco or its Subsidiaries, as the case may be, such other instruments of transfer, conveyance, assignment and confirmation and take such action as DuPont or Conoco, as the case may be, may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the other and to confirm in the other all title and ownership interest held by the transferor to all of the Assets transferred hereunder, to put the transferee in actual possession and operating control thereof and to permit the transferee to exercise all ownership rights with respect thereto held by the transferor (including, without limitation, rights under Contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and Conoco or its Subsidiaries and DuPont or the Retained Subsidiaries will execute and deliver to DuPont or Conoco, as the case may be, all instruments, undertakings or other documents and take such other action as DuPont and Conoco may reasonably deem necessary or desirable in order to have Conoco or one of the Transferred Business Companies fully assume and discharge the Assumed Liabilities and relieve DuPont of any Liability with respect thereto and to have DuPont or the Retained Subsidiaries, to the extent necessary, to fully assume and discharge the Retained Liabilities and relieve Conoco of any Liability with respect thereto; provided, that both DuPont and Conoco understand and agree that, neither shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Agreement to be consummated on or subsequent to the Effective Date. Notwithstanding the foregoing, DuPont and Conoco shall not be obligated, in connection with the foregoing, to expend monies other than filing fees, administrative charges, and other reasonable out-of-pocket expenses, which shall be borne by DuPont to the extent they are Separation Expenses.

                           (f) Whether or not all of the Transferred Assets or
the Assumed Liabilities shall have been legally transferred or transferred of record to or assumed by Conoco or one of the Transferred Business Companies or whether all of the Assets to be transferred to DuPont or one of the Retained Subsidiaries or the Retained Liabilities shall have been legally transferred or transferred of record to or assumed by DuPont or one of the Retained Subsidiaries as of the Effective Date, DuPont and Conoco agree that as between DuPont and Conoco and their respective

Subsidiaries, as of the Effective Date, (i) Conoco or one of the Transferred Business Companies shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the Transferred Assets, except as described in this Section 7.1 with respect to Assets which are non-assignable and as described in Section 7.2 with respect to Delayed Companies, together with all of DuPont's and the Retained Subsidiaries' rights, powers and privileges (except as provided in Section 8.6 hereto) incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Assumed Liabilities and all of DuPont's and the Retained Subsidiaries' duties, obligations and responsibilities incident thereto and (ii) DuPont or one of the Retained Subsidiaries shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the DuPont Transferred Assets to be transferred to DuPont and the Retained Subsidiaries hereunder, except as described in this Section 7.1 with respect to Assets which are non-assignable and except as described in Section 7.2 with respect to Delayed Companies, together with all of Conoco's and its Subsidiaries' rights, powers and privileges (except as provided in Section 8.6 hereto) incident thereto, and shall be deemed to have assumed, to the extent required, in accordance with the terms of this Agreement all of the Retained Liabilities and all of Conoco's and its Subsidiaries' duties, obligations and responsibilities incident thereto.

                  Section 7.2 Delayed Companies; Interim Period.

                           (a) With respect to any Transferred Business Company
not owned directly or indirectly by Conoco as of the Effective Date, including, but not limited to, the entities set forth on Schedule 7.2 (each a "Delayed Company"), DuPont and Conoco agree that from the Effective Date until it is conveyed to Conoco or any of its Subsidiaries (or until it is otherwise transferred by DuPont pursuant to paragraph (e) hereof) (the "Interim Period"), DuPont, or each Retained Subsidiary of DuPont that directly or indirectly owns a Delayed Company, shall retain title to the Delayed Company; provided, that it may transfer the Delayed Company to another Retained Subsidiary that is wholly owned, directly or indirectly, by DuPont. For the period specified in clauses
(i) and (ii) of the first sentence of subsection (d) below and until the sale process provided for therein has been completed or abandoned, DuPont shall cause each Delayed Company not to declare or pay any dividends or other distributions, except out of net cash flow generated by the Retained Business, to DuPont or any Retained Subsidiary or any other Person and shall cause the Delayed Companies not to redeem, repurchase or otherwise acquire any of its capital stock; provided, however, that the provisions of this sentence shall terminate and be of no further effect with respect to a particular Delayed Company at such time as that particular Delayed Company is no longer a direct or indirect wholly


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
owned Subsidiary of DuPont. Conoco, directly or indirectly, shall provide the funding requirements (which shall include an allocable portion of corporate overhead and non-allocated expenses) of the portion of the business and operations of each Delayed Company conducting the Transferred Business not covered by cash on hand at such Delayed Company in amounts and at times determined by DuPont and shall repay and indemnify DuPont or any Retained Subsidiary for any such funding advanced by it to fund the portion of the business and operations of the Delayed Company conducting the Transferred Business after the Effective Date; provided, that in the case of any Mixed-Use Subsidiary which is a Delayed Company, the calculation of the funding required to be provided by Conoco shall be adjusted to (i) reimburse DuPont or a Retained Subsidiary for the funding provided by cash generated by the business and operations of such Delayed Company through the conduct of the Retained Business and for any funding of such Delayed Company provided by DuPont or any Retained Subsidiary or otherwise generated by the Retained Business and (ii) reimburse Conoco or any Subsidiary of Conoco for the funding, if any, of that portion of the business and operations of the Delayed Company conducting the Retained Business after the Effective Date which is provided by cash generated by the business and operations of such Delayed Company conducting the Transferred Business.

                           (b) Prior to the receipt of the approvals of all
Governmental Authorities required to transfer a Delayed Company to Conoco or any of its Subsidiaries, if applicable, during the Interim Period, management of such Delayed Company shall operate such Delayed Company without control by Conoco or any of its Subsidiaries, and DuPont shall instruct the management of such Delayed Company to operate such Delayed Company in the ordinary course of business in accordance with existing plans and budgets of such Delayed Company. If the exercise of managerial control by Conoco is not prohibited by law, Conoco shall exercise managerial control over such portion of the business and operations of each Delayed Company which conducts the Transferred Business and neither DuPont nor any Retained Subsidiary shall have any duty or obligation with respect thereto. DuPont and its Subsidiaries shall (i) not be liable in any manner for the activities or operations of such portion of the business and operations of each Delayed Company which conducts the Transferred Business or the activities of the directors, officers and employees of any Delayed Company during the Interim Period to the extent such activities relate to such portion of the business and operations of the Delayed Company which conducts the Transferred Business and (ii) shall be indemnified by Conoco and its Subsidiaries from any and all Losses sustained by DuPont or any of the Retained Subsidiaries in connection with the activities described under (i) above


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or otherwise attributable to DuPont or any Retained Subsidiary with respect to its status as holder of the shares of such Delayed Company during the Interim Period.

                           (c) DuPont shall, during the Interim Period, provide,
or cause to be provided, outsourcing services to a Delayed Company to the extent such services are currently provided to such Delayed Company by DuPont or any Retained Subsidiary. Such services shall be provided in accordance with the terms and at the cost provided for in the relevant Transitional Services Agreement. A Delayed Company or any Transferred Business Companies, as the case may be, shall be deemed to have been granted licenses immediately prior to or on the Effective Date by DuPont or any Retained Subsidiary, any Delayed Company and Conoco or any of its Subsidiaries, as the case may be, to use all intellectual property owned or licensed (in the case of licensed intellectual property, subject to the terms thereof) by such grantor and previously used in connection with the recipient's business and on the same terms and conditions that such intellectual property was licensed or made available to the recipient prior to the Effective Date.

                           (d) If all or part of the transfer of a Delayed
Company is prohibited by a Governmental Authority, DuPont shall, for a period ending on the the later of (i) two years following the Effective Date or (ii) one year following DuPont's good faith determination that such prohibition exists and a waiver or other relief therefrom cannot be obtained on a commercially reasonable basis, with the consent of Conoco (which consent shall not be unreasonably withheld), use its reasonable commercial efforts to transfer, or cause to be transferred, to a third party all of the Assets and Liabilities of such Delayed Company relating to the operations and conduct of the Transferred Business (if none of such Assets and Liabilities could be transferred to or assumed by Conoco) or the portion of such Assets and Liabilities that could not be transferred to Conoco on terms reasonably acceptable to Conoco; provided, that DuPont shall be entitled to comply with and to rely upon any advice, orders or instructions of a Governmental Authority with respect to any such transfer or sale; and further, provided, that any such transfer or sale shall be made without any undertakings on the part of DuPont or any Retained Subsidiary, but that DuPont shall bear all costs, expenses and taxes arising from the sale or transfer of such Assets and Liabilities; and further, provided, that DuPont shall keep Conoco reasonably informed about its efforts to cause such sale or transfer and DuPont shall consider, but have no obligation to implement, any recommendations Conoco may have regarding such process. Following the later to occur of (i) and (ii) above, DuPont shall have no further obligation to effectuate or cause any sale or transfer pursuant to this Section 7.2(d). Upon such sale or transfer, all duties and obligations


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of DuPont or any Retained Subsidiary with respect to such Delayed Company shall thereupon cease except as otherwise provided in this Agreement. The proceeds to DuPont, the relevant Retained Subsidiary or the relevant Delayed Company (net of any costs, expenses and taxes, including any required repayments of debt, to the extent they are not Separation Expenses, (the "Net Proceeds")), if any, of such transfer or sale shall be remitted to Conoco upon receipt of such Net Proceeds by DuPont, the relevant Retained Subsidiary or the relevant Delayed Company. However, if DuPont or the relevant Retained Subsidiary is required to make an expenditure in connection with such sale or transfer that is not a Separation Expense, Conoco shall, promptly following the consummation of such transfer or sale, reimburse DuPont or the relevant Retained Subsidiary for the full amount of such expenditure. If, following the later to occur of clause (i) and (ii) above (or earlier, with the consent of Conoco), DuPont or the relevant Retained Subsidiary liquidates such Delayed Company, the Net Proceeds of such liquidation shall, if permitted by Law, be remitted to Conoco upon receipt of such Net Proceeds by DuPont or the relevant Retained Subsidiary. The payments provided for in the previous two sentences shall be made subject to any currency, or exchange or other regulation or requirement of Governmental Authorities. Notwithstanding the foregoing, if a Delayed Company is a Mixed-Use Subsidiary, DuPont may (i) transfer all Assets of the Delayed Company which constitute part of the Retained Business to DuPont or one of the Retained Subsidiaries prior to any sale of all or part of such Delayed Company to a third party or a liquidation of the Delayed Company, (ii) sell only the Assets of the Delayed Company which constitute part of the Transferred Business to a third party or
(iii) sell all of the Assets of the Delayed Company or all of the stock of the Delayed Company, in which case, DuPont shall only remit to Conoco the Net Proceeds which are allocable to the portion of the Delayed Company which conducted the Transferred Business. In the case of clauses (i) and (ii) above, the amount of Net Proceeds to be remitted by DuPont to Conoco shall be calculated after giving effect to the transfer of the Assets of the Delayed Company which constitute part of the Retained Business in the case of clause
(i), and only giving effect to the sale of the Assets of the Delayed Company which constitute part of the Transferred Business in the case of Clause (ii).

                           (e) During the Interim Period, DuPont or one of the
Retained Subsidiaries will promptly provide Conoco and its Subsidiaries with such financial and other information with respect to such portion of the business and operations of each Delayed Company which conducts the Conoco Business as may be reasonably requested by Conoco, unless the provision of such information would be prohibited by applicable law or by contractual obligations to third parties in the reasonable judgment of DuPont. During the Interim Period, DuPont and Conoco will, and will


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cause their respective Subsidiaries to, cooperate and to use commercially reasonable efforts to obtain all required approvals of any Governmental Authorities for any sale or transfer of Assets and assumptions of Liabilities of any Delayed Company relating to the operations and conduct of the Conoco Business.

                           (f) In the event that any Delayed Company which is
also a Mixed-Use Subsidiary that is conveyed to Conoco or any of its Subsidiaries owns any DuPont Transferred Assets after such conveyance, Conoco and its Subsidiaries shall continue to operate such assets and conduct that portion of the Retained Business attributable to those Assets in the ordinary course of business. Conoco and its appropriate Subsidiaries shall take all actions reasonably required to transfer such DuPont Transferred Assets to DuPont or the appropriate Retained Subsidiary as soon as is practicable following receipt of all required approvals of all Governmental Authorities. The provisions of Section 7.2(a), (b), (c), and (e) shall apply to DuPont and the Retained Subsidiaries, such DuPont Transferred Assets and the conduct of that portion of the Retained Business conducted by such Delayed Company attributable to those Assets to the same extent such provisions are applicable to Conoco and its Subsidiaries, the Transferred Assets and the operation of the Conoco Business pursuant to such subsections. No later than 30 days following receipt by Conoco or any of its Subsidiaries of any cash proceeds in respect of the sale or transfer of any DuPont Transferred Assets pursuant to this subsection 7.2(f), Conoco shall remit to DEC an amount of cash equal to the gross proceeds received by Conoco or any of its Subsidiaries pursuant to such sale or transfer.

                  Section 7.3 Notice of Separation. Following the Effective Date, Conoco shall, and shall cause its Subsidiaries to use commercially reasonable efforts to advise and put on notice all third parties with whom Conoco or any of its Subsidiaries conducts business or maintains contractual relationships that Conoco is an independent public company and no longer a wholly owned Subsidiary of DuPont.

                  Section 7.4 Resignations. On or prior to the Effective Date, DuPont shall cause all directors, officers and employees of DuPont who are directors and officers of any Transferred Business Company (other than any named in the Registration Statement as intended to be directors or officers of Conoco or any other Transferred Business Company) to resign from such positions with such Transferred Business Company, and Conoco shall cause all persons who are or will be Transferred Employees and who are officers or employees of DuPont or officers, employees, or directors of any Retained Subsidiary (other than Sentinel) to resign from such positions with DuPont or with such Retained Subsidiary; provided however, that no


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
person who is named in the Registration Statement as being or intended to be or remain a director of Conoco or DuPont shall be required to resign from such Board.

                  Section 7.5 Other Agreements. On or prior to Effective Date, DuPont and Conoco shall, and shall cause their respective Subsidiaries (as appropriate) to, enter into and deliver the Related Agreements and the Conveyancing and Assumption Instruments.

                  Section 7.6 Payment of Separation Expenses. DuPont shall be responsible for reimbursing Conoco for Separation Expenses incurred by Conoco and its Subsidiaries in accordance with the following provisions:

                           (a) Within 30 business days following the Effective
Date, Conoco shall prepare, and DuPont shall fully cooperate in preparing, an invoice reflecting all Separation Expenses paid by Conoco or any of its Subsidiaries for the period beginning May 11, 1998 through and including the Effective Date. Not later than 30 business days following delivery of such invoice, DuPont shall, or shall cause any of the Retained Subsidiaries to, pay to Conoco or any of its Subsidiaries in cash the amount of Separation Expenses reflected on such invoice.

                           (b) For each calendar month (or for such other time
period as the parties shall mutually agree following the Effective Date) commencing with the month following the month in which the Effective Date occurs and, unless sooner terminated by mutual agreement of the parties hereto, continuing for two years from the date on which DuPont's voting power falls below 50% of the voting power of all of the outstanding shares of common stock of Conoco, within 30 business days of the end of the month (or such other relevant period) in question, Conoco shall prepare, and DuPont shall fully cooperate in preparing, an invoice which shall reflect the Separation Expenses paid by Conoco and its Subsidiaries during the month (or such other relevant period) in question; provided that, with respect to the first such period, such invoice shall not reflect Separation Expenses paid prior to or on the Effective Date (which expenses shall be reflected on the invoice provided for under subsection (a) above). Not later than 30 business days following delivery of each such periodic invoice, DuPont shall, or shall cause any of the Retained Subsidiaries to pay in cash the amount reflected on such periodic invoice.

                           (c) As promptly as practicable following the date of
this Agreement, Conoco shall provide DuPont with an estimate of the total amount of Separation Expenses for which reimbursement is to be provided pursuant to the foregoing provisions.


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                  Section 7.7 Signs; Use of Company Name. Except as provided in
Section 7.8, as soon as practicable, and in any event within 60 days after the Effective Date, DuPont and Conoco, at DuPont's expense, shall remove (or, if necessary, on an interim basis cover up) any and all exterior and interior signs and identifiers which refer or pertain to DuPont or the Retained Business on the Transferred Assets, in the case of Conoco, or which refer to or pertain to Conoco or the Transferred Business on the Assets of DuPont or the Retained Subsidiaries, in the case of DuPont (in each case, other than on the Assets of any Delayed Company for so long as such company remains a Delayed Company). After such period, (i) Conoco shall not use or display the name "DuPont" or variations thereof, or other trademarks, tradenames, logos or identifiers using such name or otherwise owned by or licensed to DuPont which have not been assigned or licensed to Conoco and (ii) DuPont shall not use or display the name "Conoco" or variations thereof, or other trademarks, tradenames, logos or identifiers using such name or otherwise owned by or licensed to Conoco which have not been assigned or licensed to DuPont (collectively, in each case, "Non-Permitted Names"), without the prior written consent of the other; provided, however, notwithstanding the foregoing, that nothing contained in this Agreement shall prevent DuPont or Conoco from using the other's name in public filings with Governmental Authorities, materials intended for distribution to either party's stockholders or any other communication in any medium which describes the relationship between the parties.

                  Section 7.8 Products, Supplies and Documents. DuPont and Conoco shall have the right to use existing products, supplies and documents (including, but not limited to, purchase orders, forms, labels, shipping materials, catalogues, sales brochures, operating manuals, instructional documents and similar materials, and advertising material) being transferred to it pursuant to this Agreement which have imprinted thereon or otherwise use a Non-Permitted Name, for a period not to exceed 180 days following the Effective Date (or for such longer period as necessary to fulfill existing contractual relationships under contracts which have not been novated or in the business and operations of any Delayed Company for so long as such company remains a Delayed Company); provided, however, that DuPont and Conoco agree (i) to use only such supplies and documents existing in inventory as of the Effective Date and (ii) not to order or utilize in any manner any additional supplies and documents which have imprinted thereon or otherwise use a Non-Permitted Name.

                  Section 7.9 Plant Closings and Layoffs. Conoco agrees that it shall not, and shall not permit any of its Subsidiaries, at any time during the 120-day period following the Effective Date, effectuate (i) a "plant closing" as defined in the


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Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act")
affecting any site of employment or operating units within any site of employment of the Transferred Business or (ii) take any action to precipitate a "mass layoff" as defined in the WARN Act affecting any site of employment of the Transferred Business, except, in either case, after complying fully with the notice and other requirements of the WARN Act. Conoco agrees to, and shall cause its Subsidiaries to, indemnify DuPont and the Retained Subsidiaries and to defend and hold DuPont and the Retained Subsidiaries harmless from and against any and all Losses which DuPont and the Retained Subsidiaries may incur in connection with any Action or claim of violation brought against DuPont and any of the Retained Subsidiaries under the WARN Act or any state, local and foreign plant closing and layoff law, which relate, in whole or in part, to actions taken by Conoco or any of its Subsidiaries with regard to any site of employment of Conoco or any of its Subsidiaries or operating units within any site of employment of the Transferred Business.

                  Section 7.10 Litigation. Following the Effective Date, (a) Conoco shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating to or arising in connection with the Conoco Business, the Transferred Assets or the Assumed Liabilities, including Actions with respect to the matters set forth on Schedule 7.10(a) (each, a "Conoco Action"), and may settle or compromise, or consent to the entry of any judgment with respect to any such Action, without the consent of DuPont, and (b) DuPont shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating to or arising in connection with the DuPont Business, the Excluded Assets or the Retained Liabilities, including Actions with respect to the matters set forth on
Schedule 7.10(b) (each, a "DuPont Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of Conoco; provided, that if both DuPont and Conoco are named as parties to any Conoco Action or DuPont Action, to settle or compromise, or consent to the entry of any judgment with respect to, any such Action, DuPont, any of the Retained Subsidiaries, Conoco and any of its Subsidiaries must comply with the provisions of Section 6.2. Conoco shall, and shall cause its Subsidiaries to, indemnify, defend and hold harmless the DuPont Parties, and DuPont shall, and shall cause the Retained Subsidiaries to, indemnify and hold harmless each of the Conoco Parties, in the manner provided in Article VI, from and against all Losses arising out of or resulting from each such Action over which such Indemnifying Party has authority and control pursuant to this Section
7.10. Conoco shall, and shall cause its Subsidiaries, to use best efforts to have DuPont and any DuPont Parties removed as parties to any Conoco Action in which they are named parties as soon as is reasonably practicable, and DuPont shall, and shall cause the


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Retained Subsidiaries to, use best efforts to have Conoco and any Conoco Parties removed as parties to any DuPont Action in which they are named parties as soon as is reasonably practicable.

                  Section 7.11 No Restrictions on Post-Closing Competitive Activities; Corporate Opportunities.

                           (a) It is the explicit intent of each of the parties
hereto that the provisions of this Agreement shall not include any non-competition or other similar restrictive arrangements with respect to the range of business activities which may be conducted by the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that nothing set forth in this Agreement shall be construed to create any explicit or implied restriction or other limitation on (i) the ability of any party hereto to engage in any business or other activity which competes with the business of any other party hereto, or (ii) the ability of any party to engage in any specific line of business or engage in any business activity in any specific geographic area.

                           (b) Except as provided in the Principal Related
Agreements, DuPont and the Retained Subsidiaries shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as Conoco and its Subsidiaries, (ii) do business with any client or customer of Conoco and its Subsidiaries and (iii) employ or otherwise engage any officer or employee of Conoco and its Subsidiaries, and neither DuPont nor any Retained Subsidiary nor any officer or director thereof shall be liable to Conoco and its Subsidiaries or its stockholders for breach of any fiduciary duty by reason of any such activities of DuPont or the Retained Subsidiaries or of such person's participation therein. Except as would otherwise result in a violation of law by DuPont or Conoco or any of their respective Subsidiaries, Conoco and any of its Subsidiaries shall have the right to, and shall have no duty not to, (i) engage in the same of similar business activities or lines of business as DuPont and the Retained Subsidiaries (ii) do business with any client or customer of DuPont and the Retained Subsidiaries and
(iii) employ or otherwise engage any officer or employee of DuPont and Retained Subsidiaries and neither Conoco nor any of its Subsidiaries nor officer or director thereof shall be liable to DuPont and the Retained Subsidiaries or their shareholders for breach of any fiduciary duty by reason of any such activities of Conoco or its Subsidiaries or of such persons participation therein. In the event that DuPont or any of the Retained Subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both DuPont or any of the Retained Subsidiaries and Conoco and any of its Subsidiaries, neither DuPont nor the Retained Subsidiaries nor any DuPont Designee shall have any duty to communicate or present such corporate


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opportunity to Conoco or its Subsidiaries and shall not be liable to Conoco and its Subsidiaries or to Conoco's stockholders for breach of any fiduciary duty as a stockholder of Conoco by reason of the fact that DuPont or any of the Retained Subsidiaries pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to Conoco and its Subsidiaries. In the event that Conoco or any of its Subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both DuPont or any of the Retained Subsidiaries and Conoco or any of its Subsidiaries, neither Conoco nor any of its Subsidiaries shall have any duty to communicate or present such corporate opportunity to DuPont or any of the Retained Subsidiaries and shall not be liable to DuPont or any of the Retained Subsidiaries or to DuPont's stockholders for breach of any fiduciary duty by reason of the fact that Conoco or any of its Subsidiaries pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to DuPont or any of the Retained Subsidiaries. For the purposes of this Section 7.11, "corporate opportunities" of Conoco and its Subsidiaries shall include, but not be limited to, business opportunities which Conoco or its Subsidiaries are financially able to undertake, which are, by their nature, in a line of business of Conoco or its Subsidiaries, are of practical advantage to them and are ones in which Conoco or its Subsidiaries have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of DuPont or the Retained Subsidiaries or any of their officers or directors will be brought into conflict with that of Conoco and its Subsidiaries, and "corporate opportunities" of DuPont and the Retained Subsidiaries shall include, but not be limited to, business opportunities which DuPont or the Retained Subsidiaries are financially able to undertake, which are, by their nature, in a line of business of DuPont or the Retained Subsidiaries, are of practical advantage to them and are ones in which DuPont or the Retained Subsidiaries have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of Conoco or its Subsidiaries or any of their officers or directors will be brought into conflict with that of DuPont and the Retained Subsidiaries.

                  Section 7.12  Intellectual Property.

                           (a) Conoco hereby grants to DuPont and the Retained
Subsidiaries, effective as of the Effective Time, a world-wide, irrevocable immunity from suit for infringement of all Conoco Patents used as of the Effective Date by DuPont or any Retained Subsidiary in the operation of the Retained Business; provided, however, that such immunity shall not extend to use by DuPont or any Retained Subsidiary of any Conoco Patents for uses other than uses for which such


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Conoco Patents are used by DuPont or any Retained Subsidiary as of the Effective
Date; and provided, further, that neither DuPont nor the Retained Subsidiaries shall have the right to transfer or grant such immunity to a third party (other than a third party purchaser of substantially all of the business and Assets to which immunities pertain).

                           (b) DuPont hereby grants Conoco and the Transferred
Business Companies, effective as of the Effective Time, a world-wide, irrevocable immunity from suit for infringement of all DuPont Patents used as of the Effective Date by Conoco or any Transferred Business Company in the operation of the Transferred Business; provided, however, that such immunity shall not extend to use by Conoco or any Transferred Business Company of any DuPont Patents for uses other than uses for which such DuPont Patents are used by Conoco or any Transferred Business Company as of the Effective Date; and further, provided, however, that neither Conoco nor the Transferred Business Companies shall have the right to transfer or grant such immunity to a third party (other than a third party purchaser of substantially all of the business and Assets to which immunities pertain).

                           (c) The immunity from suit granted by this Section
7.12 shall extend for the period during which any DuPont Patents and Conoco Patents respectively are in force and effect.

                                  ARTICLE VIII

                       ACCESS TO INFORMATION AND SERVICES

                  Section 8.1 Provision of Corporate Records. As soon as practicable after the Effective Date, DuPont shall, subject to the provisions of this Section 8.1, use all reasonable commercial efforts to deliver or cause to be delivered to Conoco all Conoco Books and Records in the possession of DuPont or any Retained Subsidiary and Conoco shall use all reasonable commercial efforts to deliver or cause to be delivered to DuPont all DuPont Books and Records in the possession of Conoco or any Transferred Business Company. The foregoing shall be limited by the following specific provisions:

                  (i) To the extent any document (including computer tape) can be subdivided without unreasonable effort into two portions, one of which constitutes a Conoco
                           Book and Record and the other of which constitutes a DuPont Book and Record, such docu-


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                           ment (including computer tape) shall be so
                           sub-divided and the appropriate portions shall be delivered to the parties.

                  (ii) Neither party shall be required to conduct any general search or investigation of its files.

                  (iii) "Reasonable commercial efforts" shall require only deliveries of (a) specific and discrete books and records or a reasonably limited class of items requested by the other party and (b) specific and discrete books and records identified by either party in the ordinary course of business in which it determines to be material to the other's business.

                  (iv) Each party may retain copies of books and records delivered to the other, subject to holding in confidence in accordance with Section 8.5 hereof information contained in such books and records.

                  (v) Each party may in good faith refuse to furnish any Information if it believes in good faith that doing so could adversely affect its ability to successfully assert a claim of Privilege.

                  (vi) Neither Party shall be required to deliver to the other books and records or portions thereof which are subject to any Law or confidentiality agreements which would by their terms prohibit such delivery; provided, however, if requested by the other party, such party shall use its reasonable commercial efforts to seek a waiver of or other relief from such confidentiality restriction.

                  Section 8.2 Access to Information. From and after the Effective Date, DuPont and Conoco, subject to compliance by the other, its Subsidiaries and all of their designated Representatives with the provisions of
Section 8.5, shall afford to each other and to each other's authorized accountants, counsel and other designated Representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all books and records and documents, communications, items and matters (collectively, "Information") within the knowledge, possession or control of the other party or any DuPont Party or Conoco Party relating to the Transferred Assets, the Excluded Assets, the DuPont Transferred Assets, the Conoco Business, the DuPont Business, the As-


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sumed Liabilities, the Retained Liabilities, the Delayed Companies and the
Transferred Employees, insofar as such access is reasonably required by DuPont or Conoco or any of their Subsidiaries or Affiliates, as the case may be, for a particular purpose and is permitted by Law (and shall use reasonable efforts to cause persons or firms possessing relevant Information to give similar access). Without limiting the generality of the foregoing, Information may be requested under this Article VIII for audit, accounting and tax purposes and in connection with Actions (other than Actions in which both DuPont or any Retained Subsidiary, on the one hand, and Conoco or any of its Subsidiaries, on the other hand, as the case may be, are parties and may be adverse to one another in such Action), as well as for purposes of fulfilling disclosure and reporting obligations. Notwithstanding anything to the contrary in this Agreement, neither DuPont or any of the Retained Subsidiaries, on the one hand, nor Conoco or any of its Subsidiaries, on the other hand, shall be required to disclose any information to the other or their authorized Representatives if doing so could violate any Contract or Law to which DuPont or any of the Retained Subsidiaries, on the one hand, or Conoco or any of its Subsidiaries, on the other hand, is a party or is subject or which any believes in good faith could result in a loss of the ability to successfully assert a claim of Privilege.

                  Section 8.3 Production of Witnesses and Individuals. From and after the Effective Date, DuPont and Conoco shall use reasonable efforts to make available to each other, upon written request, its officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Actions (other than Actions in which both DuPont or any Retained Subsidiary, on the one hand, and Conoco or any of its Subsidiaries, on the other hand, as the case may be, are parties and may be adverse to one another in such Action) in which the requesting party may from time to time be involved relating to the conduct of the Conoco Business or the Retained Business. DuPont and Conoco agree to reimburse each other for reasonable out-of-pocket expenses (other than officers' or employees' salaries) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 8.3.

                  Section 8.4 Retention of Records. Except when a longer retention period is otherwise required by law or agreed to in writing, including as provided in the Tax Sharing Agreement, DuPont and Conoco shall retain, in accordance with their respective records control schedule policy existing from time to time, all material Information relating to the Conoco Business, the Restructuring or the transactions contemplated hereby. The parties hereto agree that upon written request from the other that certain Information relating to the Conoco Business, the Restruc-


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turing or the transactions contemplated hereby be retained in connection with an
Action, the parties shall use reasonable efforts to preserve and not to destroy or dispose of such Information without the consent of the requesting party. If a party shall request in writing prior to the scheduled date for the destruction or disposal of any Information that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the other party shall promptly arrange for the delivery of the Information so requested, and the requesting party shall pay the reasonable out-of-pocket costs of the delivering party in connection therewith; provided, however, nothing in this Section 8.4 shall require the delivery of any Information which (i) in the party's good faith judgment could result in a waiver of any Privilege or (ii) such party is not permitted to deliver because of any Law or confidentiality obligation with a third-party with respect to which such party shall use its reasonable commercial efforts to obtain a waiver of or other relief from such confidentiality restriction.

                  Section 8.5  Confidentiality.

                           (a) For a period (i) in the case of Confidential
Information that is Confidential Business Information, of ten years from the Effective Date and (ii) in the case of Confidential Information that is Confidential Operational Information, continuing into perpetuity, DuPont and Conoco shall hold and shall respectively cause the Retained Subsidiaries and Conoco's Subsidiaries to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined herein); provided, that the parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, Conoco or DuPont, as the case may be, will be responsible or (ii) if the parties, the Retained Subsidiaries or Conoco's Subsidiaries are compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of independent legal counsel, by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, DuPont or Conoco, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the


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party whose Confidential Information is required to be disclosed shall or shall cause the other party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 8.5:

                  (i) "Confidential Information" shall mean Confidential Business Information and Confidential Operational Information of one party which, prior to or following the Effective Date, has been disclosed by DuPont or the Retained Subsidiaries, on the one hand, or Conoco or its Subsidiaries, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Section 8.2 hereof or any other provision of this Agreement (except to the extent that such Information can be shown to have been (a) in the public domain through no fault of such party (or, in the case of DuPont, any of the Retained Subsidiaries or, in the case of Conoco, any of its Subsidiaries) or (b) later lawfully acquired from other sources by the party (or, in the case of DuPont, such Retained Subsidiary or, in the case of Conoco, such Subsidiary) to which it was furnished; provided, however, in the case of (b) that such sources did not provide such Information in breach of any confidentiality obligations).

                  (ii) "Confidential Operational Information" shall mean all proprietary, technical or operational information, data or material including, but not limited to, (a) specifications, ideas and concepts for products, equipment, processes and services; (b) manufacturing and performance specifications and procedures; (c) engineering drawings and graphs; (d) technical, research and engineering data; (e) formulations, mate- rials and material specifications; (f) laboratory studies and bench- mark tests; (g) service and operation manuals; (h) quality assurance policies, procedures and specifications; (i) evaluation and/or validation studies; (j) pending patent applications; (k) all other know-how, methodology, procedures, techniques and trade secrets related to research, engineering, development and manufacturing; (l) market development plans and forecasts, research and development agreements, and customer and vendor information; (m) computer software and derivatives thereof, (n) train-


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
                           ing materials and information; (o) decision and risk analysis information; and (p) technical environmental information.

                  (iii) "Confidential Business Information" shall mean all proprietary information, data or material other than Confidential Operational Information, including, but not limited to (a) proprietary company-level and divisional earnings reports and forecasts, (b) proprietary macro- economic reports and forecasts, (c) proprietary company-level and divisional business plans, (d) proprietary general market evaluations and surveys and (e) proprietary financing and credit-related information.

Notwithstanding the first sentence of this Section 8.5(a), with respect to any Confidential Business Information that is disclosed after the Effective Date (which shall be deemed to be Confidential Information for the purposes of this Section), the obligations of this subsection shall terminate ten years after the date of the first disclosure of such Confidential Business Information to DuPont or the Retained Subsidiaries, on the one hand, or Conoco or its Subsidiaries, on the other hand.

                           (b) Notwithstanding anything to the contrary set
forth herein, (i) DuPont and the Retained Subsidiaries, on the one hand, and Conoco and its Subsidiaries, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between DuPont or any of the Retained Subsidiaries, or Conoco or any of its Subsidiaries, on the one hand, and any employee of DuPont or any of the Retained Subsidiaries, or Conoco or any of its Subsidiaries, on the other hand shall remain in full force and effect. Confidential Information of DuPont and the Retained Subsidiaries, on the one hand, or Conoco and its Subsidiaries, on the other hand, in the possession of and used by the other as of the Effective Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the Retained Business or Transferred Business, as the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of
Section 8.5(a). Such continued right to use may not be transferred to any third party unless the third party purchases all or substantially all of the business and Assets in one transaction or in a series of related transactions for which or in which the relevant Confidential Information is used or employed. In the event that such right to use is transferred in accor-


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dance with the preceding sentence, the transferring party shall not disclose the source of the relevant Confidential Information.

                  Section 8.6  Privileged Matters.

                           (a) DuPont and Conoco agree that their respective
rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to either corporation with respect to the Conoco Business or the DuPont Business, including but not limited to the attorney-client and work product privileges (collectively, "Privileges"), shall be governed by the provisions of this Section 8.6. With respect to matters relating to the DuPont Business, DuPont shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Conoco shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of DuPont that could result in any waiver of any Privilege that could be asserted by DuPont or any Retained Subsidiary under applicable law and this Agreement. With respect to matters relating to the Conoco Business, Conoco shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and DuPont shall take no action (nor permit any of the Retained Subsidiaries to take action) without the prior written consent of Conoco that could result in any waiver of any Privilege that could be asserted by Conoco or any of its Subsidiaries under applicable law and this Agreement. The rights and obligations created by this Section 8.6 shall apply to all Information as to which DuPont or Conoco or their respective Subsidiaries would be entitled to assert or has asserted a Privilege without regard to the effect, if any, of the Separation ("Privileged Information"). Privileged Information of DuPont includes but is not limited to (i) any and all Information existing prior to the Separation regarding the DuPont Business but which after the Restructuring is in the possession of Conoco or any of its Subsidiaries; (ii) all communications subject to a Privilege occurring prior to the Separation between counsel for DuPont or any of the Retained Subsidiaries (including in-house


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
counsel and former in-house counsel who are Transferred Employees) and any person who, at the time of the communication, was an employee of DuPont or any of the Retained Subsidiaries, regardless of whether such employee is or becomes an employee of Conoco or any of its Subsidiaries; and (iii) all Information generated, received or arising after the Effective Date that refers or relates to Privileged Information generated, received or arising prior to the Effective Date. Privileged Information of Conoco includes but is not limited to (i) any and all Information generated prior to the Separation regarding the Conoco Business but which after the Restructuring is in the possession of DuPont or any of the Retained Subsidiaries; (ii) all communications subject to a Privilege occurring prior to the Separation between counsel for Conoco or any of its Subsidiaries (including in-house counsel and former in-house counsel who are employees of DuPont or the Retained Subsidiaries) and any person who, at the time of the communication, was an employee of Conoco or any of its Subsidiaries, regardless of whether such employee is or becomes an employee of DuPont or any of the Retained Subsidiaries; and (iii) all Information generated, received or arising after the Effective Date that refers or relates to Privileged Information generated, received or arising prior to the Effective Date.

                           (b) Upon receipt by DuPont or Conoco, as the case may
be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if DuPont or Conoco, as the case may be, obtains knowledge that any current or former employee of DuPont or Conoco, as the case may be, has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other, DuPont or Conoco, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 8.6 or otherwise to prevent the production or disclosure of Privileged Information. DuPont or Conoco, as the case may be, will not produce or disclose to any third party any of the other's Information covered by a Privilege under this Section 8.6 unless (a) the other has provided its express written consent to such production or disclosure, or (b) a court of competent jurisdiction has entered an order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

                           (c) DuPont's transfer of Conoco Books and Records and
other Information to Conoco, DuPont's agreement to permit Conoco to obtain Information existing prior to the Separation, Conoco's transfer of DuPont Books and Records and other Information and Conoco's agreement to permit DuPont to obtain Information existing prior to the Separation are made in reliance on DuPont's and Conoco's respective agreements, as set forth in Section 8.5 and this Section 8.6, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by DuPont or Conoco, as the case may be. The access to Information being granted pursuant to Section 8.2 hereof, the agreement to provide witnesses and individuals pursuant to Section 8.3 hereof and the disclosure to Conoco and DuPont of Privileged Information relating to the Conoco Business or DuPont Business pursuant to this Agreement in connection with the Separation shall not be asserted by DuPont or Conoco to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be


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asserted under this Section 8.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to DuPont and Conoco in, or the obligations imposed upon DuPont and Conoco by, this Section 8.6.

                  Section 8.7 Mail and Other Communications. After the Effective Date, each of DuPont and Conoco may receive mail, telegrams, packages and other communications properly belonging to the other. Accordingly, at all times after the Effective Date, each of DuPont and Conoco authorizes the other to receive and open all mail, telegrams, packages and other communications received by it and not unambiguously intended for the other party or any of the other party's officers or directors, and to retain the same to the extent that they relate to the business of the receiving party or, to the extent that they do not relate to the business of the receiving party, the receiving party shall promptly deliver such mail, telegrams, packages or other communications (or, in case the same relate to both businesses, copies thereof) to the other party as provided for in
Section 14.5 hereof. The provisions of this Section 8.7 are not intended to, and shall not, be deemed to constitute an authorization by either DuPont or Conoco to permit the other to accept service of process on its behalf and neither party is or shall be deemed to be the agent of the other for service of process purposes.

                                   ARTICLE IX

                       INTERCOMPANY BUSINESS RELATIONSHIPS


                  Section 9.1 Cash Management; Settlement of Intercompany Accounts.

                           (a) Conoco shall make or cause its Subsidiaries
(other than Petrozuata) to make, cash distributions or other payments to DuPont or any Retained Subsidiary, at such time, in such form and in amounts to be determined by DuPont in its sole discretion after consultation with Conoco, including repayments or purchases of the Restructured Notes and the Conoco Master Note, such that as of the close of business on October 30, 1998 (the "Cash Settlement Date"), after giving effect to such payments and the following transactions: (i) the receipt by Conoco of the net proceeds of the IPO, including upon exercise of the underwriters' over-allotment option and any payments made in respect of the DuPont Master Note and (ii) the required repayments on or repurchases of the Note, the Restructured Notes and the Conoco Master Note, as set forth in Section 2.5(b), Conoco and its Subsidiaries (excluding Petrozuata) will have an aggregate amount of cash and cash equivalents


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
equal to the Target Cash Amount (with the distribution of such cash and cash equivalents among Conoco and its Subsidiaries to be as mutually agreed by DuPont and Conoco); provided that no portion of the IPO Excess or any other cash shall be paid to DuPont or a Retained Subsidiary (other than in whole or in part in payment or purchase of one or more of the Restructured Notes or the Conoco Master Note or, as otherwise provided in this Section 9.1(a) or Section 2.5(b), in whole or in partial payment of the Note), but may be used as all or a portion of the Target Cash Amount. Notwithstanding the foregoing, any cash and cash equivalents of Conoco and any of its Subsidiaries (other than Petrozuata) on or prior to the Cash Settlement Date, and any IPO proceeds received after the Cash Settlement Date upon the exercise of the underwriters' over-allotment option, shall be used to make payments, first, in respect of any remaining portion of the Restructured Notes and any accrued interest thereon and second, in respect of any remaining portion of the Conoco Master Note and accrued interest thereon (and, after such Restructured Notes and the Conoco Master Note have been paid in full, to make payments in respect of the Note including accrued interest thereon if and to the extent DuPont so requests) so long as, as of the Cash Settlement Date and after giving effect to the foregoing payments as if they had occurred on the Cash Settlement Date, Conoco and its Subsidiaries (excluding Petrozuata) will have an aggregate amount of cash and cash equivalents equal to the Target Cash Amount. Notwithstanding the foregoing, Conoco and DuPont agree that as of the close of business on the Cash Settlement Date, Danube and its Subsidiaries shall have at least $70 million in cash or cash equivalents, (including amounts held in the form of certificates of deposit, valued at their face amounts) whether or not such amounts are characterized or classified as such by GAAP, plus such additional amounts as are required to be paid to Christiana as provided in Section 10.3 to cover unearned premiums and loss reserves to the extent such amounts have not already been paid. In the event that after giving effect to the payments and purchases described in Section 2.5(b) and in this
Section 9.1(a) Conoco and its Subsidiaries (excluding Petrozuata) do not have an aggregate amount of cash and cash equivalents equal to the Target Cash Amount on the Cash Settlement Date, DuPont will promptly pay to Conoco the amount of cash required to increase the cash and cash equivalents of Conoco and its Subsidiaries (excluding Petrozuata) to the Target Cash Amount, unless and to the extent that DuPont determines in good faith that such deficiency occurred by reason of Conoco or its Subsidiaries not operating its business in the ordinary course consistent with past practice.

                  (b) If, as of the close of business on the Cash Settlement Date, (i) DuPont or any of the Retained Subsidiaries has any liability or obligation to make cash payments to third parties for the benefit of Conoco or any of the Transferred Business Companies which have not yet been paid (whether or not invoices have


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been received or liabilities accrued) ("DuPont Payables"), or (ii) Conoco or any of the Transferred Business Companies has any liability or obligation to make cash payments to third parties for the benefit of DuPont or any of the Retained Subsidiaries which have not been paid (whether or not invoices have been received or liabilities accrued) ("Conoco Payables"), then on the 30th business day following the Cash Settlement Date if (x) the DuPont Payables exceed the Conoco Payables, then Conoco shall promptly pay to DuPont in immediately available funds an amount equal to the difference between the DuPont Payables and the Conoco Payables and (y) the Conoco Payables exceed the DuPont Payables, then DuPont shall promptly pay to Conoco in immediately available funds an amount equal to the difference between the Conoco Payables and the DuPont Payables; provided, however, that to the extent DuPont and Conoco agree, the accounting of, and the adjustment with respect to, the DuPont Payables and the Conoco Payables may be done on a separate Subsidiary-by-Subsidiary basis.

                           (c) If, as of the close of business on the Cash
Settlement Date, there are checks or other drafts or withdrawals written on disbursement bank accounts of Conoco or the Transferred Business Companies which are utilized by the Transferred Business prior to the Cash Settlement Date which have not been cashed and deducted from such accounts as of the close of business on the Cash Settlement Date (the sum of all such checks, drafts or withdrawals, the "Outstanding Check Amount"), DuPont shall promptly pay to Conoco in immediately available funds an amount equal to the Outstanding Check Amount; provided, however, that to the extent DuPont and Conoco agree, the adjustment with respect to the Outstanding Check Amount may be done on a separate Subsidiary-by-Subsidiary basis.

                           (d) Except as otherwise expressly provided in this
Agreement, all intercompany and interdivisional receivables, payables, cash overdrafts and other accounts in existence between Conoco and the Transferred Business Companies, on the one hand, and DuPont and the Retained Subsidiaries, on the other hand (the "Intercompany Accounts"), under DuPont's cash management program or otherwise (other than the Note, the Restructured Notes, the Employee Benefit Note, amounts owed under the DuPont Hungary Loan, amounts owed pursuant to the second sentence of Section 2.5(c), amounts owed to DuPont or a Retained Subsidiary under the DuPont Master Note Agreement, if any, borrowings under the Revolving Credit Facility and payments pursuant to Sections 7.1 and 7.2 hereof), shall be cancelled immediately prior to the close of business on the Cash Settlement Date or otherwise settled by mutual agreement of the parties. Except as expressly provided in this Agreement, including Section 9.5 and Section 7.2, following the Effective Date, no such intercompany transactions (other than those arising from commercial dealings


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in the ordinary course of business) shall be entered into except pursuant to the express terms and conditions of the Transitional Services Agreements or the other Related Agreements.

                           (e) Thirty days following the Cash Settlement Date,
DuPont and Conoco shall reconcile all transfers, payments and calculations made pursuant to this Section 9.1 as of the Cash Settlement Date, and to the extent any such transfer, payment or calculation was made in error, including by reason of subsequently dishonored third party checks or otherwise, an appropriate payment shall be made by DuPont or Conoco, as the case may be, to the other party.

                           (f) Following the Effective Date, each of DuPont and
Conoco shall give the other party and any independent auditors of such other party full access at all reasonable times to the DuPont Books and Records and the Conoco Books and Records, as the case may be, relating to periods prior to the Cash Settlement Date for purposes of verifying the amounts to be paid pursuant to Section 9.1(b) and 9.1(c) above and for resolving any disputes related thereto. The amounts settled shall, to the extent applicable, be calculated in accordance with GAAP.

                           (g) Promptly following the Effective Time, DuPont
shall make the Revolving Credit Facility available to Conoco, subject to the terms and conditions thereof. No repayments may be made by Conoco or any of its Subsidiaries in respect of borrowings outstanding under the Revolving Credit Facility prior to the Outside Date. Neither Conoco nor any of its Subsidiaries nor DuPont nor any of its Subsidiaries may borrow any amounts under the DuPont Master Note Agreement after the Cash Settlement Date; provided that between the Effective Time and the Cash Settlement Date Conoco and its Subsidiaries may borrow amounts under the Conoco Master Note only if after giving effect to such borrowings the aggregate principal amount outstanding under the Conoco Master Note would not exceed $240 million.

                           (h) Notwithstanding anything to the contrary
contained herein any payments required to be made on the Cash Settlement Date shall be made on November 13, 1998 or such other date as DuPont and Conoco mutually agree upon; provided that the computations of such payments shall be made as of the Cash Settlement Date.

                  Section 9.2 Letters of Credit. (a) After the Effective Date, if letters of credit for the account of DuPont or any Retained Subsidiary issued on behalf of or for the benefit of a Transferred Business Company remain outstanding, Conoco


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
shall, and shall cause its Subsidiaries to, use their respective best efforts to replace such letters of credit as promptly as practicable with letters of credit issued for the account of Conoco or any of its Subsidiaries (it being understood that neither obtaining such replacement letters of credit by Conoco or one of its Subsidiaries nor any drawings pursuant thereto shall be deemed to result in the incurrence of Indebtedness for purposes of Section 6(c) of the Note). Following the Effective Date, (i) Conoco shall indemnify and hold harmless the DuPont Parties for any Losses arising from or relating to such unreplaced letters of credit, including but not limited to, any fees in connection with the issuance and maintenance thereof and (ii) Conoco shall not, and shall not permit any of its Subsidiaries to, enter into, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, Contract or other obligation in connection with which DuPont or any Retained Subsidiary has issued any letters of credit which remain outstanding. The parties hereto agree that neither DuPont nor any of the Retained Subsidiaries will have any obligation to renew any letters of credit issued on behalf of the Transferred Business after the expiration of any such letter of credit. Commencing on the earlier to occur of (i) two years following the Effective Date and (ii) the first date on which the voting power of shares of Voting Stock beneficially owned by DuPont falls below 50% of the total voting power of all of the outstanding shares of Voting Stock, Conoco shall pay to DuPont a fee payable at the end of each calendar quarter calculated by applying a rate of .20% per annum to the average outstanding balance during such quarter of any outstanding letters of credit issued for the account of DuPont or any Retained Subsidiary on behalf of or for the benefit of any Transferred Business Company.

                  Section 9.3  Guarantee Obligations.

                           (a) DuPont and Conoco shall cooperate and Conoco
shall use its best efforts to terminate, or to cause Conoco, one of its Subsidiaries, or one of its Affiliates (other than DuPont and any of the Retained Subsidiaries) to be substituted in all respects for DuPont and any of Retained Subsidiaries in respect of, all obligations of DuPont or any of the Retained Subsidiaries under any loan, financing, lease, Contract or other obligation (other than letters of credit governed by Section 9.2) in existence as of the Effective Date pertaining to the Transferred Business for which DuPont or any of the Retained Subsidiaries is or may be liable, as guarantor, original tenant, primary obligor or otherwise including, but not limited to (so long as they are of the same type or nature), as those set forth on Schedule 9.3, but excluding Shared Contracts ("DuPont Guarantees"). If such a termination or substitution is not effected by the Effective Date, (i) Conoco shall indemnify and hold harmless the DuPont Parties for any Losses arising from or relating to DuPont Guarantees, and (ii)


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from and after the Effective Date, Conoco shall not, and shall not permit any of its Subsidiaries to, enter into, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, Contract or other obligation for which DuPont is or may be liable pursuant to a DuPont Guarantee. DuPont agrees that it shall notify Conoco in a timely manner of any changes to the DuPont Guarantee Amount. To the extent that DuPont or the Retained Subsidiaries have performance obligations under any DuPont Guarantee, Conoco will use best efforts to (i) perform such obligations on behalf of DuPont and the Retained Subsidiaries or (ii) otherwise take such action as requested by DuPont so as to put DuPont and the Retained Subsidiaries in the same position as if Conoco, and not DuPont and the Retained Subsidiaries, had performed or were performing such obligations, including, without limitation, concurrently purchasing from DuPont and the Retained Subsidiaries such products that DuPont and the Retained Subsidiaries are required to purchase pursuant to the relevant DuPont Guarantee in lieu of performance by Conoco or any of its Subsidiaries. If Conoco concurrently purchases products from DuPont and the Retained
Subsidiaries, the price to be paid by Conoco or any of its Subsidiaries shall be an amount sufficient to fully indemnify DuPont and the Retained Subsidiaries for all costs and expenses related to the purchase by DuPont and the Retained Subsidiaries of such products.

                           (b) Commencing on the earlier to occur of (i) two
years following the Effective Date or (ii) the first date on which the voting power of shares of common stock of Conoco beneficially owned by DuPont falls below 50% of the total voting power of all of the outstanding shares of Voting Stock, Conoco shall pay to DuPont a fee payable at the end of each calendar quarter calculated by applying a rate of .20% per annum to the average outstanding DuPont Guarantee Amount during such quarter (the "DuPont Guarantee Fee").

                           (c) Conoco agrees that it will not, without the
express written consent of DuPont, which consent may be withheld in the sole discretion of DuPont, enter into any agreement with respect to a merger, consolidation or amalgamation with, or sale of all or substantially all the assets, in one transaction or in a series of related transactions to, any third party, unless such third party expressly agrees as a term of such agreement to
(i) terminate, or to cause such third party or one of its Affiliates to be substituted in all respects for DuPont in respect of, all obligations of DuPont or any of the Retained Subsidiaries under the DuPont Guarantees, (ii) indemnify and hold harmless the DuPont Parties for any Losses arising from or relating to DuPont Guarantees, (iii) assume or guarantee the payment to DuPont of any unpaid DuPont Guarantee Fee by Conoco or any successor to Conoco in accordance with
Section 9.3(b) above and (iv) not, and to not permit Conoco or any


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of its Subsidiaries or Affiliates to, renew or extend the term of, increase its obligations under, or transfer to another third party, any loan, lease, Contract or other obligation for which DuPont is or may be liable pursuant to a DuPont Guarantee prior to such termination or substitution.

                  Section 9.4 Settlements for Cash Collections and Disbursements After the Cash Settlement Date.

                           (a) For each calendar month commencing with the month
in which the Cash Settlement Date occurs and, unless sooner terminated by agreement of the parties, continuing for a period of two years thereafter, (i) within 30 business days of the end of the month in question, DuPont shall prepare, and Conoco shall fully cooperate in preparing, a statement of transactions which shall reflect a complete analysis of any cash collections and cash disbursements by DuPont and the Retained Subsidiaries on behalf of Conoco and its Subsidiaries (including those relating to the Transferred Business) during the relevant month and (ii) within 30 business days of the end of the month in question, Conoco shall prepare, and DuPont shall fully cooperate in preparing, a statement of transactions which shall reflect a complete analysis of any cash collections and cash disbursements by Conoco and its Subsidiaries on behalf of DuPont and the Retained Subsidiaries during the relevant month (including those relating to the Retained Business and the Delayed Companies); provided in each case that, with respect to the first such monthly period such statement shall not reflect any cash collections or disbursements occurring prior to the Effective Date.

                           (b) Not later than 30 business days following
delivery of each such monthly statement, Conoco shall, or shall cause one of it Subsidiaries to pay to DuPont or one of the Retained Subsidiaries or DuPont shall, or shall cause one of the Retained Subsidiaries pay to Conoco or one of its Subsidiaries, as the case may be, in cash an amount necessary to eliminate the account balance as reflected in each such statement unless DuPont and Conoco otherwise agree in writing. Payments made pursuant to this Section 9.4 shall not, for any purpose of this Agreement, constitute Losses or be set off against any other payments to be made, Liabilities asserted or claims made pursuant to this Agreement, including but not limited to Article VI hereof.

                           (c) Following the end of the two-year period referred
to in Section 9.4(a) above (or such earlier period as the parties hereto may agree), (i) DuPont shall promptly turn over to Conoco all cash and other similar amounts received by DuPont and the Retained Subsidiaries which properly constitute Assets


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attributable to the Transferred Business and (ii) Conoco shall promptly turn over to DuPont all cash and other similar amounts received by Conoco and its Subsidiaries which properly constitute Assets attributable to the Retained Business.

                  Section 9.5 Termination of Intercompany Agreements. Each of the parties hereto agrees that, except as otherwise expressly provided in this Agreement, the several Transitional Services Agreements, the Related Agreements or the agreements set forth on Schedule 9.5, all Intercompany Agreements and all other intercompany arrangements and course of dealings whether or not in writing and whether or not binding in effect immediately prior to the Effective Date shall continue in full force and effect; provided that either Conoco or any of its Subsidiaries, on the one hand, or DuPont or any of the Retained Subsidiaries, on the other hand, may terminate any Intercompany Agreements or any such arrangements or course of dealings (other than any Related Agreement, the Restructured Notes, the agreements set forth on Schedule 9.5 and the DuPont Hungary Loan) on 60 days written notice to the other unless a different period of notice of termination is specified therein (in which case, such different period shall control), but in any event may be terminated one year after the Effective Date.

                  Section 9.6 DuPont Hungary Loan. Conoco shall use its best efforts to obtain the required approvals of all Governmental Authorities to repay the DuPont Hungary Loan as promptly as practicable following the Effective Date and Conoco shall cause the DuPont Hungary Loan to be repaid in full, including accrued interest thereon, promptly following the receipt of all such approvals. Promptly following receipt by DuPont or any Retained Subsidiary of funds in repayment of the DuPont Hungary Loan, DuPont shall or shall cause a Retained Subsidiary to remit all of such funds to Conoco, or any subsidiary of Conoco, as Conoco may designate.

                                    ARTICLE X

                                    INSURANCE

                  Section 10.1 General. Except as otherwise specifically provided for herein, Conoco and DuPont understand and agree that as of the Effective Date all existing insurance policies providing coverage for the Assets and Liabilities of Conoco and DuPont on a combined basis will have been modified such that the Transferred Assets, the Conoco Business and the Assumed Liabilities will be insured separately by Conoco.


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                  Section 10.2 Excess Liability Policies. In the event of a
Combined Limit Loss (as defined below), Conoco and DuPont agree that their respective risk managers (each, a "Risk Manager") shall use best efforts to agree on the allocation of insurance proceeds and, in the event of an agreement, to issue joint instructions to Danube and Christiana and to cause Danube and Christiana to likewise issue joint instructions to their respective reinsurers, as appropriate. If the Risk Managers fail to agree on an allocation of insurance proceeds, the allocation shall be resolved by the dispute resolution process set forth in Article XIII hereof. As used in this Section 10.2, "Combined Limit Losses" shall mean any Losses covered by certain excess liability policies under both the Conoco and DuPont insurance programs (and the reinsurance policies obtained by Danube and to be obtained by Christiana with third party reinsurers for the same coverages) which contain "combined limit" endorsements which require joint instructions from the "named entity" (as such term is defined in such policies) be issued to determine the allocation of insurance proceeds.

                  Section 10.3  Transfer of Existing Policies.

                           (a) It is the intention of the parties that as of the
Effective Date insurance matters relating to the Retained Business and Retained Liabilities shall be the responsibility of DuPont and Christiana, and insurance matters relating to the Conoco Business shall be the responsibility of Conoco and Danube. Prior to the Effective Date, DuPont and Conoco shall use their respective reasonable commercial efforts to cause (i) Danube to reinsure with, and cede to Christiana, and for Christiana to issue the reinsurance with respect to the insurance policies (other than the excess liability policies issued by Danube to DuPont which are provided for in clause (iii) below) and the associated dollar amounts of unearned premiums (by reason of relating to the remaining balance of the insured period) previously received by Danube to the extent they relate to the Retained Business and Retained Liabilities; (ii) Danube to (x) reinsure with Christiana, and for Christiana to assume all unpaid claims, whether known or unknown, arising in connection with the Retained Business and/or Retained Liabilities which had heretofore been insured against by Danube, and (y) cede to Christiana a dollar amount in cash representing the loss reserves carried by Danube with respect to such reinsured claims referred to in clause (x) valued as of the Effective Date or such other date as the Risk Managers of DuPont and Conoco may mutually establish, plus an amount in cash equal to the market price of reinsurance for adverse developments on all unpaid claims assumed by Christiana, whether known or unknown, as established by DuPont's and Conoco's mutual broker, J&H Marsh & McLennan and agreed to by the respective Risk Managers of DuPont and Conoco; and (iii) Danube to cancel the excess liability policies theretofore issued by Danube to DuPont to the extent they relate to the


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Retained Business, and to refund to DuPont the premiums on the current years policy, which by reason of relating to the remaining term thereof have not been earned.

                           (b) Prior to the Effective Date, DuPont and Conoco
shall cause Danube to instruct the insurers of the current excess liability reinsurance program applicable to the DuPont Business to amend the policies issued to Danube such that Christiana and not Danube shall be the "named entity" under such policies. DuPont shall cause Christiana to pay the unearned premium on such reinsurance policies to the extent they relate to the Retained Business for the remaining term of each policy year to J&H Marsh & McLennan, the broker administering such policies who shall thereafter issue a premium refund to Danube in like amount. DuPont and Conoco, respectively, shall cause Danube and Christiana, respectively, to issue a joint letter of instructions to each reinsurer, allocating between their respective policy programs the existing claims for which notice has been given to such reinsurer.

                  Section 10.4  Director's and Officer's Insurance.

                           (a) On or before the Effective Date, the directors
and officers of Conoco and its Subsidiaries shall become insureds under a separate director's and officer's insurance program to be established by Conoco at its expense.

                           (b) In the event of a Tie-In Limit Loss (as defined
below), Conoco and DuPont agree that their respective Risk Managers shall use best efforts to agree on the allocation of insurance proceeds and, in the event of an agreement, to issue joint instructions to their respective insurers, as appropriate. If the Risk Managers fail to agree on an allocation of insurance proceeds, the allocation shall be resolved by the dispute resolution process set forth in Article XIII hereof. As used in this Section 10.4, "Tie-In Limit Losses" shall mean any Losses covered by certain directors and officers policies under both the Conoco and DuPont insurance programs which contain "tie-in limit" endorsements which require joint instructions to be issued to determine the allocation of insurance proceeds.

                  Section 10.5 Conoco Liability Policies. Conoco agrees that immediately prior to the Effective Date and for as long as there is either a DuPont Guarantee obligation outstanding or DuPont treats for financial accounting purposes its equity holding in Conoco on a consolidated basis, Conoco
(i) will take all actions necessary consistent with Conoco's current insurance practices, to continue to purchase and maintain insurance coverage of substantially the same types and


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amounts as it has heretofore purchased and maintained and (ii) provide that
DuPont be a "named insured" under those liability policies of Conoco which are solely controlled by Conoco, including, but not limited to, those set forth on
Schedule 10.5 hereto, at no premium cost to DuPont therefor, such that DuPont has rights to coverage that are no less than the rights conferred on any other insured under such policies with respect to liabilities that DuPont may incur relating to, resulting from or arising out of the Conoco Business; provided that, in the case of (ii), when DuPont no longer treats its equity holding in Conoco on a consolidated basis for financial accounting purposes, such "named insured" status will only be in respect to liabilities that DuPont may incur as a result of a DuPont Guarantee obligation with respect to the Transferred Business. During the applicable period set forth in the first sentence of this
Section 10.5, all of Conoco's liability policies to which clause (ii) of the preceding sentence applies shall provide that DuPont will be given at least 60 days advance written notice by the insurer of any cancellation of such policies, any reduction in coverage thereunder, or any deletion of DuPont as a "named insured," and Conoco shall not cancel any such policy or reduce the coverage available thereunder in any manner detrimental to DuPont, without DuPont's prior written consent. DuPont agrees to promptly release Conoco from its obligations under this Section 10.5 following the date on which (i) there are no DuPont Guarantee obligations outstanding and (ii) DuPont no longer treats its equity holding in Conoco for financial accounting purposes on a consolidated basis.

                  Section 10.6  Insurance and Indemnities.

                           (a) An Indemnitee shall not be obligated to pursue
insurance coverages under its excess liability insurance program for any Loss. With respect to such excess liability insurance programs, an Indemnitee, in its sole discretion, may elect to pursue its rights to indemnity hereunder to the exclusion of, or in addition to, pursuing an insurance recovery for such Losses.

                           (b) Notwithstanding anything to the contrary set
forth herein, (i) with respect to the insurance policies where Conoco and DuPont are each named insureds under the same policy, the parties shall together use reasonable commercial efforts to maximize insurance recoveries prior to either party seeking indemnification as provided under this Agreement with respect to that portion of a Loss covered by insurance pursuant to any such policy, and
(ii) any insurance recovery by an Indemnitee made under any insurance program (whether excess liability or otherwise) shall be credited against an Indemnifying Party's obligation pursuant to Section 6.2(d), if applicable, only after being reduced by any retroactive premium adjustment


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or co-insurance obligation of the Indemnitee, or the cost to the Indemnitee of reinstating aggregate limits under its liability insurance program.

                           (c) Notwithstanding the provisions of Section 6.3(g)
to the contrary, an Indemnifying Party shall not have subrogation rights to pursue an Indemnitee's insurance coverage for a Loss.

                                   ARTICLE XI

                              ENVIRONMENTAL MATTERS

                  Section 11.1 Certain Article XI Definitions. For purposes of this Article XI, (a) "Transferred Environmental Assets" shall mean (i) the Transferred Assets, (ii) all other Assets, whether or not currently owned by Conoco, DuPont, any of their respective Subsidiaries or Affiliates or any predecessors thereof, formerly owned by the Conoco Group or used in the operation or conduct of the Conoco Business, (iii) all Assets of Conoco and its Subsidiaries acquired from and after the Effective Date or used in the operation or conduct of the Transferred Business from and after the Effective Date, and
(iv) all Assets and businesses listed on Schedule 11.1(a); and (b) "Retained Environmental Assets" shall mean (i) the Assets of DuPont and the Retained Subsidiaries, other than the Transferred Assets, following the consummation of the Restructuring and the transactions contemplated by Section 2.2 hereof, (ii) all other Assets, not currently owned by DuPont, any of its Subsidiaries or Affiliates or any predecessors thereof, formerly owned by DuPont or used in the operation or conduct of the DuPont Business, (iii) all Assets of DuPont and the Retained Subsidiaries acquired from and after the Effective Date or used in the operation or conduct of the Retained Business from and after the Effective Date, and (iv) the Assets and businesses listed on Schedule 11.1(b), but in the case of (b)(i), (b)(ii) and (b)(iii) above, excluding all Transferred Environmental Assets.

                  Section 11.2 Conoco Environmental Liabilities. On the terms and subject to the conditions set forth in this Agreement, Conoco agrees to assume, pay, perform and discharge promptly when due those Liabilities set forth below (the "Conoco Environmental Liabilities"):

                           (a) Except for (i) Liabilities arising from or
related to the matters set forth on Schedule 11.1(b) and (ii) Liabilities for the Environmental Claims or matters identified on Schedule 11.3(d), all Liabilities with respect to all Environmental Claims and Requirements of Environmental Law (whether or not


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under applicable law or regulations which DuPont or any Retained Subsidiary would have a right of contribution against Conoco or any Transferred Business Company therefor) relating in any manner to any of the Transferred Environmental Assets, including, but not limited to, any act or omission of any employees or agent thereof;

                           (b) All Liabilities, costs or expenses associated
with obtaining or maintaining compliance with Environmental Permits related to the Conoco Business;

                           (c) All Liabilities with respect to any Waste Site
not located on any of the Transferred Environmental Assets into which waste materials or Hazardous Substances from any of the Transferred Environmental Assets have been placed prior to the date hereof, or are placed after the date hereof, but into which no waste materials from any of the Retained Environmental Assets have been placed prior to or after the date hereof;

                           (d) All Liabilities for the Environmental Claims or
matters identified on Schedule 11.2(d); and

                           (e) Liabilities arising from any activities and
operations of the DuPont Business and any of the employees thereof (including, but not limited to the activities and operations of DERS) concerning the matters referenced in Sections 11.2(a), 11.2(b), 11.2(c) and 11.2(d), to the extent performed for or on behalf of the Conoco Business.

                  Section 11.3 DuPont Environmental Liabilities. On the terms and subject to the conditions set forth in this Agreement, DuPont agrees to pay, perform and discharge promptly when due those Liabilities set forth below, but excluding in any event all Conoco Environmental Liabilities (the "DuPont Environmental Liabilities"):

                           (a) Except for (i) Liabilities arising from or
related to the matters set forth on Schedule 11.1(a) and (ii) Liabilities for Environmental Claims or matters identified on Schedule 11.2(d), all Liabilities with respect to all Environmental Claims and Requirements of Environmental Law (whether or not under applicable law or regulations Conoco or any Transferred Business Company would have a right of contribution against DuPont or any Retained Subsidiary therefor) relating in any manner to any of the Retained Environmental Assets, including, but not limited, to any act or omission of any employee or agent thereof;


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                           (b) All Liabilities, costs or expenses associated
with obtaining or maintaining compliance with Environmental Permits related to the Retained Business;

                           (c) All Liabilities with respect to any Waste Site
not located on any of the Retained Environmental Assets into which waste materials or a Hazardous Substance from any of the Retained Environmental Assets have been placed prior to the date hereof, or are placed after the date hereof, but into which no waste materials or a Hazardous Substance from any of the Transferred Environmental Assets have been placed prior to or after the date hereof; and

                           (d) All Liabilities for the Environmental Claims or
matters identified on Schedule 11.3(d).

                           (e) Liabilities arising from any activities and
operations of the Conoco Business and any employees thereof concerning the matters referenced in Sections 11.3(a), 11.3(b), 11.3(c) and 11.3(d), to the extent performed for or on behalf of the DuPont Business.

                  Section 11.4 Other Environmental. Notwithstanding anything to the contrary contained herein, all Liabilities for Environmental Claims with respect to any Waste Site not located on any of the Transferred Environmental Assets and not located on any of the Retained Environmental Assets ("Third Party Sites") into which (i) waste materials or a Hazardous Substance from the Transferred Environmental Assets have been intentionally placed prior to the date hereof or are placed on or after the date hereof, and (ii) waste materials or a Hazardous Substance from the Retained Environmental Assets have been intentionally placed prior to the date hereof or are placed on or after the date hereof, shall be allocated as between the parties to this Agreement (a) to Conoco in accordance with the ratio of the volume of waste materials or Hazardous Substances from the Transferred Environmental Assets to the total volume of wastes at the site and (b) to DuPont in accordance with the ratio of the volume of waste materials or Hazardous Substances from the Retained Environmental Assets to the total volume of wastes at the site; provided, that Conoco, in the case of the Transferred Environmental Assets and DuPont, in the case of the Retained Environmental Assets, shall bear all transporter liabilities with respect to waste it generated and transported to such Third Party Sites, in cases where transporter services with respect to such wastes were provided by Sentinel, Inc. or its predecessors.


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                  Section 11.5 Damages, Awards, Etc. Notwithstanding anything to the contrary contained in this Agreement, (a) Conoco shall be entitled to any monies, damages or awards from third parties, including with respect to insurance, contribution or cost recovery awards, recovered after the Effective Date with respect to Conoco Environmental Liabilities, and (b) DuPont shall be entitled to any monies, damages or awards from third parties, including with respect to insurance, contribution or cost recovery awards, recovered after the Effective Date with respect to DuPont Environmental Liabilities.

                  Section 11.6 Remediation. As between the parties to this Agreement, (a) Conoco will have full authority to control, direct, manage and implement remediation and to determine its scope, and conduct all negotiations, meetings and settlements with Governmental Authorities with respect to Conoco Environmental Liabilities; provided, however, that Conoco may contract with DuPont on mutually agreeable terms for DuPont to perform any such activities with respect to Conoco Environmental Liabilities on Conoco's behalf, and (b) DuPont will have full authority to control, direct, manage and implement remediation and to determine its scope, and conduct all negotiations, meetings and settlements with Governmental Authorities with respect to DuPont Environmental Liabilities; provided, however, that DuPont may contract with Conoco on mutually agreeable terms for Conoco to perform any such activities with respect to DuPont Environmental Liabilities on DuPont's behalf.

                  Section 11.7 Exclusive Remedy/Indemnification. (a) Notwithstanding any Requirements of Environmental Law or the provisions or principles of any other statutory or common law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and state law analogues, and except with respect to Waste Sites addressed in Section 11.4, the provisions of this Article XI and the indemnification provisions in Article VI shall constitute the parties' exclusive remedy with respect to each other for all Liabilities pursuant to the Requirements of Environmental Law arising from the ownership of, or conduct of business with respect to, the Transferred Environmental Assets or the Retained Environmental Assets.

                           (b) Except as otherwise provided in this Article XI
or as would be inconsistent herewith the provisions of Sections 6.2(d), (e), (f) and (g), 6.3, 6.4, and 6.6 shall apply to this Article XI and claims for indemnification hereunder.

                                   ARTICLE XII


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                       CONDITION TO CONSUMMATION OF DISTRIBUTION; TERMINATION

                  Section 12.1 Condition. Consummation of the transactions provided for in this Agreement and the Related Agreements is conditioned upon, and shall only be effected upon or after, (i) the final approval of the Separation, the Restructuring and the IPO by the Board of Directors of DuPont and (ii) the closing of the IPO.

                  Section 12.2 Termination. This Agreement may be terminated and the Separation, the Restructuring and the IPO abandoned by the Board of Directors of DuPont in its sole discretion, without the approval of Conoco at any time prior to the Effective Time. In the event of any such termination, no party shall have any liability of any kind to any other party.

                                  ARTICLE XIII

                               DISPUTE RESOLUTION

                  Section 13.1 Mediation. Except with respect to disputes relating to Section 8.6 hereof and as provided in Section 13.4 hereof, if a dispute, claim or controversy arises out of or arises in connection with this Agreement, the Related Agreements or any other agreement entered into in accordance with this Agreement, including, but not limited to, the termination or validity thereof or any matter involving a Loss ("Dispute"), DuPont and Conoco agree to first use the following procedures, in lieu of either party initially pursuing other available remedies, to resolve the Dispute.

                  Section 13.2 Initiation. A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the Dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of such Dispute.

                  Section 13.3 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, DuPont and Conoco agree to refer the matter to a panel consisting of one (1) Senior Executive or the delegee thereof from DuPont and one (1) Senior Executive or the delegee thereof from Conoco (which Senior Executives or delegees shall not have been directly involved in the Dispute) for review and resolution. Upon such referral, the Senior Executives or delegees shall review the following


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materials provided by DuPont and Conoco: a copy of the terms of this Agreement and a concise (less than 10 page) summary of the basis of each party's contentions, including the relevant facts and areas of disagreement. If the Dispute cannot be resolved by the Senior Executive panel pursuant to this
Section 13.3 within 25 days of the referral of such Dispute, DuPont and Conoco may then pursue any and all remedies at law or in equity.

                  Section 13.4 Provisional Remedies. Notwithstanding the provisions of this Article XIII, any party may seek from any court having jurisdiction hereof any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any party or maintain the status quo before, during or after the commencement of the mediation process set forth in this Article XIII.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                  Section 14.1 Complete Agreement. This Agreement, including the Schedules, Annexes, Exhibits and the Related Agreements, shall constitute the entire agreement between DuPont and Conoco with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  Section 14.2 Allocation of Costs and Expenses. DuPont or a Retained Subsidiary shall pay (or, to the extent incurred by and paid for by Conoco or any Transferred Business Company following the Effective Date, will promptly reimburse Conoco or such Transferred Business Company for any and all amounts so paid) for all Separation Expenses.

                  Section 14.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

                  Section 14.4 Jurisdiction; Forum. (a) By the execution and delivery of this Agreement, DuPont and Conoco submit, and agree to cause their respective Subsidiaries to submit, to the personal jurisdiction of any state or federal


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court in the State of Delaware in any suit or proceeding arising out of or relating to this Agreement or the Related Agreements.

                           (b) To the extent that DuPont or Conoco or any of
their respective Subsidiaries has or hereafter may acquire any immunity from jurisdiction of any Delaware court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, DuPont or Conoco, as the case may be, hereby irrevocably waives, and agrees to cause their respective Subsidiaries to waive, such immunity in respect of its obligations with respect to this Agreement.

                           (c) The parties hereto agree that an appropriate,
convenient and non- exclusive forum for any and all disputes between any of the parties hereto or their respective Subsidiaries arising out of this Agreement, the Related Agreements or the transactions contemplated hereby and thereby shall be in any state or federal court in the State of Delaware.

                           (d) THE PARTIES HERETO AGREE THAT THEY HEREBY
IRREVOCABLY WAIVE AND AGREE TO CAUSE THEIR RESPECTIVE SUBSIDIARIES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE, OR INTERPRETING, THE PROVISIONS OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

                  Section 14.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below; provided, telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service; provided, receipt of delivery has been confirmed or (iv) on the fifth day after mailing; provided, receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

                  If to DuPont, to:

                           E.I. du Pont de Nemours and Company
                           1007 Market Street
                           Wilmington, DE  19898


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                           (302) 773-5176
                           Attn:  Roger W. Arrington, Esq.
                           Associate General Counsel

                  With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom, LLP
                           919 Third Avenue
                           New York, NY  10022
                           (212) 735-2000
                           Attn:  Lou R. Kling, Esq.
                           Eileen Nugent Simon, Esq.

                  If to Conoco:
                           Conoco Inc.
                           600 North Dairy Ashford
                           Houston, Texas 77079
                           (281) 293-1440
                           Attn:  R. A. Harrington
                           Senior Vice President, Legal, and General Counsel

                  With a copy to:
                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, Texas 77002
                           (713) 229-1522
                           Attn:  Walter J. Smith, Esq.

Either party may change its address or fax number by giving the other party written notice of its new address in the manner set forth above.

                  Section 14.6 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

                  Section 14.7 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

                  Section 14.8 No Third Party Beneficiaries. Except for the provisions of Article VI which are intended to benefit any DuPont Party or Conoco Party in accordance with the terms thereof, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and is not intended to confer upon any other Person except the parties hereto and their respective Subsidiaries any rights or remedies hereunder.

                  Section 14.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 14.10 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

                  Section 14.11 Annexes, Etc. The Annexes and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  Section 14.12 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 14.13 Texas Deceptive Trade Practices Act. Each of Conoco and DuPont hereby agrees and acknowledges that it is a Business Consumer (as defined in the Texas Deceptive Trade Practices Act-Consumer Protection Act, TEX. BUS. & COM. CODE Section 17.41 et. seq. (the "DTPA")) with assets of more than $25 million or is controlled by a corporation or entity with assets of more than $25 million and therefore does not qualify as a Consumer (as defined in the DTPA) under the DTPA and accordingly may not pursue a DTPA claim in connection with the Separation and the transactions contemplated by this Agreement, including the Schedules, Annexes, Exhibits and Related Agreements. Furthermore, Conoco and DuPont agree not to assert the Consumer status of any of its Subsidiaries, Affiliates, insurers, officers, directors, employees, agents and/or any other Person for purposes of pursuing a DTPA claim in connection with the Separation and the transactions contemplated by this Agreement, including the Schedules, Annexes, Exhibits and Related Agreements. The parties further agree that to the extent the DTPA is applicable or hereinafter becomes applicable to the Separation or this Agreement, each of Conoco and DuPont hereby waives, to the fullest extent permitted under the law, all provisions of the DTPA.

                  Section 14.14 Petrozuata. To the extent any provisions of this Agreement require Conoco to cause or otherwise compel its Subsidiaries to act in a particular fashion, these provisions shall not apply to Petrozuata, except to the extent that Conoco or any of its other Subsidiaries has the contractual power to cause Petrozuata to act in such fashion.

                  IN WITNESS WHEREOF, the parties hereto have caused this Restructuring, Transfer and Separation Agreement to be executed and delivered as of the day and year first above written.

                             CONOCO INC.

                             (Formerly known as Conoco Energy Company)

                              By:/s/ R.A. Harrington
                                 ---------------------
                              Name:R.A. Harrington Title: Sr. Vice President
                                                           and General Counsel



                               E.I. DU PONT DE NEMOURS AND COMANY

                               By:/s/ S.M. Stalnecker
                                  ---------------------
                               Name:S.M. Stalnecker  Title: Vice President and
                                                             Treasurer

                                                                     EXHIBIT D




                 PROMISSORY NOTE, dated as of July 20, 1998, by Conoco Inc., a Delaware corporation (the "Issuer"), in favor of Du Pont Energy Company, a Delaware corporation (the "Payee").

         Section 1. Principal. Issuer, for value received, hereby promises to pay to the order of Payee, the sum of Seven Billion Five Hundred Million Dollars ($7,500,000,000) (the "Principal") and any and all interest thereon as provided in Section 2 below in accordance with the terms hereof. The Principal shall be repaid in full by the Issuer, without premium or penalty, on January 2, 2000 (the "Final Maturity Date"), to the extent not previously paid in accordance with Section 3.

         Section 2. Interest. The Issuer agrees to pay interest in respect of the unpaid Principal from the date hereof until paid in full at a rate equal to 6.0125 percent per annum, such interest to be computed on the basis of a 360-day year, and paid for the actual number of days elapsed. In the event that, and for so long as, an Event of Default under Section 7 shall have occurred and be continuing, the outstanding Principal and, to the extent permitted by law, overdue interest in respect thereof, shall bear interest at a rate per annum equal to the prime rate of J.P. Morgan as in effect in New York City on the date of the Event of Default (as defined below) plus three percentage points, such interest to be computed on the basis of a 360-day year, and paid for the actual number of days elapsed. Accrued interest on the outstanding Principal amount (up through and including the day prior to any payment other than a payment on the Final Maturity Date) shall be due and payable on the

Final Maturity Date and, if payments of Principal are made prior to the Final Maturity Date, including pursuant to Section 3, on the date of any payment of the Principal and on the date of any acceleration of the payment of the Principal pursuant to Section 7.

         Section 3.       Payments.

                 (a) Mandatory Prepayments. On the first business day after the date of the receipt thereof by the Issuer or any of its Subsidiaries, an amount equal to 100% of the cash proceeds of (i) contributions received by the Issuer of proceeds of the issuance of equity securities or the incurrence of Indebtedness by a Parent Company, (ii) the issuance or sale of equity securities by the Issuer or any of its Subsidiaries (net of underwriting discounts and commissions and other reasonable costs associated therewith, such other reasonable costs to be mutually agreed upon by the Issuer and Payee) and
(iii) the incurrence of Indebtedness by the Issuer or any of its Subsidiaries (net of underwriting discounts and commissions and other reasonable costs associated therewith, such other reasonable costs to be mutually agreed upon by the Issuer and Payee), except for the incurrence of Indebtedness pursuant to a revolving credit facility provided to the Issuer by DuPont Energy Company (the "Revolving Credit Facility"), in each case, shall be applied as a mandatory repayment of Principal and accrued interest on the amount of such Principal, except to the extent such proceeds are used to repay any other Indebtedness of the Issuer, Conoco Energy Company ("Conoco") and any of their Subsidiaries (the "Conoco Entities") to E.I. du Pont de Nemours and Company ("DuPont") and any of its Subsidiaries (other than any Conoco Entities) to the extent that both Conoco and Payee consent to the repayment of such Indebtedness in lieu of payment under this Note. Notwithstanding the foregoing, the provisions of Sections 3(a)(i) and (ii) shall not apply to the net proceeds received from the exercise of stock options granted to directors, officers and employees of the relevant entity.

                 (b) Voluntary Prepayments. The Issuer shall have the right to prepay the Principal and accrued interest on the amount of such Principal in whole or in part from time to time, without premium or penalty.

                 (c) Method and Place of Payment. All payments under this Note shall be made to the Payee not later than 12:00 noon, New York time, on the date when due in U.S. dollars in immediately available funds to such account as may be specified from time to time in writing by the Payee to the Issuer, and any funds received after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding business day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, the due date thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. The Issuer shall not have any right of setoff or counterclaim, and all payments made by the Issuer hereunder shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

         Section 4. Representations and Warranties. In order to induce the Payee to accept the Note, the Issuer makes the following representations and warranties, which shall survive the execution and delivery of this Note: the Issuer (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (c) has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Note and has taken all necessary corporate action to authorize the execution, delivery and performance by it hereof. The Issuer has duly executed and delivered this Note, and this Note constitutes its legal, valid and binding obligation, enforceable in accordance with its terms. Neither the execution, delivery or performance by the Issuer of this Note nor compliance by it with the terms and provisions hereof nor the consummation of the transactions contemplated hereby, (a) will contravene any applicable provision of any law, statute, rule, regulation (including Regulations U, T and X of the Board of Governors of the Federal Reserve System), order, writ, injunction or decree of any court or governmental instrumentality or (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Issuer is a party or by which it or any of its property or assets is bound or to which it may be subject (other than this Note), or (c) will violate any provision of the Issuer's Certificate of Incorporation or By-Laws. The Issuer and its Subsidiaries have incurred no Indebtedness other than the obligations incurred hereunder and the Indebtedness set forth on Schedules I and II hereto.

         Section 5. Affirmative Covenants. The Issuer covenants and agrees that until the Principal and all other obligations under this Note are paid in full: (a) the Issuer will furnish the Payee within nine (9) business days after the end of each quarter and eleven (11) business days after the end of each fiscal year, the unaudited balance sheet and income statement, or consolidated balance sheet and income statement, if any, of the Issuer and its Subsidiaries as at the end of such period in the form and substance consistent with the current practice of the Issuer; (b) (i) the Issuer shall furnish to the Payee such financial information or documents in the possession of the Issuer or any of its Subsidiaries as the Payee may reasonably request, (ii) the Issuer shall furnish to the Payee on a monthly basis such management and other periodic reports related to financial information in the form and substance consistent with the current practice of the Issuer and (iii) will provide the Payee reasonable access to the books and records of the Issuer and any of its Subsidiaries as the Payee may from time to time reasonably request;
(c) the Issuer and its Subsidiaries shall keep proper books of record and account in conformity with GAAP and all requirements of applicable law; and (d) the Issuer shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property.

         Section 6.       Negative Covenants.

                 (a)      Restriction on Fundamental Changes.   Without the
Payee's prior written consent, the Issuer will not, and will not permit its Significant Subsidiaries to enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired.

                 (b)      Limitation on Liens.     Without the Payee's prior
written consent, the Issuer agrees that neither it nor any of its Subsidiaries will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of Indebtedness for money borrowed secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon any Restricted Property without effectively providing that concurrently with issuance, assumption or guaranty of any such Indebtedness that the Note (together with, if the Issuer so determines, any other Indebtedness or obligation then existing or thereafter created ranking equally with the Note) shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to: (i) Mortgages relating to pollution control or industrial revenue bonds; and (ii) Mortgages required by any contract or statute in order to permit the Issuer or any of its Subsidiaries to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either.

         The Issuer agrees that if, upon any consolidation or merger of the Issuer with or into any other corporation, or upon any sale or conveyance of all or substantially all of its property to any other corporation, any of the Restricted Property of the Issuer or of any of its Subsidiaries would thereupon become subject to any Mortgage, the Issuer will first secure the Note equally and ratably with any obligations of the Issuer or any of its Subsidiaries then entitled thereto, by a direct lien on all such property prior to all liens other than any theretofore existing thereon.

         For the purposes of this Section, the following types of transactions shall not be deemed to create Indebtedness secured by a Mortgage; the sale or other transfer of (i) oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (ii) any other interest in property of the character commonly referred to as a "production payment".

                 (c) Limitation on Subsidiaries' Borrowing. Without the prior written consent of the Payee, the Issuer will not permit any of its Subsidiaries to, and the Subsidiaries of the Issuer will not, incur any Indebtedness other than Indebtedness owed to the Issuer or to a wholly owned Subsidiary of the Issuer.

         Section 7. Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this
Note:

                          (a)  The Issuer shall default in the payment when due
of any principal of or interest on the Indebtedness evidenced by this Note and such default shall continue for five days.

                          (b)    Any representation or warranty made by the
Issuer herein or in any certificate or statement delivered pursuant hereto shall prove to be false or misleading in any material respect at any time.

                          (c)  The Issuer shall fail to perform or observe any
other agreement, covenant or obligation arising hereunder; provided, that any failure pursuant to Section 5 hereof shall be continuing fifteen days after notice thereof to Issuer.

                          (d)  The Issuer, any of its Subsidiaries or a Parent
Company shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness for borrowed money in excess, in the aggregate, of Fifty Million Dollars ($50,000,000) in principal outstanding Indebtedness and such default continues after any applicable grace period; or the Issuer, any of its Subsidiaries or a Parent Company shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any Indebtedness having an aggregate principal amount in excess of

Fifty Million Dollars ($50,000,000), or to permit the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any Indebtedness having an aggregate principal amount in excess of Fifty Million Dollars ($50,000,000), or any Indebtedness having an aggregate principal amount in excess of Fifty Million Dollars ($50,000,000) shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

                          (e)  (i) The Issuer shall commence a voluntary case
concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against the Issuer and the petition is not dismissed within 30 days after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Issuer or the Issuer commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Issuer or there is commenced against the Issuer any such proceeding which remains undismissed for a period of 30 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) the Issuer is adjudicated insolvent or bankrupt; or (vi) the Issuer suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or (vii) the Issuer makes a general assignment for the benefit of creditors; or (viii) the Issuer shall fail to pay, or shall state that it is unable to pay, its debts generally as they become due; or (ix) the Issuer shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) the Issuer shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by the Issuer for the purpose of effecting any of the foregoing; or

                 (f)  A Change of Control of a Parent Company.

         Upon the occurrence and during the continuance of any Event of Default, the Payee may in its sole discretion (except in the case of an Event of Default occurring under clause (e) above, in which case the following will occur automatically) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Indebtedness evidenced by this Note and any and all other obligations pursuant to this Note, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Issuer.

         Section 8. Payment of Expenses; Indemnity. Except for out-of-pocket costs and expenses incurred by each party in connection with the negotiation, preparation, execution and delivery of this Note, the Issuer shall indemnify the Payee, its officers, directors, partners, stockholders, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) performance of this Note and (ii) the exercise by the Payee of its rights and remedies hereunder (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Issuer's obligations under this paragraph shall survive the termination of this Note and the payment of the obligations.

         Section 9. No Waiver; Remedies Cumulative. No failure or delay on the part of the Payee in exercising any right, power or privilege hereunder and no course of dealing between the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Payee would otherwise have. No notice to or demand on the Issuer in any case shall entitle the Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Payee to any other or further action in any circumstances without notice or demand.

         Section 10. Miscellaneous. This Note shall be binding upon and inure to the benefit of the Payee and the Issuer and their respective successors and assigns, except that the Issuer may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Payee. This Note may not be amended, supplemented, modified or waived except in a writing executed by the Issuer and the Payee. The headings of the several Sections and subsections of this Note are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Note. In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 11. Notices. The Issuer agrees that all notices and deliveries to be made to the Payee pursuant to this Note will be made to the person and at the address as may be specified from time to time by the Payee to the Issuer in writing. All notices and deliveries to be made to the Issuer pursuant to this Note will be made to the person and at the address as may be specified from time to time by the Issuer to the Payee in writing.

         Section 12.      Certain Definitions.

As used in this Note, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Change of Control"  with respect to a Parent Company shall occur if
(A) the Permitted Holders (x) cease to be the beneficial owner, directly or indirectly, of at least 50% of the aggregate total voting power of each Parent Company, whether as a result of issuance of securities of a Parent Company, any merger, consolidation, liquidation or dissolution of a Parent Company, any direct or indirect transfer of securities by any Permitted Holders or otherwise, or (y) do not have the ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of each Parent Company or (B) the Issuer ceases to be wholly owned, directly or indirectly, by each Parent Company. "Permitted Holders" are DuPont, DuPont Energy Company and any other Subsidiary of DuPont.

         As used herein, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

         "GAAP" means United States generally accepted accounting principles in effect from time to time.

         "Indebtedness" of any person shall mean, (a) all obligations of such person for borrowed money, including Indebtedness under this Note or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Mortgage on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such person of Indebtedness of others which in the aggregate exceed Two Billion Dollars ($2,000,000,000) (provided that the Issuer will promptly notify the Payee of the incurrence by the Payee or one of its Subsidiaries of any guarantee of Indebtedness of others), (h) all capital lease obligations of such person, and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding (1) industrial revenue bonds, (2) operating leases, (3) in the case of the Issuer, the Revolving Credit Facility and (4) daily cash overdrafts associated with routine cash operations.

         "Parent Company" means Conoco Energy Company or any other person that, directly or indirectly, through one or more intermediaries, controls the Issuer, other than DuPont, DuPont Energy Company, and other Subsidiaries of DuPont. For purposes of this definition, Conoco Energy Company and its Subsidiaries shall not be deemed to be Subsidiaries of DuPont.

         "Restricted Property" means any shares of capital stock of a Subsidiary of the

Issuer and any manufacturing plant or facility or any mineral, oil or gas producing property or any research facility owned by the Issuer or any of its Subsidiaries except any such plant or facility or property or research facility which, in the opinion of the Board of Directors of Conoco Energy Company is not a material asset of the Issuer or its Subsidiaries within the meaning of GAAP.

         "Significant Subsidiary" shall have the meaning given to such term under Rule 1-02 of Regulation S-X.

         "Subsidiary" means (a) any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation is at the time owned or controlled directly or indirectly by such party and (b) any partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity, in which such party, directly or indirectly, has the power to elect or direct the election of a majority of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

                 THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                 IN WITNESS WHEREOF, the Issuer has caused its duly authorized officer to execute and deliver this Note as of the date first above written.

                                                   CONOCO INC.




                                                   By:/s/ R.W. Goldman
                                                      -------------------------
                                                   Name: R.W. Goldman
                                                   Title: Vice President

                                                               Schedule I to the
                                                                 Promissory Note



                           INDEBTEDNESS DOCUMENTATION
                           --------------------------



SCHEDULE OF EXISTING CONOCO INC. AND SUBSIDIARIES DEBT
AS OF JUNE 30, 1998


($ in millions)                                                  FYE 1997        2 QTR 1998
                                                                 --------        ----------
SHORT-TERM OBLIGATIONS

CAPITAL LEASES-SHORT-TERM PORTION                                  2.0              2.0

CURRENT MATURITIES OF LT DEBT

K.C. Asphalt L.L.C.                                                1.0              1.1

Conoco Mineraloel GMBH                                             1.7              1.7

Conoco Development Company                                        22.5             22.5
                                                                  ----             ----
                                                                  25.2             25.3

SUBTOTAL-SHORT-TERM DEBT                                          27.2             27.3

LONG-TERM OBLIGATIONS

KC Asphalt L.L.C.                                                 12.9             11.8

Conoco Mineraloel GMBH                                            17.3             15.6

Conoco Development II Inc.                                        20.0             20.0

CAPITAL LEASES                                                    32.5             32.5

SUBTOTAL-LONG-TERM DEBT                                           82.7             79.9
                                                                  ----             ----

TOTAL DEBT                                                       109.9            107.2

Minority Interest                                                309.0            309.0


TOTAL DEBT W/ MINORITY INTEREST                                  418.9            416.2


                                    GUARANTY





                 Conoco Inc. (formerly Conoco Energy Company) (the "Guarantor"), as primary obligor and not merely as surety, hereby unconditionally guarantees (the "Guarantee") (i) the due and punctual payment of the principal of and interest on that certain Promissory Note of Conoco Inc. dated July 20, 1998 (the "Note"), subject to any applicable grace periods, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Note, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer all in accordance with the terms set forth in the Note and (ii) in case of any extension of time of payment or renewal of the Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all such obligations guaranteed hereby by the Guarantor being the "Guaranteed Obligations").

                 This Guaranty is irrevocable, absolute, present and unconditional. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Payee with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Issuer or any other guarantor or whether the Issuer or any other guarantor is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                                     (i)    any lack of validity or
         enforceability of the Note with respect to the Issuer or any agreement or instrument relating thereto;

                                     (ii)   any change in the time, manner or
         place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Note;

                                     (iii)  the failure to give notice to the
         Guarantor of the occurrence of an Event of Default under the provisions of the Note;

                                     (iv)   any failure, omission, delay by or
         inability on the part of the Payee to assert or exercise any right, power or remedy conferred on the Payee in the Note;

                                     (v)    any change in the corporate
         structure, or termination, dissolution, consolidation or merger of the Issuer or any guarantor with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Issuer or the Guarantor, the marshaling of the assets and liabilities of the Issuer or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Issuer or any guarantor, or any of the assets of any of them;

                                     (vi)   the assignment of any right, title
         or interest of the Payee in the Note to any other person; or

                                     (vii)  any other event or circumstance
         (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor, other than payment in full of the Guaranteed Obligations; it being the intent of the Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to the Note.

                 This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Payee, upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment or performance had not been made or occurred. The obligations of the Guarantor under this Guaranty shall not be subject to reduction, termina-tion or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

                 The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

                                     (i)    promptness, diligence, notice of
         acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty;

                                     (ii)   any requirement that the Payee or
         any other person protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other person or any collateral, or obtain any relief pursuant to the Note or pursue any other available remedy;

                                     (iii)  all right to trial by jury in any
         action, proceeding or counterclaim arising out of or relating to the Note;

                                     (iv)   any defense arising by reason of
         any claim or defense based upon an election of remedies by the Payee which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Issuer or any other person; and

                                     (v)    any duty on the part of the Payee
         to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Issuer and its assets now known or hereafter known by the Payee.

                 IN WITNESS WHEREOF, the Guarantor has caused its duly authorized officer to execute and deliver this Guarantee as of JULY 24, 1998.


                                CONOCO INC.

                                (FORMERLY CONOCO ENERGY COMPANY)



                                By:
                                   -----------------------------
                                Name:
                                Title:

                                                                    EXHIBIT K


                         REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT dated as of October 27, 1998, among Conoco Inc., a Delaware corporation (the "Company"), and E. I. du Pont de Nemours and Company, a Delaware corporation ("Du Pont").


                              W I T N E S S E T H

                  WHEREAS, pursuant to a Restructuring, Transfer and Separation Agreement, dated as of , 1998 (the "Separation Agreement"), by and among the Company, Du Pont and certain subsidiaries of Conoco and Du Pont, and the IPO (as hereinafter defined), the Common Stock (as hereinafter defined) will become publicly traded.

                  WHEREAS, the parties hereto desire to set forth the rights of the Holders (as hereinafter defined) and the obligations of the Company with respect to the registration of the Registrable Securities (as hereafter defined) pursuant to the Securities Act (as hereafter defined); and

                  WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of each of Du Pont and Conoco under the Separation Agreement;

                  NOW, THEREFORE, in consideration of the covenants and agreements of Du Pont and Conoco contained herein and in the Separation Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Separation Agreement. For purposes of this Agreement the following terms shall have the following meanings:

                  "Affiliate" has the meaning assigned to such term under Rule 405 of the Securities Act.

                  "Class B Common Stock" means the shares of Class B common stock, par value $.01 per share, of the Company.

                  "Common Stock" means the shares of Class A common stock, par value $0.01 per share, of the Company.

                  "Continuously Effective," with respect to a specified Registration Statement, means that such Registration Statement shall not cease to be effective and available for transfers of Registrable Securities in accordance with the method of distribution set forth therein for longer than five (5) Business Days during the period specified in the relevant provision of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

                  "Holders" means, collectively, Du Pont and its affiliates (other than the Company and, after giving effect to Section 2.1 of the Separation Agreement, subsidiaries of the Company) who from time to time own Registrable Securities; each of such entities separately is sometimes referred to herein as a "Holder."

                  "IPO" means the initial public offering of Shares contemplated by the Separation Agreement.

                  "IPO Closing Date" means the date of the first closing of the sale of shares of Common Stock to the underwriters by the Company pursuant to the IPO.

                  "IPO Restricted Period" means the period, if any, during which Du Pont agrees with the Underwriters' Representative in the IPO not to sell shares of Common Stock or Class B Common Stock, as the same may be waived, shortened or, with the consent of Du Pont, extended.

                  "Maximum Number" when used in connection with an underwritten offering, shall mean the maximum number of shares of Common Stock (or amount of other Registrable Securities) that the Underwriters' Representative has informed the Company may be included as part of such offering without materially and adversely affecting the success or pricing of such offering.

                  "Person" shall mean any natural person, firm, individual, corporation, partnership, limited liability company, joint venture, business trust, association, trust, company or other organization or entity, whether incorporated or unincorporated.

                  "Pre-Demand Period" means a period commencing on the IPO Closing Date and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the date which is the second anniversary of the effectiveness of a Shelf Registration Statement pursuant to Section 3(a) hereof.

                  "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Registrable Securities" means, collectively, (i) the shares of Common Stock into which shares of Class B Common Stock owned by Du Pont immediately following the IPO Closing Date are convertible pursuant to the Company's certificate of incorporation(the "Shares"), (ii) any stock or other securities into which or for which the Shares may hereafter be changed, converted or exchanged and (iii) any other securities issued or distributed in respect of the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise, (iv) any other securities into which or for which shares of Class B Common Stock are converted or exchanged or are convertible or exchangeable, (v) any other successor securities received in respect of any of the foregoing (i) through (iv); provided that in the event that any Registrable Securities (as defined without giving effect to this proviso) are being registered pursuant hereto, the Holder may include in such registration (subject to the limitations of this Agreement otherwise applicable to the inclusion of Registrable Securities) any shares of Common Stock or Class B Common Stock or securities acquired in respect thereof thereafter acquired by such Holder, which shall also be deemed to be "Shares", and accordingly Registrable Securities, for purposes of such registration.

                  "Registration Expenses" means any and all out-of-pocket expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and securities exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities) or relating to the National Association of Securities Dealers, Inc. (the "NASD"), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 7(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) all expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary Prospectus or final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities, (vii) subject to the limitations set forth in Section 8, the reasonable fees and disbursements of counsel, other than the Company's counsel, selected by the Holders of the Registrable Securities being registered,
(viii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and
(ix) the expenses incurred in connection with making "roadshow" presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities.

                  "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statements including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.


                  "Related Securities" means any securities of the Company similar or identical to any of the Registrable Securities including, without limitation, Common Stock, Class B Common Stock and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for Common Stock or Class B Common Stock (other than any of the foregoing to be offered or sold to officers, directors or employees as compensation).

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

                  "SEC" means the Securities and Exchange Commission.

                  "Shelf Registration Statement" means a Registration Statement filed with the SEC for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering some or all of the Registrable Securities, as applicable.

                  "Underwritten Registration or Underwritten Offering" shall mean a registration in which securities of the Company are sold to one or more underwriters for reoffering to the public.

                  "Underwriters' Representative" when used in connection with an Underwritten Offering, shall mean the managing underwriter of such offering, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

                  2. Securities Subject to This Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and they have been disposed of pursuant to such effective Registration Statement,
(ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred to a person who is not a Holder, or (iv) such Registrable Securities shall have ceased to be outstanding.

                  3.     Registration Under the Securities Act.

                  (a) Shelf Registration. Within 120 days after the IPO Closing Date, the Company shall file and use its best efforts to cause to become effective not later than the later of (i) the 150th day after the IPO Closing Date and (ii) the end of the IPO Restricted Period, a Shelf Registration Statement on any appropriate form for all the Registrable Securities, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, as specified by Du Pont (including pursuant to one or more Underwritten Offerings); provided that at the request of the Holders, the filing and effectiveness of the Shelf Registration Statement may be delayed for such a period as the Holders request. The Company agrees to use its best efforts, taking into account the unavailability of incorporation by reference during the portion of the Pre-Demand Period prior to the Company's becoming eligible to use Form S-3, to keep such

Registration Statement Continuously Effective and usable for resale of Registrable Securities, for a period of twenty-four (24) months from the date on which the SEC declares such Registration Statement effective or such shorter period which will terminate when all the Registrable Securities covered by such Registration Statement cease to be Registrable Securities; provided, however, that the Company may elect that such Registration Statement not be filed or usable during any Blackout Period (as defined in Section 4). No incidental or piggyback registration rights shall be available to any Person (including the Company) with respect to the Shelf Registration Statement, and no Person (including the Company) shall have the right to have any securities other than the Registrable Securities included therein or registered thereon.

                  The registration rights granted pursuant to the provisions of this Section 3(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 3 and the number of Demand Registrations provided pursuant to Section 3(b) below shall not be reduced by reason of any underwritten offerings effected pursuant to the Shelf Registration.

                  (b)    Required Registration.

                  (i)    In addition to the registration permitted pursuant to
Section 3(a), the Holders shall have the right after the expiration of the Pre-Demand Period to request in writing (a "Request") (which Request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of distribution thereof) that the Company register such portion of such Holders' Registrable Securities as shall be specified in the Request (a "Demand Registration") by filing with the SEC, as soon as practicable thereafter, but, not later than the 30th day (or the 45th day if the applicable registration form is other than Form S-3) after the receipt of such a Request by the Company, a registration statement (a "Demand Registration Statement") covering such Registrable Securities, and the Company shall use its best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter, but in no event later than the 75th day (or the 90th day if the applicable registration form is other than Form
S-3) after the receipt of such a Request, and to keep such Demand Registration Statement Continuously Effective for a period of at least 60 days following the date on which such Demand Registration Statement is declared effective, as extended by the length of any Suspension Period (as defined in Section 7) with respect thereto (or for such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement shall have been sold pursuant thereto), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided that such period during which the Demand Registration Statement shall remain Continuously Effective shall, in the case of an Underwritten Offering, be extended for such period (if any) as the underwriters shall reasonably require, including to satisfy, in the judgment of counsel to the underwriters, any prospectus delivery requirements imposed by applicable law.

                  The Company shall not be obligated to effect more than three
(3) Demand Registrations pursuant to Requests. For purposes of the preceding sentence, a Demand Registration shall not be deemed to have been effected, (i) unless a Demand Registration Statement with respect thereto has become effective, (ii) if after such Demand Registration Statement has become effective, the offer, sale or distribution of Registrable Securities thereunder is prevented by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity for any reason not attributable to any Holder and such effect is not thereafter eliminated, or (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such Registration are not satisfied or waived, other than by reason of a failure on the part of any Holder. If the Company shall have complied with its obligations under this Agreement, a right to a Demand Registration pursuant to this Section 3 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been sold to the underwriters or distributed pursuant to the Demand Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a 60-day period or other period specified in the preceding paragraph following the effectiveness of such Demand Registration Statement.

                  Any Request made pursuant to this Section 3(b) shall be addressed to the attention of the Secretary of the Company, and shall specify
(a) the number of Registrable Securities to be Registered (which shall be not less than the lesser of (i) 5% of the total number of shares of Common Stock and Class B Common Stock outstanding or (ii) the remaining balance of the Registrable Securities then held by the Holders, provided that the aggregate public offering price of the Registrable Securities to be registered (based on the closing sale price of the Common Stock on the last trading day prior to the delivery of a Request) would not be less than $500 million), (b) the intended method of distribution thereof and (c) that the request is for a Demand Registration pursuant to this Section 3.1(b).

                  (ii) The Company may not include in a Demand Registration pursuant to Section 3(b)(i)1 hereof shares of Common Stock for the account of the Company or any subsidiary of the Company, but, if and to the extent required by a contractual obligation, may, subject to compliance with Section 3.1(b)(iii), include shares of Common Stock for the account of any other Person who holds shares of Common Stock entitled to be included therein; provided, however, that if the Underwriters' Representative of any offering described in this Section 3(b) shall have informed the Company in writing that in its judgment there is a Maximum Number of shares of Common Stock that all Holders and any other Persons desiring to participate in such Registration may include in such offering, then the Company shall include in such Demand Registration all Registrable Securities requested to be included in such Registration by the Holders together with up to such additional number of shares of Common Stock that any other Persons entitled to participate in such Registration desire to include in such Registration up to the Maximum Number that the Underwriters' Representative has informed the Company may be included in such Registration without materially and adversely affecting the success or pricing of such offering; provided that the number of shares of Common Stock to be offered for the account of all such other Persons participating in such Registration shall be reduced in a manner determined by the Company in its sole discretion.

                  (iii) No Holder may participate in any underwritten offering under Section 3 hereof and no other Person shall be permitted to participate in any such offering pursuant to Section 3(b) or Section 4 hereof unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements, and other customary documents required under the customary terms of such underwriting arrangements. In connection with any underwritten offering under Section 3 or Section 4 hereof, each participating Holder and the Company and, except in the case of Section 3(a) hereof, each other Person shall be a party to the underwriting agreement with the underwriters and may be required to make certain customary representations and warranties and provide certain customary indemnifications for the benefit of the underwriters; provided that the Holders shall not be required to make representations and warranties with respect to the Company and its subsidiaries or their business and operations and shall not be required to agree to any indemnity or contribution provisions less favorable to them than as are set forth herein.

                  (c)    Incidental Registration.

                  (i) If at any time the Company proposes to register any Related Securities under the Securities Act (other than in connection with any acquisition or business combination transaction and other than in connection with stock options and other stock-based employee benefit plans and compensation) either in connection with a primary offering for cash for the account of the Company, a secondary offering or a combined primary and secondary offering, the Company will each time it intends to effect such a registration, give written notice (a "Company Notice") to all Holders of Registrable Securities at least 10 business days prior to the initial filing of a registration statement with the SEC pertaining thereto, informing such Holders of its intent to file such registration statement and of the Holders' right to request the registration of the Registrable Securities held by the Holders. Upon the written request of the Holders made within 7 business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and, unless the applicable registration is intended to effect a primary offering of Common Stock for cash for the account of the Company, the intended method of distribution thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement filed by the Company, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay such registration of the securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such other securities.

                  The registration rights granted pursuant to the provisions of this Section 3(c) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 3.

                  (ii) If, in connection with a Registration Statement pursuant to this Section 3(c), the Underwriters' Representative of the offering registered thereon shall inform the Company in writing that in its opinion there is a Maximum Number of shares of Common Stock that may be included therein; then
(a) in the event such Registration Statement relates to an offering initiated by the Company of Common Stock being offered for the account of the Company, the Company may include in such registration the number of shares it proposes to offer and, if such number is less than the Maximum Number, then the number of shares of Common Stock requested to be included by any Person other than the Company may be reduced, pro rata in proportion to the respective number of shares of Common Stock requested to be included by such Persons (other than any Person in respect of whom such reduction would place the Company in breach of any then existing contractual obligations that it might have), to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the Maximum Number of shares of Common Stock recommended by such Underwriters' Representative and (b) in the event such a Registration Statement is initiated by any Person other than the Company, such Person shall have the right, in its sole discretion, to include in such registration the number of shares of Common Stock it proposes to offer and, if such number is less than the Maximum Number, then the number of shares of Common Stock requested to be included by any other Person may be reduced pro rata in proportion to the respective number of shares of Common Stock requested to be included by such other Persons (other than any Person in respect of whom such reduction would place the Company in breach of any then existing contractual obligations that it might have), to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the Maximum Number.

                  4. Blackout Period. The Company shall be entitled to elect that a Registration Statement not be usable, or that the filing thereof be delayed beyond the time otherwise required, for a reasonable period of time, but not in excess of 60 days

(a "Blackout Period"), if the Company determines in good faith that the registration and distribution of Registrable Securities (or the use or filing of the Registration Statement or related Prospectus) would interfere with any pending material financing, acquisition, corporate reorganization or any other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders of Registrable Securities written notice of such determination, and if requested by Holders, the Company will promptly deliver to it a general statement of the reasons for such postponement or restriction on use and to the extent practicable an approximation of the anticipated delay; provided, however, that the aggregate number of days included in all Blackout Periods, when taken together with any Suspension Periods (as defined in Section 7), during any consecutive 12 months shall not exceed 90 days.

                  5.     Selection of Underwriters.

                  If any offering pursuant to a Shelf Registration Statement or a Demand Registration Statement is an underwritten offering, Du Pont will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters shall be reasonably satisfactory to the Company (it being agreed that Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc. are satisfactory to the Company).

                  6.     Holdback Agreement.

                  (a) If so requested by the Underwriters' Representative in connection with an offering of securities covered by a registration statement filed by the Company, whether or not Registrable Securities of the Holders are included therein, each Holder shall agree not to effect any sale or distribution of the Shares, including a sale pursuant to Rule 144, without the prior written consent of the Underwriters' Representative (except as part of such Underwritten Registration), during the 7-day period prior to, and during the 90-day period beginning on, the date such registration statement is declared effective under the Securities Act by the SEC; provided that the Holders are timely notified of such effective date in writing by the Company or the Underwriters' Representative. The Holders shall not be subject to the restrictions set forth in this Section 6(a) for longer than 97 days during any 12-month period and a Holder shall no longer be subject to such restrictions at such time as such Holder together with its affiliates shall own less than 5% of the then outstanding shares of Common Stock on a fully-diluted basis.

                  (b) If so requested by the Underwriters' Representative in connection with an offering of any Registrable Securities, the Company shall agree not to effect any sale or distribution of shares of Common Stock, without the prior written consent of the Underwriters' Representative (other than as a part of such offering or in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation) during the 7-day period prior to, and during the 90-day period beginning on, the date such registration statement is declared effective under the Securities Act by the SEC and shall use its best efforts to obtain and enforce similar agreements from any other Persons if requested by the Underwriters' Representative; provided that the Company or such Persons shall not be subject to the restrictions set forth in this Section 6(b) for longer than 97 days during any 12-month period.

                  (d) Notwithstanding anything else in this Section 6 to the contrary, no Holder shall be precluded from distributing to any or all of its stockholders any or all of the Registrable Securities.

                  (e) As used in paragraphs (a) and (b) of this Section 6, "sales" or "distributions" shall be deemed to include, to the extent requested by the Underwriters' Representative, (1) contracts to sell, sales of options or contracts to purchase, purchases of any option or contract to sell, grants of options, rights or warrants to purchase or otherwise transfer or dispose of, directly or indirectly, any of the Shares or any securities convertible into or exercisable or exchangeable for the Shares and (2) swaps or other arrangements that transfer to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise.

                  7. Registration Procedures. If and whenever the Company is required to or to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible and without limiting any time period or obligation set forth elsewhere in this Agreement:

                  (a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on a form for which the Company then qualifies, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective; provided that, a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder), the Company will furnish to the Holders and their counsel for review and comment, copies of all documents proposed to be filed and provided further, that if Du Pont so requests (x) it and its counsel and other representatives may participate in the drafting and preparation of such Registration Statement and (y) such information as its believes may be beneficial to be included in the Registration Statement for marketing purposes shall be included therein so long as disclosure of such information (1) is in compliance with applicable law and (2) does not competitively harm the Company;

                  (b) prepare and file with the SEC amendments and post-effective amendments to each such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be required by the Securities Act or the Exchange Act or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition set forth in such Registration Statement and Prospectus or such earlier time as the Company's obligations to maintain the effectiveness and availability for use of such Registration Statement ceases;

                  (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), the Prospectus and Prospectus supplement, as applicable, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

                  (d) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b), of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to the Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time,

                         (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                         (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, and of any comments, oral or written, by the SEC with respect thereto,

                         (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                         (4) if at any time the representations and warranties of the Company made pursuant to agreements contemplated by paragraph (i)(1) below cease to be true and correct, and

                         (5) of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such pur pose;

                  (g) otherwise use its best efforts to make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (h) cause all such Registrable Securities to be listed on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent, CUSIP number and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

                  (i) enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities as is customarily made or done by issuers of comparable standing in connection with comparable offerings and in such connection (to the extent so customary):

                         (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, and agree to such indemnification and contribution agreements, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

                         (2) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters, if any, and the Holders of the Registrable Securities being sold) addressed to each Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in comparable underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                         (3) obtain comfort letters and updates thereof from the Company's independent accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with comparable underwritten offerings;

                         (4) if requested, provide the indemnification in accordance with the provisions and procedures of Section 9 hereof to all parties to be indemnified pursuant to said Section; and

                         (5) deliver such documents and certificates as may be reason ably requested by the Holders of a majority of the Registrable Securities being sold and the underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         The matters set forth in this Section 7(i) shall be effected at each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the underwriter or underwriters, if any, or such Holders may request, or take other appropriate action if the Registrable Securities are to be uncertificated;

                  (k) if requested by the underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the underwriters and the Holders of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment promptly upon being notified of the matters of be incorporated in such Prospectus supplement or post-effective amendment;

                  (l) in the event of any Underwritten Offering, participate, and have senior management available to participate, in any "roadshow" marketing efforts reasonably requested by the underwriters; and

                  (m) make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or under writer in connection with such disposition, such financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates, as shall be reasonably necessary to enable them to exercise their due diligence responsibility.

                  The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to tine reasonably request.

                  Each Holder of Registrable Securities agrees that, upon receipt of any notice (the "Suspension Notice") from the Company of the happening of any event of the kind described in Section 7(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by the Company, such Holder will use its reasonable best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period of time during which the Registration Statement is required to be Continuously Effective pursuant to Section 3 hereof shall be extended by the number of days during the period (the "Suspension Period") from the date of the giving of such Suspension Notice and through the date when the Holders of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(e).

                  8. Registration Expenses. The Company will pay all Registration Expenses in connection with all registrations of Registrable Securities, except to the extent such Registration Expenses constitute Separation Expenses, and the Holders shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holders' Registrable Securities pursuant to a Registration Statement. To the extent Registration Expenses constitute Separation Expenses, they will be the responsibility of Du Pont.

                  9. Indemnification; Contribution. (a) Indemnification by the Company. The Company agrees to indemnify each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act), and any agent and investment or financial adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in a Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by any indemnified party or its counsel expressly for use therein. In connection with an Underwritten Offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable

Securities (provided that as to each underwriter the exception to such indemnification obligation shall instead be for information with respect to such underwriter furnished in writing by such underwriter or its counsel). Notwithstanding the foregoing provisions of this Section 9(a), in the case of an offering that is not an Underwritten Offering, the Company will not be liable to any Holder of Registrable Securities under the indemnity agreement in this Section 9(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's failure to send or give a copy of the final Prospectus (as it may then be amended or supplemented) to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus (as it may then be amended or supplemented) and the Company has previously furnished copies thereof in accordance with this Agreement.

                  (b) Indemnification by Holders of Registrable Securities. In connection with a Registration Statement, each Holder will furnish to the Company in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a)) the Company, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 9 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified parties and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, except as provided in the following sentence. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses could, in the good faith judgment of the indemnified party, create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in case of clauses (ii) and (iii) , if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party (which counsel shall be reasonably satisfactory to the indemnifying party), the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the good faith judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels) . The indemnifying party will not be subject to any liability for any settlement made without its consent (which consent will not be unreasonably withheld).

                  (d) Contribution. To the extent the indemnification from the indemnifying party provided for in this Section 9 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  To the extent indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 9(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 9(d).

                  (e) The provisions of this Section 9 shall be applicable in respect of each registration pursuant to this Agreement, shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

                  10. Rule 144. For a period of two years following the Closing Date or, if at the end of such two year period, a Holder is an affiliate of the Company, until such time as no Holder is an affiliate of the Company, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Ex change Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to satisfy the requirements of Rule 144 under the Securities Act relating to the availability of public information), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  11.    Miscellaneous.

                  (a) Remedies. Each Holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

                  (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of the Registrable Securities.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier guaranteeing next day delivery to the parties at the following addresses (or at such other address for any party an shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective upon receipt, notices sent by mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier:

                  (1)    if Du Pont, to it at:

                              E.I. du Pont de Nemours & Company
                              1007 Market Street
                              Wilmington, DE 19898
                              Attn. Roger Arrington, Esq.
                              Tel.: 302-774-8571
                              Fax: 302-773-5952

                  (2)    if the Company, to it at:

                              600 North Dairy Ashford
                              Houston, TX 77079
                              Attn. R.A. Harrington, Esq.
                              Tel.: 281-293-1000
                              Fax: 281-293-1440

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties and transferees of Registrable Securities who come within the term Holder.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that State.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Stock holders shall be enforceable to the fullest extent permitted by law.

                  (i) Entire Agreement. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                         CONOCO INC.


                               by:/s/ R.A. Harrington
                                 ---------------------
                                 Name: R.A. Harrington
                                 Title:  Sr. Vice President
                                          and General Counsel


                         E.I.  DU PONT DE NEMOURS AND COMPANY


                                 by:/s/ S.M. Stalnecker
                                    --------------------
                                    Name: S.M. Stalnecker
                                    Title: Vice President
                                            and Treasurer